As filed with the Securities and Exchange Commission on [___], 2022.

Registration Statement No. 333 -[____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

KONA GOLD BEVERAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2080	81-5175120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kona Gold Beverage, Inc.

746 North Drive, Suite A

Melbourne, Florida 32934

(844) 714-2224

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert Clark

Chairman of the Board, Chief Executive Officer, and President

746 North Drive, Suite A

Melbourne, Florida 32934

(844) 714-2224

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With copy to:

Randolf W. Katz, Esq.

Clark Hill LLP

1055 West Seventh Street, 24th Floor

Los Angeles, California 90017

(213) 417-5310

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is subject to completion, is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [______] [_], 2022

KONA GOLD BEVERAGE, INC.

[●] Shares of Common Stock,

Pre-funded Warrants to Purchase

[●] Shares of Common Stock and Warrants to Purchase

[●] Shares of Common Stock

We are offering [●] shares of Common Stock, par value $0.00001 per share, and Warrants (“Common Stock Purchase Warrants”) to purchase [●] shares of Common Stock pursuant to this prospectus. Each whole Common Stock Purchase Warrant is exercisable to purchase one share of Common Stock at an assumed exercise price of $[●], will be exercisable upon issuance and will expire [five] years from the date of issuance. The shares of Common Stock and Common Stock Purchase Warrants will be issued and sold to purchasers in the ratio of one-to-one. Common Stock Purchase Warrants will be issued in book-entry form pursuant to a Warrant agency agreement between us and Action Stock Transfer Corporation as Warrant agent. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-funded Warrant will be exercisable for one share of Common Stock. The exercise price of each Pre-funded Warrant will be $0.00001 per share of Common Stock. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-funded Warrants sold in this offering.

The shares of Common Stock and the accompanying Common Stock Purchase Warrants will be sold in units (each, a “Common Stock Unit”) and the Pre-funded Warrants and the accompanying Common Stock Purchase Warrants will be sold in units (each, a “Pre-funded Warrant Unit” and, together with the Common Stock Units, the “Units”), with each Common Stock Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant to purchase one share of Common Stock and each Pre-funded Warrant Unit consisting of one Pre-funded Warrant and one Common Stock Purchase Warrant to purchase one share of Common Stock. For each Pre-funded Warrant Unit we sell, the number of Common Stock Units we are offering will be decreased on a one-for-one basis. The shares of Common Stock, Pre-funded Warrants, and Common Stock Purchase Warrants will be immediately separable on issuance. Each Common Stock Unit will be sold at a price of $[●] per Common Stock Unit (assuming a public offering price of $[●] per share of Common Stock representing the closing price of our Common Stock on the OTCQB of $[●] per share of Common Stock on [●], 2022, and giving effect to a Specific Reverse Split ratio of [●]. The final public offering price of each Common Stock Unit and the exercise price of each Common Stock Purchase Warrant offered hereunder will be determined through negotiations between us and the lead underwriter in the offering as well as by reference to the trading price of the shares of Common Stock on the OTCQB. The purchase price of each Pre-funded Warrant Unit will be equal to the price at which each Common Stock Unit is sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-funded Warrant will be $0.00001 per share of Common Stock.

On August [●], 2022, our board of directors (our “Board”) approved an Amendment to our Certificate of Incorporation to effect one or more reverse splits (the “Reverse Split”) of our outstanding shares of Common Stock and a concurrent reduction in our authorized capital (our “Charter Amendment”). We filed our Proxy Statement on Schedule 14A for a Special Meeting of our stockholders to obtain approval of our Charter Amendment and, more specifically, to grant our Board authorization, in its sole discretion, to effectuate one or more Reverse Splits during the succeeding 12 months at a specific ratio within a range from [one-for-250 to one-for-1,500], and the timing of any such Reverse Splits. Our Board has effected such Reverse Split at a ratio of [●] (the “Specific Reverse Split”) in connection with this offering and our intended listing of our shares of Common Stock on the Nasdaq Capital Market (“Nasdaq”); however, we cannot guarantee that the Specific Reverse Split will be sufficient for Nasdaq to approve our initial listing application.

Our Common Stock is quoted on the OTCQB under the symbol “KGKG.” We have applied to list our shares of Common Stock on Nasdaq under the trading symbol “KGKG”. The successful listing of our shares of Common Stock on Nasdaq is a condition of this offering. We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act. The [Common Stock Purchase Warrants] and the Pre-funded Warrants will not be listed on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

	Per Common Stock Unit (2)	Per Pre-funded Warrant Unit (2)	Total
Public offering price
Underwriting discounts and commissions (1)
Proceeds, before expenses, to us (3)

(1)	The underwriters will receive compensation in the form of reimbursement of expenses, in addition to the underwriting discount and commissions. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The public offering price and underwriting discounts and commissions correspond to an assumed public offering price per Common Stock Unit of $[●], an assumed public offering price per Pre-funded Warrant Unit of $[●].

(3)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-funded Warrants or the Warrants being issued in this offering.

We have granted the underwriters the right to purchase up to an additional [●] shares of Common Stock and/or Common Stock Purchase Warrants to cover over-allotments, if any assuming an initial public offering price of $[●] per Unit. The underwriters can exercise this right at any time within [45] days after the date of this prospectus. In addition, we will issue to the underwriters Warrants to purchase a number of shares of Common Stock equal to an aggregate of [5.0]% of the shares of Common Stock and/or Pre-funded Warrants sold in the offering. The exercise price of the underwriters’ Warrants is equal to [100]% of the offering price of the shares of Common Stock and/or Pre-funded Warrants offered hereby. The underwriters’ Warrants are exercisable beginning [six] months from the effective date of the offering, from time to time, in whole or in part, within [five] years commencing from the effective date of the offering.

The underwriters expect to deliver the securities against payment on or about , 2022.

The Securities and Exchange Commission has not approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

[●]

Prospectus dated __________, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-1 that we filed with the SEC.

You should read this prospectus and the related registration statement carefully. This prospectus and registration statement contain important information you should consider when making your investment decision. See “Where You Can Find More Information” in this prospectus.

Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus or such free writing prospectus, regardless of the time of delivery of this prospectus or any free writing prospectus.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have taken any action to permit a public offering of our securities or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Except as noted information contained in this prospectus gives effect to a proposed 1-for-[●] Reverse Split (the “Specific Reverse Split”).

Except as otherwise indicated, references in this prospectus to “KGKG,” the “Company,” “we,” “us” and “our” refer to Kona Gold Beverage, Inc. and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus before deciding to invest in our securities. For more information on our business refer to the “Business” section of this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

We are a lifestyle company that specializes in developing hemp and cannabidiol (“CBD”) products in the functional beverage and fitness markets. Focusing on the hemp energy drink, CBD energy water, and CBD water markets, we believe that we have positioned ourselves as a premium lifestyle brand. We are currently selling products through resellers, our website, and distributors that span across 12 states. Our products are available in a wide variety of stores, including convenience and grocery stores, smoke shops, and gift shops. We also distribute premium beverages and snacks to over 1,700 grocery stores, convenience stores, smoke shops, vape shops, and specialty stores located in Florida and South Carolina. In addition to distributing our own beverage products, we also distribute other products, including alkaline waters, beverages for kids, energy drinks, fruit-flavored sodas, low-carb lemonade, healthy aloe juice drinks, snacks, and a variety of CBD-infused products, all of which complement our current product offerings.

Corporate Information

We were originally incorporated as Class-ique Talent Agency, Inc. (“CTA”), under the laws of the State of Nevada in March 1997. In October 2001, CTA entered into an Agreement and Plan of Reorganization (the “Reorganization Plan”) with PhaserTek, Inc., a Delaware corporation (“PhaserTek”), pursuant to which CTA acquired all of the outstanding shares of common stock of PhaserTek in exchange for shares of common stock of CTA, resulting in PhaserTek becoming a wholly-owned subsidiary of CTA. In accordance with the terms of the Reorganization Plan, CTA changed its name to PhaserTek Medical, Inc. (“PhaserTek Medical”) in 2002. In 2004, PhaserTek Medical changed its name to Union Equity, Inc. (“UE Nevada”). For purposes of changing UE Nevada’s state of incorporation, UE Nevada formed Union Equity, Inc. in the State of Delaware (“UE Delaware”) in 2004. Pursuant to Articles of Merger, in December 2004, UE Nevada merged with and into UE Delaware, the surviving company. In July 2015, we changed our name to Kona Gold Solutions, Inc. In October 2020, we changed our name to Kona Gold Beverage, Inc.

We have four wholly-owned subsidiaries: (i) Kona Gold, LLC (“Kona”), a Delaware limited liability company formed in August 2015; (ii) HighDrate, LLC (“HighDrate”), a Florida limited liability company formed in January 2018; (iii) S and S Beverage, Inc. (“S and S”), a Wisconsin corporation formed in June 2018 that we acquired in February 2021; and (iv) Gold Leaf Distribution LLC (“Gold Leaf”), a Florida limited liability company formed in January 2019.

Kona focuses on creating great-tasting and healthy hemp-infused energy drinks in the functional beverage market for those who lead an active lifestyle. Kona is a proud member of the Hemp Industries Association (“HIA”) and strives to promote the benefits of hemp seed in our products. The hemp seed in our energy drinks contains all 20 amino acids that are already found in the human body. For those leading a healthy lifestyle, hemp seed protein is considered to be a complete protein and is compatible with a variety of diets, including vegan and Kosher.

HighDrate focuses on the development and marketing of CBD-infused energy waters available in a variety of great-tasting flavors. HighDrate’s CBD-infused energy waters are geared to the fitness and wellness markets. Our CBD-infused energy waters are powered by the patented technology of Alkame Holdings Inc.’s wholly-owned subsidiary, Alkame Water Inc. (“Alkame”), which provides premium oxygenated alkaline water with natural antioxidants. All of our waters are infused with CBD.

S and S focuses on the development and marketing of Ooh La Lemin, which is a better-for-you lemonade that is available in still and sparkling and has no added sugar, is low in carbs, and has only 15 or 10 calories, respectively. Ooh La Lemin lemonade is available in four flavors: (i) Original Lemonade, (ii) Blue Raspberry Lemonade, (iii) Peach Lemonade, and (iv) Strawberry Lemonade. Ooh La Lemin Sparkling is available in six flavors: (i) Original Lemonade, (ii) Cucumber Watermelon Lemonade, (iii) Blue Raspberry, (iv) Pineapple Mango, (v) Citrus Splash, and (vi) Huckleberry.

Gold Leaf focuses on the distribution of premium beverages and snacks, such as alkaline waters, beverages for kids, energy drinks, fruit-flavored sodas, low-carb lemonade, healthy aloe juice drinks, snack products, as well as a variety of CBD-infused products, in key markets. These markets include over 1,700 accounts in grocery stores, convenience stores, smoke shops, vape shops, and specialty stores located in Florida and South Carolina.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the JOBS Act, enacted in April 2012. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus, not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “SOX Act”) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this Prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We may take advantage of these provisions until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenues of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to “opt out” of this extended transition period. As a result, we will comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Intellectual Property

We have three trademarks that are registered with the U.S. Patent and Trademark Office (“USPTO”) for use in the Beverages Segment. One is for use of “Kona Gold Hemp Energy Drinks” in the Beverages Segment. The second trademark is for the use of “HighDrate” in the Beverages Segment. The third trademark is for the use of “OOH LA LEMIN” in the Beverages Segment. We have also applied for a trademark for “Storm” to use in the Beverages Segment. We do not have any patents.

Recent Developments

In January 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”) that originated in Wuhan, China and generated significant risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our consumer demand, sales, and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our consumers and employees, all of which are uncertain and cannot be predicted. To date, COVID-19 has adversely impacted new product launches by Kona and HighDrate, Gold Leaf’s distribution of new product lines, and the commencement of new distribution contracts. Management is actively monitoring this situation and potential impacts on our financial condition, liquidity, and results of operations. See “Risk Factors” for additional information regarding certain risks associated with the COVID-19 pandemic. However, we acquired S and S during the COVID-19 pandemic and increased our product variety due to the acquisition.

Risk Factors

●	Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” in this prospectus. These risks include, among others:

●	we have incurred significant losses since inception and anticipate that we will continue to incur losses for the foreseeable future;

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●	we will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available, may require us to delay, scale back, or cease our product development programs or operations;

●	our business is subject to product and price competition;

●	our sales materially vary in their timing and volume;

●	we may have occasional difficulties in the delivery our products in a timely manner in sufficient volumes;

●	we may not necessarily recognize product trends;

●	we may have difficulties in expanding our business network and managing our growth;

●	our ability to develop and market product enhancements and new products may be stressed;

●	we may not be able to match the timing of product enhancements, activities of, and acquisitions by competitors;

●	we will need to hire additional qualified employees, who may not be readily available;

●	we need to control costs as we attempt to expand our products and sales; and.

●	COVID-19 pandemic may materially and adversely affect our business and financial results.

Our Corporate Information

Our principal executive office is located at 746 North Drive, Suite A, Melbourne, Florida 32934. We also have a warehouse in Greer, South Carolina that serves as the main distribution center for Gold Leaf and Kona Gold, and a warehouse in Conway, South Carolina that serves as a secondary distribution center for Gold Leaf. Our telephone number is (844) 714-2224. We maintain the following website addresses: websites www.konagoldbeverage.com, www.konagoldhemp.com, www.highdrateme.com, www.drinklemin.com, and www.goldleafdist.com.

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The Offering

Shares of Common Stock offered by us	[●] shares, assuming no sale of Pre-funded Warrants.

Pre-funded Warrants offered by us	We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-funded Warrants, in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Pre-funded Warrant will equal the price at which the shares of Common Stock are being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-funded Warrant will be $0.00001 per share. The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-funded Warrants sold in this offering. For each Pre-funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. For additional information, see “Description of Share Capital — Pre-funded Warrants to be Issued as Part of this Offering” on page 57 of this prospectus.

Common Stock Purchase Warrants offered by us	Common Stock Purchase Warrants to purchase an aggregate of [●] shares of Common Stock. Each Common Stock Purchase Warrant will have an assumed exercise price of $[●] per share, will be immediately exercisable and will expire on the [fifth] anniversary of the original issuance date. The shares of Common Stock and Pre-funded Warrants, and the Common Stock Purchase Warrants will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants. For additional information, see “Description of Share Capital — Common Stock Purchase Warrants to be Issued as Part of this Offering” on page 58 of this prospectus.

Over-allotment option	We have granted the underwriters a [45]-day option to purchase up to [●] additional shares of Common Stock and/or Common Stock Purchase Warrants at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus.

Common Stock Units	The shares of Common Stock and accompanying Common Stock Purchase Warrants will be sold in Units, with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. Each Common Stock Unit will be sold at a price of $[●] per Unit (assuming a public offering price of $[●] per share of Common Stock, representing the closing price of our Common Stock on the OTCQB of $[●] per share of Common Stock on [●], 2022, and giving effect to the Specific Reverse Split ratio of 1-for-[●]). The Common Stock Units will be separable immediately upon issuance.

Pre-funded Warrant Units	The Pre-funded Warrants and accompanying Common Stock Purchase Warrants will be sold in Units, with each Unit consisting of one Pre-funded Warrant and one Common Stock Purchase Warrant to purchase one share of Common Stock. The assumed purchase price of each Pre-funded Warrant Unit will equal the price at which a Common Stock Unit is being sold to the public in this offering, minus $0.00001. The Pre-funded Warrant Units will be separable immediately upon issuance. For each Pre-funded Warrant Unit we sell, the number of Common Stock Units we are offering will be decreased on a one-for-one basis.

Shares of Common Stock to be outstanding after this offering	[●] shares ([●] shares if the over-allotment option is exercised in full) (assuming none of the Warrants issued in this offering is exercised and no sale of any Pre-funded Warrants).

Use of proceeds	We estimate that the net proceeds to us from the sale of securities in this offering will be approximately $[●] million, or $[●] million if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $[●] per share and related Common Stock Purchase Warrants as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund our ongoing research and development activities, and for working capital and general corporate purposes. See “Use of Proceeds.”

Proposed Nasdaq trading symbol	“KGKG”

[No Listing of Warrants]	We do not intend to apply for listing of the Pre-funded Warrants [or Common Stock Purchase Warrants] on any national securities exchange or trading system.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before investing in our shares of Common Stock.

The number of shares of Common Stock to be outstanding after this offering is based on [●] shares of Common Stock outstanding as of [●], 2022, after giving effect to the Specific Reverse Split and excludes:

●	[●] shares of Common Stock issuable upon the exercise of outstanding options to issue shares of Common Stock, as of [●], 2022, at a weighted-average exercise price of $[●] per share;

●	[●] shares of Common Stock issuable upon the exercise of outstanding Common Stock Warrants, as of [●], 2022, at a weighted-average exercise price of[●] per share; and

●	[●] shares of Common Stock issuable upon the exercise of outstanding convertible debentures, as of [●], 2022, at a weighted-average conversion price of $[●] per share.

Unless otherwise indicated, all information in this prospectus reflects or assumes: (i) no exercise of the Common Stock Purchase Warrants or Warrants issued to the underwriters; and (ii) no exercise by the underwriters of their option to purchase up to an additional [●] shares of Common Stock and/or Pre-funded Warrants in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this Prospectus and in the documents that we incorporate by reference into this Prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this Prospectus. Any of the risks and uncertainties set forth in this Prospectus, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this Prospectus could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the value of our securities. As a result, you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

We have a limited operating history on which to judge our new business prospects and management.

We commenced operations in the beverage industry in 2015. Accordingly, we have only a limited operating history upon which to have to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapid evolving markets. We cannot assure you that we will successfully address any of these risks.

We have incurred losses in recent years and may never achieve or maintain profitability.

We have had losses for several years and had an accumulated deficit of $21,250,260 at June 30, 2022, which included our net loss of $4,950,087 for the six months ended June 30, 2022, as compared to an accumulated deficit of $11,472,975, which included net loss of $2,192,939 for six months ended June 30, 2021 and our net loss of $7,020,127 for the year ended December 31, 2021. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results, and financial condition. Our prior losses have had, and any future losses may continue to have, an adverse effect on our working capital. If we fail to generate revenue and become profitable, or if we are unable to fund our continuing losses, our stockholders could lose all or part of their investment.

Our recurring losses and significant accumulated deficit have raised substantial doubt regarding our ability to continue as a going concern.

We have experienced recurring operating losses over the last two years and have a significant accumulated deficit. We expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. Without additional financing, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition, and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that our stockholders will lose all or a part of their investment.

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We do not have sufficient working capital to fund our planned operations, and, as a result, we may need to raise additional capital in the future, which may not be available when needed, on acceptable terms or at all.

We have limited capital resources. To date, we have financed our operations entirely through equity investments by our management and other investors, the incurrence of debt, salary deferments, and stock issuance deferments, and we expect to continue to do so in the foreseeable future. During the year ended December 31, 2021 and the six months ended June 30, 2022 (an 18-month period), we relied on aggregate of approximately $5.25 million from incurrence of debt, salary deferments, and stock issuance deferments, to fund our operations. On July 28, 2022, we sold and issued an additional $595,000 debenture. We believe our current cash resources will fund three months   of our financial obligations and operations. Taking into account our planned activities and sources of capital, we believe that we will require approximately $[●] million to fund our financial obligations and operations for the next 12 months in excess of what we anticipate that we will generate from our operations. However, our estimates of our operating revenues and expenses and working capital requirements could be incorrect, and we may use our cash resources faster than we anticipate. Further, some or all of our ongoing or planned investments may not be successful and could further deplete our capital without immediate, or any, cash returns.

Until we can generate sufficient revenues to finance our cash requirements from our operations, which we may never do, we may need to increase our liquidity and capital resources by one or more measures, which may include, among others, reducing operating expenses, restructuring our balance sheet by negotiating with creditors and vendors, entering into strategic partnerships or alliances, or raising additional financing through the issuance of debt, equity, or convertible securities. Further, even if our near-term liquidity expectations prove correct, we may still seek to raise capital through one or more of these financing alternatives. However, we may not be able to obtain capital when needed or desired, on terms acceptable to us or at all.

Inadequate working capital would have a material adverse effect on our business and operations and could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. A lack of sufficient funding may also require us to significantly modify our business model and/or reduce or cease our operations. Furthermore, if we continue to issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience significant dilution, and the new equity or debt securities may have rights, preferences, and privileges that are superior to those of our existing stockholders. We may incur substantial costs in pursuing any future capital-raising transactions, including investment banking, legal and accounting fees, printing and distribution expenses, and other similar costs, which would reduce the benefit of the capital received from the transaction.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions continued in fiscal year 2021 with continued outbreaks, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and subsequent adverse impact on consumer confidence and spending, and adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 have and are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow. For example, to date, COVID-19 has adversely impacted new product launches by Kona and HighDrate, Gold Leaf’s distribution of new product lines, and the commencement of new distribution contracts, all of which adversely affected our business, financial condition, and cash flow. However, we acquired S and S during the COVID-19 pandemic and increased our product variety due to the acquisition, resulting in the commencement of distribution contracts.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors and resellers, or transportation or logistics providers, have and may continue to negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. If the disruptions caused by COVID-19 continue for an extended period of time, our ability to meet the demands of our consumers may be materially impacted. To date, we have not experienced any reduction in the available supply of our products; however, we have been impacted by transportation and logistical delays. Additionally, at times during the COVID-19 pandemic, many of our employees, including members of our management team, have been working remotely as a result of the closure of our offices and warehouses in compliance with local and state regulations in response to the COVID-19 pandemic. To date, these employees have returned to our offices, and we are once again fully operational. Our warehouses operated as normal. If our operations or productivity become, or continue to be, impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, those occurrences may negatively impact our business, financial condition, and cash flow. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which are uncertain and difficult to predict, considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition, and cash flow and adversely impact the quoted price of our Common Stock on the over-the-counter market.

We sell our products in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our products.

The beverage business is a highly competitive and risky business, and is subject to significant competition and pricing pressures. We compete with many national, regional, and local businesses, many of which have more resources than we do. We could experience increased competition from existing or new companies in the energy and beverage market, which could create increasing pressures to grow our business. Competitors could offer products with prices that may match or are lower than the prices we offer. While we believe that the products we offer are generally competitive with those offered by other companies, continued pricing pressure or improvements in research and shifts in consumer preferences away from hemp-based beverages could adversely impact our consumer base or pricing structure and could have a material and adverse effect on our business, financial condition, results of operations, and cash flow.

Our future growth is largely dependent upon our ability to expand successfully into new markets and new distribution channels, as well as to attract new consumers to our products.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards, and potential new entrants. Our future success depends upon a number of factors, including our ability to expand our product offerings into new territories and locations throughout the United States, including having our products offered in national retail stores such as Costco, Walmart, and Target. We cannot provide any assurance that our products will be offered in any such national chain. Failure to expand our distribution network to include distributors with reach into national retail stores will have an adverse effect on our growth, which, in turn, could adversely affect our business, financial condition, results of operations, and cash flow.

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Changes in consumer preferences and perceptions may lessen the demand for our products, which would reduce sales and harm our business.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products, as well as similar products distributed by other companies. Consumer perception of CBD or hemp products in particular can be substantially influenced by scientific research findings, national media attention, and other publicity about product use. Adverse publicity from these sources regarding the safety, quality, or efficacy of our products could harm our reputation and results of operations. If consumer preferences and perceptions of our products change, the resulting demand for our products could decrease, which could adversely affect our business, financial condition, and results of operations.

Increases in our costs materially affect our operating results.

Our principal beverage products contain hemp, CBD, and ginseng. Increases in costs of these, or other ingredients in our products paid by our co-packers, with respect to our Company, or our suppliers, with respect to our Distribution Subsidiary, and the costs of which are passed on to us, could have a material adverse effect on our profit margins, as well as on our business, financial condition, and operating results. Further, other factors, such as inflation, increased food costs, increased labor and employee benefit costs, and increased energy costs may adversely affect our operating costs and we may not be able to pass along any such increased costs to our consumers. Increases in costs could adversely affect our profitability and operating results.

We do not have long-term contracts with any of our co-packers or our suppliers, and as a result they could seek to increase prices significantly or fail to deliver.

We do not rely on written contracts or long-term arrangements with our co-packers or our suppliers. Although we have not experienced significant problems with our co-packers or our suppliers, as applicable, our co-packers or suppliers may implement significant price increases or may not meet our requirements in a timely fashion, if at all. If any undesirable issues occur with our current co-packers or suppliers, we may be forced to find other co-packers and suppliers. We may encounter difficulties in finding substitute co-packers in a timely manner, if at all, given the strict licensing requirements in the CBD industry and the limited number of co-packers that currently hold such licenses that are necessary to comply with federal law. We may not be able to obtain terms as favorable as those received from our current co-packers and suppliers, which in turn would increase our costs. In addition, it is possible that the substitute co-packers and suppliers may not have the necessary materials to meet our demand.

We must monitor our inventory and product mix against forecasted demand on a continuous basis. If we underestimate demand, we risk having inadequate supplies. We also face the risk of having too much inventory on hand that may reach its expiration date and become unsalable, and we may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory. If we are unable to manage our supply chain effectively, our operating costs could increase and our profit margins could decrease, which could have a material adverse effect on our financial condition, operating results, and cash flow.

By virtue of the size of our operations, we may suffer from inflation-driven cost pressure and margin uncertainty and periodic shortages of raw materials and packaging.

Because of the size of our operations and the type of relationships that we have with our co-packers and suppliers, we are increasingly vulnerable to potentially unmanageable increases in the prices that we are charged, which increases we may not be able to pass on, directly or indirectly, in full to our customers, if at all. Further, by virtue of the supply chain issues that have arisen since the inception of the COVID-19 pandemic, we may not always be able to obtain raw materials or packaging materials for our products on the schedules that we require. This inflation-driven cost and margin uncertainty, coupled with raw materials and packaging materials issues could adversely affect our profitability and operating results.

Any prolonged disruption in the operations of any of our co-packing facilities could harm our business.

All of our distribution is managed domestically. Any prolonged disruption in the operations of any of these facilities, whether due to technical or labor difficulties, destruction or damage to the facility, real estate issues, or other reasons, could result in increased costs and reduced revenues and our profitability and prospects could be harmed.

We may not be able to manage our co-packing capabilities effectively, which may adversely affect our results of operations.

We must accurately forecast demand for all of our products in order to ensure that we have enough products available to meet the needs of our consumers. Our forecasts are based on multiple assumptions that may cause our estimates to be inaccurate and affect our ability to ensure that we have sufficient co-packing capacity to meet the demand for our products, which could prevent us from meeting increased consumer demand and harm our brand and our business. If we do not accurately align our co-packing capabilities with demand, our business, financial condition, and results of operations may be materially adversely affected.

If the ingredients used in our products are contaminated, alleged to be contaminated, or are otherwise rumored to have adverse effects, our results of operations could be adversely affected.

We, through our co-packers, buy ingredients from a variety of third-party suppliers. If these materials are alleged or prove to include contaminants that affect the safety or quality of our products or are otherwise rumored to have adverse effects, for any reason, we may sustain the costs of, and possible litigation resulting from, a product recall and need to find alternative ingredients, to delay production, or to discard or otherwise dispose of products, which could materially adversely affect our business, financial condition, and results of operations. In addition, even if product liability claims against us are not successful or are not fully pursued, these claims could be costly and time-consuming and could require our management to spend their time defending claims, rather than operating our business.

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Our business depends, in part, on the sufficiency and effectiveness of our marketing.

Due to the competitive nature of our industry, we must effectively and efficiently promote and market our products through advertisements to sustain and improve our competitive position in our market. Marketing investments may be costly. In addition, we may, from time to time, change our marketing strategies and spending. We may also change our marketing strategies and spending in response to actions by our consumers, competitors, and other companies that produce and/or distribute beverage products. The sufficiency and effectiveness of our marketing are important to our ability to retain and improve our market share and margins. If our marketing is not successful or if we fail to implement sufficient and effective marketing or adequately respond to changes in industry marketing strategies, our business, financial condition, and results of operations may be adversely affected.

Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

We have benefited substantially from the leadership and performance of our senior management, as well as other key employees. Our ability to grow our brand successfully hinges on our ability to retain our current management and key employees, and to attract and retain qualified personnel in the future. We cannot provide any assurance that we will be able to retain our personnel or attract new, qualified personnel. In addition, we do not maintain any “key person” life insurance policies. The loss of the services of members of our senior management or key employees could prevent or delay the implementation and completion of our strategic objectives or divert management’s attention to seeking qualified replacements. If we are unable to attract or retain key personnel, our profitability and growth potential could be harmed.

We may not be able to protect our intellectual property adequately, which could harm the value of our brands and branded products and adversely affect our business.

We depend in large part on our brands and branded products and believe that they are very important to our business, as well as on our proprietary hemp-infused processes. We rely on a combination of trademarks, trade secrets, and similar intellectual property rights to protect our brands and branded products. The success of our business depends on our continued ability to use our existing trademarks in order to increase brand awareness and further develop our branded products in domestic markets. We own three trademarks that are registered with the USPTO and have another trademark registration pending in the United States. We may not be able to protect our trademarks adequately and our use of trademarks may result in liability for trademark infringement, trademark dilution, or unfair competition. We may from time to time be required to institute litigation to enforce our trademarks or other intellectual property rights, or to protect our trade secrets. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability, and prospects, regardless of whether we are able to successfully enforce our rights. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations, and financial condition.

We may be subject to product liability claims or regulatory actions if our products are alleged to have caused significant loss or injury.

We may be subject to product liability claims, regulatory action, and litigation if our products are alleged to have caused loss or injury or failed to include adequate instructions for use or failed to include adequate warnings concerning possible side effects or interactions with other substances. Previously unknown adverse reactions resulting from consumption of CBD products alone or in combination with medications or other substances could also occur. In addition, the sale of any ingested product involves a risk of injury due to tampering by unauthorized third parties or product contamination. Our products may also be subject to product recalls, including voluntary recalls or withdrawals, if they are alleged to pose a risk of injury or illness, or if they are alleged to have been mislabeled, misbranded, or adulterated, or otherwise to be in violation of governmental regulations. A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation and goodwill with our consumers generally. There can be no assurance that we will be able to obtain and maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or otherwise to protect against potential product liability claims could result in us becoming subject to significant liabilities that are uninsured and also could adversely affect our commercial arrangements with third parties.

Our annual and quarterly financial results are subject to significant fluctuations due to a variety of factors, many of which are beyond our control, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results can vary significantly from quarter-to-quarter and year-to-year depending on various factors, many of which are beyond our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

●	the level of product and price competition;

●	variations in the timing and volume of our sales;

●	our ability to deliver products in a timely manner in sufficient volumes;

●	our ability to recognize product trends;

●	our success in expanding our business network and managing our growth;

●	our ability to develop and market product enhancements and new products;

●	the timing of product enhancements, activities of and acquisitions by competitors;

●	the ability to hire additional qualified employees; and

●	our ability to control costs.

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Consequently, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future; thus, our historical operating results may not be useful to you in predicting our future operating results.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources: (i) cash provided by operating activities; (ii) available cash and cash investments; and (iii) capital raised through debt and equity transactions. Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions, and a number of other factors, many of which are outside of our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to raise additional capital successfully at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations, and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our shares of Common Stock, $0.00001 par value per share (our “Common Stock”), upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our Common Stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our Common Stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of our preferred stock and our lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock, or both.

The success of our new and existing products is uncertain.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product enhancements and new products. These products are relatively untested, and we cannot assure you that we will achieve market acceptance for these products, or other new products that we may offer in the future. Moreover, these and other new products may be subject to significant competition with offerings by new and existing competitors. In addition, new products and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to develop and market these new products or enhancements successfully could seriously harm our business, financial condition, and results of operations.

Our business is dependent upon market acceptance by consumers.

We are substantially dependent on market acceptance of our products by consumers, our ability to change with consumer tastes, and to meet consumer needs with new products. If consumers do not accept our products, our sales and revenue will either fail to materialize or decline, resulting in a reduction in our operating income or possible increases in losses. Demand for CBD and hemp products is also influenced by the popularity of certain aesthetics, cultural and demographic trends, marketing and advertising expenditures, legality concerns, and general economic conditions. Because these factors can change rapidly, consumer demand also can shift quickly. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, and timely production. We may not always be able to respond quickly and effectively to changes in consumer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have an impact on our expected growth potential and the growth potential of the market for CBD and hemp beverages. Even if this market develops, we may not succeed in our plan to become a category leader. Although we believe that our products in the United States are gaining better consumer acceptance, we cannot predict the future growth rate and size of this market.

If we are able to expand our operations, we may be unable to manage our future growth successfully.

If we are able to expand our operations in the United States, as planned, we may experience periods of rapid growth, which will require additional resources. Any such growth could place substantial strain on our management and our operational, financial, and other resources, and we will need to train, motivate, and manage current employees, as well as attract management, sales, finance and accounting, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives and such growth could have a material adverse effect on our business and results of operations.

Any future litigation, or settlements resulting from legal proceedings relating to our business operations, could have a material adverse impact on our results of operations, and financial condition, and liquidity.

From time to time, we may be subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Such allegations, claims, and proceedings may be brought by third parties, including our consumers, employees, governmental or regulatory bodies, or competitors. Defending against such claims and proceedings, regardless of their merits or outcomes, is costly and time consuming and may divert management’s attention and personnel resources from our normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine, or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, our business, financial condition and results of operations could be materially adversely affected. Our reputation could also be affected and such adverse litigation results or publicity may also negatively impact our business, financial condition, and results of operations.

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Premiums for our insurance coverage may not continue to be commercially justifiable, and our insurance coverage may have limitations and other exclusions and may not be sufficient to cover our potential liabilities.

We have insurance to protect our assets, operations, and employees. While we believe our insurance coverage addresses all material risks to which we are exposed and is adequate and customary in our current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. No assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. In addition, insurance that is otherwise readily available, such as general liability, and directors’ and officers’ insurance, may become more difficult for us to find, and become more expensive, due to our CBD products. We cannot provide any assurance that we will be able to obtain such insurance in the future, or that the cost will be affordable to us. If we are unable to obtain such insurance, or if we were to incur substantial liability that was not covered by insurance or was in excess of policy limits, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities, which could have a material adverse effect on our business, results of operations, and financial condition.

Risks Related to the Regulation of Our Business and Products

We and our co-packers and suppliers are subject to extensive governmental regulation and may be subject to enforcement if we are not in compliance with applicable requirements.

We and our co-packers and suppliers are subject to a broad range of federal, state, and local laws and regulations that govern, among other issues, the testing, development, production, distribution, marketing, and post-market reporting of foods, including those that contain CBD. These include laws administered by the U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”), and other federal, state, and local regulatory authorities. Because we market products that are regulated as food, we and the companies that co-pack our products are subject to the requirements of the Federal Food, Drug, and Cosmetic Act (“FDCA”) and regulations promulgated thereunder by the FDA. The statute and regulations govern, among other things, the production, composition, ingredients, packaging, labeling, and safety of beverages. The FDA requires that facilities that produce food products comply with a range of requirements, including hazard analysis and preventative controls regulations, current good manufacturing practices (“cGMPs”), and supplier verification requirements. Production facilities are subject to periodic inspection by federal, state, and local authorities. If we cannot successfully contract with co-packers for our products and if they cannot conform to our specifications and the strict regulatory requirements of the FDA and applicable state and local laws, they may be subject to adverse inspectional findings or enforcement actions, which could materially impact our ability to market our products, could result in their inability to continue to co-pack for us, or could result in a recall of our products that have already been distributed. If the FDA or other regulatory authority determines that we or they have not complied with the applicable regulatory requirements, our business, financial condition, and results of operations may be materially adversely impacted. If we do not comply with labeling requirements, including making unlawful claims about our products, we could be subject to public warning letters and possible further enforcement actions (which other companies distributing CBD products have faced).

Failure by us, our co-packers, or our suppliers to comply with applicable laws and regulations or to obtain and maintain necessary permits, licenses, and registrations relating to our operations could subject us to administrative and civil penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the production or marketing of our products, or refusals to permit the import or export of products, as well as potential criminal sanctions, any or all of which could result in increased operating costs resulting in a material effect on our operating results and business.

The FDA has stated that it interprets the FDCA to prohibit the sale of food products that contain CBD. The FDA is currently evaluating a potential regulatory pathway for CBD products pursuant to its current authority; but, unless and until such changes are promulgated, the FDA and other federal and state regulatory authorities could take enforcement action to prevent us from marketing beverages with CBD, which could adversely impact our business, financial condition, and results of operations or cause us to halt product sales altogether.

Although hemp and CBD are no longer controlled substances subject to regulation by the U.S. Drug Enforcement Agency (the “DEA”), the FDA has stated publicly that it is nonetheless unlawful under the FDCA to introduce food containing CBD into interstate commerce. The FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug or a drug for which substantial clinical investigations have been instituted and made public, unless a statutory exemption applies. The FDA has publicly stated its conclusion that none of the statutory exceptions has been met for CBD.

On May 31, 2019, the FDA held a public hearing to obtain scientific data and information about the safety, production, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds (such as CBD) to provide the FDA with information as it considers policy options related to the regulation of these products, particularly in light of the changes to the legal status of hemp enacted in the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”). The FDA has also formed an internal working group to evaluate the potential pathways to market for CBD products, which could include seeking statutory changes from Congress or promulgating new regulations. If legislative action is necessary, such legislative changes could take years to finalize and may not include provisions that would enable us to produce, market, and/or sell our CBD products, and the FDA could similarly take years to promulgate new regulations. Additionally, while the FDA’s enforcement focus to date has primarily been on CBD products that are associated with therapeutic claims, the agency has recently issued warning letters to companies that market CBD products without such claims. There is an unquantifiable risk that the FDA could take enforcement action against us, our co-packers, or our suppliers, or those marketing similar products to us, which could limit or prevent us from marketing our products and have a material adverse impact on our business, financial condition, and results of operations. While the FDA announced on March 5, 2020 that it is currently evaluating a risk-based enforcement policy for CBD to provide more clarity to the industry and the public while the agency takes potential steps to establish a clear regulatory pathway, it remains unclear whether or when the FDA will ultimately issue such an enforcement policy.

Moreover, local, state, federal, and international CBD, hemp, and cannabis laws and regulations are rapidly changing and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance requirements or alteration of certain aspects of our business plan in the event that our CBD products become subject to new restrictions. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our products. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our activities in the hemp and CBD industry. The constant evolution of laws and regulations may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan.

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Our products contain CBD derived from hemp. The 2018 Farm Bill enacted a number of changes to the legal status of hemp and hemp products, including removal from the statutory list of controlled substances. However, implementation of the 2018 Farm Bill is ongoing, and there is still significant uncertainty regarding the legal status of hemp and hemp-based products under U.S. law.

Our products that contain CBD are subject to various state and federal laws regarding the production and sale of hemp-based products. Historically, the DEA had interpreted CBD to be subject to the Controlled Substances Act (the “CSA”) under the definition for “marijuana,” a Schedule I controlled substance. However, the 2018 Farm Bill removed “hemp,” from the definition of “marijuana.” “Hemp” is defined as the plant, Cannabis sativa L., and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3% on a dry weight basis. As a result of the enactment of the 2018 Farm Bill, and since we believe that the CBD contained in our products and the hemp from which it is derived meet the definition of “hemp,” we believe that our CBD products and the hemp from which they are derived are not Schedule I controlled substances under the CSA. However, there is a risk that we could be subject to enforcement action, including prosecution, if any of our products are determined not to meet the definition of “hemp” and to constitute “marijuana” under the CSA based on THC levels or other violations, which would have a negative impact on our business and operations.

In addition, the 2018 Farm Bill contained provisions that require the USDA, among other things, to promulgate a new regulatory framework that will govern the growth and cultivation of hemp, where hemp grown in compliance with the framework would be permitted in interstate commerce throughout the United States. On October 31, 2019, the USDA issued an interim final rule (“IFR”) establishing the regulations necessary for domestic hemp production, including provisions for the USDA to approve plans submitted by states and Native American tribes for the monitoring and regulation of hemp production at the state level. Effective March 22, 2021, The USDA issued the final rule, which creates the U.S. Domestic Hemp Production Program. The program provides requirements for maintaining records about the land where hemp is produced, testing the levels of total delta-9 tetrahydrocannabinol, disposing of non-compliant plants, licensing hemp producers, and ensuring compliance under the new program. The Agricultural Marketing Service (AMS), has been delegated authority to administer the U.S. Domestic Hemp Production Program. While the 2018 Farm Bill requires state and tribal plans to meet certain basic requirements as outlined in the IFR, nothing preempts or limits state or tribal laws that are more stringent than the 2018 Farm Bill, and the requirements for lawful hemp production will vary from state to state. We and our co-packers and suppliers must expend resources to monitor the evolving federal and state legal landscape for hemp production, and any violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations.

Within the United States, we and our co-packers and suppliers face a variety of state and local restrictions on the cultivation of hemp, and if state or local regulatory authorities take enforcement action to prevent us from selling our products, our business, financial condition, and results of operations could be materially adversely impacted.

The growth and cultivation of hemp is subject to a complex regulatory framework that is implemented and affected by multiple federal agencies, as well as state and local authorities. In 2014, four years prior to enacting the 2018 Farm Bill, Congress enacted the Agricultural Act of 2014 (the “2014 Farm Bill”) to allow for the limited growth and cultivation of industrial hemp under federal law. This statute allowed institutions of higher education and state departments of agriculture to grow and cultivate industrial hemp for agricultural or other academic research purposes, or for hemp to be grown under the auspices of a state agricultural pilot program, in states where such growth and cultivation is legal under state law. While the 2014 Farm Bill will be repealed after October 31, 2020, and although the 2018 Farm Bill created a pathway under which hemp and its derivatives, including CBD, would no longer be a Schedule I controlled substance under the CSA and would be protected from interference in interstate commerce, the USDA only recently issued the IFR that contains the regulatory framework that will govern the growth and cultivation of hemp, and, currently, several states continue to operate under the 2014 Farm Bill. Alongside the current federal regulatory developments, state and local authorities have enacted their own restrictions on the cultivation or sale of hemp or hemp-derived CBD, including laws that ban the cultivation or possession of hemp or any other plant of the cannabis genus and derivatives thereof, such as CBD. Currently, several states ban the cultivation and possession of hemp or CBD, while others have taken enforcement action against human food products that contain CBD, and states may enact new laws or regulations that prohibit or limit the sale of such products at any time. In the event of a change in federal or state laws and regulations that are adverse to our CBD products, we may be restricted or limited with respect to sale or distribution of those products, which could adversely impact our intended business plan with respect to such products.

The USDA has only recently issued the IFR and started accepting state and tribal hemp production plans for review, and it remains to be seen which states will submit their own regulatory plans for the cultivation of hemp and which will become subject to the USDA framework. The timing and content of state regulatory plans may impact our ability to obtain sufficient quantities of CBD at an acceptable price and on a timely basis. If our current co-packers and suppliers were to face increased regulation or be unable to continue to supply our business, we may be unable to fulfill orders for our products or find a suitable replacement co-packers and suppliers in a timely fashion or with comparable pricing. If our current co-packers or suppliers or any future co-packers or suppliers fail to comply with the applicable regulatory requirements, our business may suffer.

Changes in existing laws or regulations, including how such existing laws or regulations are enforced by federal, state, and local authorities, or the adoption of new laws or regulations may increase our costs and otherwise adversely affect our business, financial condition, and results of operations.

In addition to the legal framework applicable to hemp and CBD, the production and marketing of food products is highly regulated, and we and our co-packers and suppliers are subject to a variety of federal and state laws and regulations applicable to food. These laws and regulations apply to many aspects of our business, including the co-packing, packaging, labeling, distribution, advertising, sale, quality, and safety of our products. We could incur costs, including fines, penalties, and third-party claims, in the event of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. For example, in connection with the marketing and advertising of our products, we could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and state consumer protection statutes.

The regulatory environment in which we operate could change significantly and adversely in the future. The laws and regulations that apply to our products and business may change in the future and we may incur (directly or indirectly through our co-packers or suppliers) material costs to comply with current or future laws and regulations or any required product recalls. Any change in production, labeling, or marketing requirements for our products may lead to an increase in costs or interruptions in our production or raw material supply, either or both of which could adversely affect our operations and financial condition. For example, recent federal and state attention to the sale of CBD-containing products, and specifically food products that contain CBD, could result in standards or requirements that mandate changes to our current product ingredients, labeling, or marketing. New or revised government laws and regulations could significantly limit our ability to operate our business as it is currently being conducted, result in additional compliance costs, and, in the event of noncompliance, could lead to administrative or civil remedies, including fines, injunctions, withdrawals, recalls, or seizures and confiscations, as well as potential criminal sanctions.

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Any such changes or actions by the FDA or other regulatory agencies could have a material adverse effect on our co-packers, our suppliers, and our business, financial condition, and results of operations.

Government scrutiny, warnings, and public perception could increase our costs of production and increase our legal and regulatory expenses, and if we are unable to comply with the applicable requirements for marketing beverages, we could face substantial civil and criminal penalties.

Producing, processing, labeling, packaging, storing, and distributing food products are activities that are subject to extensive federal, state, and local regulation. In the United States, these operations are regulated by the FDA and various state and local public health and agricultural agencies. The FDA Food Safety Modernization Act of 2011 provides direct recall authority to the FDA for food products and includes a number of other provisions that are designed to enhance food safety, including increased inspections by the FDA of domestic food facilities. Compliance with government regulation can be costly or may otherwise adversely affect our business. Moreover, failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls, or seizures, as well as potential criminal sanctions, which could in turn have a material adverse effect on our business, financial condition, and results of operations.

We operate in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, we are subject to heightened risk of legal claims, government investigations, or regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees, temporary workers, contractors, or agents might not violate our policies and procedures. Moreover, a failure to maintain effective regulatory compliance policies and procedures could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations, or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition, and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could materially adversely affect our business, financial condition, and results of operations.

Because there has been limited study on the effects of CBD, future nonclinical and clinical research studies and analysis of such studies by third parties, including government agencies, may lead to conclusions that dispute or conflict with our understandings and beliefs regarding the benefits, viability, safety, dosing, and social acceptance of CBD.

Research in the United States and internationally regarding the benefits, viability, safety, and dosing of isolated cannabinoids (such as CBD or THC) remains in relatively early stages. There have been few clinical trials on the benefits of CBD conducted on humans or animals, including studies focused on the consumption of CBD in foods.

Future research and clinical trials may draw opposing conclusions to statements contained in current articles, reports, and studies regarding CBD or could reach different or negative conclusions regarding the medical benefits, viability, safety, dosing, or other facts and perceptions related to CBD, which could adversely affect acceptance of CBD in foods and the demand for such products. Future research may also cause regulatory authorities to change how they enforce regulatory restrictions applicable to hemp and CBD. We cannot predict any negative research and clinical trial findings in the future that may have a material adverse impact on our business, financial condition, and results of operation.

Negative publicity from being in the hemp and CBD space could have a material adverse effect on our business, financial condition, and results of operations.

Hemp and marijuana are both varieties of the plant, Cannabis sativa L., except that hemp, as defined by federal law for exemption from Schedule I of the CSA, has a delta-9 THC concentration of not more than 0.3% on a dry weight basis. The same plant with a higher THC content is considered to be marijuana, which is legal for medical and recreational use under certain state laws, but which is not legal under federal law. The similarities between these plants can cause confusion, and our activities with hemp may be incorrectly perceived that we are involved in federally illegal marijuana activities.

Further, despite growing support for the cannabis industry and the legalization of marijuana in certain U.S. states, many individuals and businesses remain opposed to the cultivation and sale of cannabis and cannabis-derived products. Any negative publicity resulting from an incorrect perception that we operate in the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us or our Common Stock and could lead to reluctance by new parties to do business with or to invest in us. We cannot assure you that additional business partners, including, but not limited to, financial institutions and distributors and resellers, will not attempt to end or curtail their relationships with us. Any such negative press or impacts to our business relationships could have a material adverse effect on our business, financial condition, and results of operations.

Our ability to deduct certain business expenses for income tax purposes is subject to uncertainty.

Section 280E of the Internal Revenue Code of 1986, as amended (the “Code”), prohibits the deduction of certain otherwise ordinary business expenses from carrying on any trade or business that consists of “trafficking” Schedule I or II controlled substances, as defined by the CSA. Under existing Internal Revenue Service guidance, the bulk of operating costs and general administrative costs of trades or businesses that are subject to Section 280E of the Code are not permitted to be deducted. Although the 2018 Farm Bill created a pathway under which hemp and its derivatives, including CBD, would no longer be a Schedule I controlled substance under the CSA, until the USDA implements regulations pursuant to the 2018 Farm Bill, we believe our ability to deduct certain ordinary business expenses requires compliance with the 2014 Farm Bill. We do not believe that Section 280E of the Code currently forbids our deduction of otherwise ordinary business expenses because we believe that we are in compliance with the 2014 Farm Bill and/or the products we sell are from co-packers and suppliers that are compliant with the 2014 Farm Bill. However, until the USDA promulgates regulations under the 2018 Farm Bill, governmentally determined non-compliance with the 2014 Farm Bill by us, our co-packers, or their suppliers may have a material adverse tax effect on us.

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Risks Related to an Investment in Our Common Stock

There is currently a limited public market for our Common Stock; a trading market for our Common Stock may never develop; and our Common Stock prices may be volatile and could decline substantially.

Although our Common Stock is quoted on the OTCQB, an over-the-counter quotation system maintained by the OTCM, under the symbol “KGKG,” there is a limited public market for our Common Stock. In the over-the-counter market, our stockholders may find it more difficult to obtain accurate quotations as to the market value of their shares of our Common Stock and may find fewer buyers to purchase their stock and fewer market makers to support its price than if our Common Stock were listed on a national securities exchange, such as the Nasdaq Stock Market. As a result of these and other factors, investors may be unable to resell shares of our Common Stock at or above the price at which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as currency.

We intend to list shares of our Common Stock on the Nasdaq Stock Market; but, we do not now, and may not in the future, meet its initial listing standards, i.e., bid or closing price and stockholders’ equity. We expect, but can give no assurance, that, as a result of the Specific Reverse Split, we will meet the bid or closing price standard. Further, we expect, but can give no assurance that, as a result of this offering, we will meet the stockholders’ equity standard. We believe that we currently meet the other initial listing standards, but can give no assurance that we will continue to meet each of them. Should we fail to satisfy the initial listing standards of the Nasdaq Stock Market, or if our Common Stock is otherwise rejected for listing and remains quoted on the OTCQB, the quoted price of our Common Stock could suffer and the trading market for our Common Stock may become less liquid and our Common Stock price may be subject to increased volatility.

Therefore, an active, liquid, and orderly trading market for our Common Stock may not be sustained, which could significantly depress the public price of our Common Stock and/or result in significant volatility, which could affect your ability to sell your shares of our Common Stock. Even if an active trading market for our Common Stock were to be sustained, the market price of our Common Stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our Common Stock.

We are not subject to the rules of Nasdaq or any other national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections.

Because our Common Stock is quoted on the OTCQB, we are not subject to the rules of a national securities exchange, such as the New York Stock Exchange, the NYSE-American, or the Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the OTCQB afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our Common Stock on the OTCQB, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

Our Common Stock is currently subject to the “penny stock” rules; accordingly, it could adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which defines a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Because the price of our Common Stock is less than $5.00 (and we do not meet any of the alternative exemptive criteria), our Common Stock is deemed to be a penny stock. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Our stock price has been extremely volatile, which could cause the value of an investment in our Common Stock to decline.

The market price of our Common Stock has been extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. The public price of our Common Stock following the date of this prospectus also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	the number of shares of our Common Stock publicly owned and available for trading;
●	industry trends and the business success of our competitors;
●	actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors;
●	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
●	announcements of strategic developments, acquisitions, dispositions, financings, product developments, and other materials events by us or our competitors;
●	regulatory and legislative developments related to our industry;
●	litigation;
●	general market conditions;
●	other domestic macroeconomic factors unrelated to our performance;
●	additions or departure of key personnel, including any major change in our Board or management; and
●	sales or expected sales of shares of our Common Stock by us, and our officers, directors, and significant stockholders.

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In addition, the stock market in general has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;
●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and
●	reduced disclosure obligations for our annual and quarterly reports, proxy statements, and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

Sales by our stockholders of a substantial number of shares of our Common Stock in the public market could adversely affect the market price of our Common Stock.

A substantial portion of the total outstanding shares of our Common Stock may be sold into the market at any time. Some of these shares are owned by our executive officers and directors, and we believe that such holders have no current intention to sell a significant number of shares of our stock. If all of the major stockholders were to decide to sell large amounts of stock over a short period of time, such sales could cause the market price of our Common Stock to drop significantly, even if our business were doing well.

Requirements associated with being a reporting public company will require significant company resources and management attention.

From and after December 31, 2020, we became subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting, and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls, and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot provide assurances that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis. Further, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management, and will require the hiring of additional personnel and legal, audit, and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs, or the impact that our management’s attention to these matters will have on our business and operations.

Our management constitutes some of our largest stockholders, which will allow them to exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

As of September [●], 2022, members of our management team beneficially owned approximately [●]% of our Common Stock. As a result, management has the virtual unfettered ability to control substantially all matters submitted to our stockholders for approval including (i) election of our Board; (ii) removal of any of our directors; (iii) amendment of our Amended and Restated Certificate of Incorporation (our “A&R Certificate of Incorporation”) or our Amended and Restated Bylaws (our “A&R Bylaws”); and (iii) adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any investors will own a minority percentage of our Common Stock and will have minority voting rights.

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Our preferred stock may have rights senior to those of our Common Stock, which could adversely affect holders of our Common Stock.

Our A&R Certificate of Incorporation gives our Board the authority to issue one or more additional series of our preferred stock without a vote or any action by our stockholders. Our Board also has the authority to determine the terms of those various series of our preferred stock, including price, preferences, and voting rights. The rights granted to holders of shares of our preferred stock in the future may adversely affect the rights of holders of shares of our Common Stock. Any such authorized series of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation of our Company – that would reduce the amount available for distribution to the holders of shares of our Common Stock or may have dividend rights superior to those provided to the holders of shares of our Common Stock, which could reduce the amount of available for distribution as dividends to holders of shares of our Common Stock. In addition, an authorized series of our preferred stock may have voting rights that are superior to the voting right of the holders of shares of our Common Stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our Common Stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, and such other factors as our Board deems relevant. Accordingly, investors may need to sell their shares of our Common Stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them.

We can sell additional shares of our Common Stock without approval of our stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in us and could depress our stock price.

Our A&R Certificate of Incorporation authorizes 2,500,000,000 shares of our Common Stock, of which 1,781,156,866 are issued and outstanding as of the date of this prospectus; 1,200,000 shares of our Series B Preferred Stock, of which 488,000 shares are issued and outstanding as of the date of this prospectus; 250 shares of our Series C Preferred Stock, of which no shares are issued and outstanding as of the date of this prospectus; and 500,000 shares of our Series D Preferred Stock, of which 500,000 shares are issued and outstanding as of the date of this prospectus, for an aggregate of 988,000 issued and outstanding shares of our preferred stock as of the date of this prospectus, which shares of issued and outstanding shares of our preferred stock are convertible into an aggregate of 500,488,000 shares of our Common Stock. Although our Board intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then-existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our Common Stock or preferred stock convertible into shares of our Common Stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares. In addition, the exercise price of any convertible debt securities or the conversion price of any convertible equity securities we may sell and issue in the future could be significantly lower than the market price of our Common Stock on the respective issuance, exercise, or conversion date. Alternatively, we could issue equity securities at a significant discount to the market price of our Common Stock on the issuance date, the occurrence of any of such events could have a material adverse effect on the market price of our Common Stock.

Further, shares of our Common Stock do not have preemptive rights, which means that we can sell shares of our Common Stock to other persons without offering the holders of shares of our Common Stock, or the purchasers in this offering, the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of our capital stock by us could dilute an existing stockholder’s ownership interest in us.

We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the SOX Act, reduced disclosure obligations regarding executive compensation in this annual report and our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates to exceed $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to “opt out” of this exemption and, therefore, we will adopt new or revised accounting standards at the time public companies adopt the new or revised accounting standards and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standards.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the SOX, and reduced disclosure obligations regarding executive compensation in this annual report and our periodic reports and proxy statements, to the extent we are required to make such filings. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Provisions in our A&R Certificate of Incorporation and A&R Bylaws and Delaware law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.

Provisions contained in our A&R Certificate of Incorporation and A&R Bylaws could make it more difficult for a third party to acquire us. Provisions in our A&R Certificate of Incorporation and A&R Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our A&R Certificate of Incorporation authorizes our Board to determine the rights, preferences, privileges, and restrictions of unissued series of our preferred stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of our preferred stock with voting or conversion rights that could dilute the voting power of holders of other series of our capital stock. These rights may have the effect of delaying or deterring a change of control of us. Additionally, our A&R Certificate of Incorporation and/or A&R Bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings and include advance notice requirements for nominations for election to our Board and for proposing matters that can be acted upon at stockholder meetings.

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Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which prohibits an “interested stockholder” owning in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which such stockholder acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

See “Description of Securities – Anti-Takeover Effects of Provisions of Our A&R Certificate of Incorporation, Our A&R Bylaws and Delaware Law.” These provisions could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our A&R Certificate of Incorporation provides that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, our A&R Certificate of Incorporation provides that:

●	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
●	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
●	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
●	The rights conferred in our A&R Certificate of Incorporation are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons.
●	We may not retroactively amend our A&R Certificate of Incorporation or indemnification agreement, if any, to reduce our indemnification obligations to directors, officers, employees, and agents.

We previously effected a dividend distribution of Common Stock of Elev8 Hemp, as our wholly-owned subsidiary, and Branded Legacy, Inc., formerly known as Elev8 Brands, Inc. and, prior to that, known as PLAD, Inc. (“Branded Legacy”), which may have violated Section 5 of the Securities Act.

The shares of common stock of Branded Legacy that we distributed to our stockholders were not registered under the Securities Act, and we may not have fully complied with SEC Legal Bulletin No. 4, which requires a company to satisfy five conditions in connection with the spin-off. As a result, we may have violated Section 5 of the Securities Act in that we did not file a registration statement with the SEC and have the same declared effective by the SEC prior to distributing the shares of Branded Legacy common stock. In addition, it is possible that the SEC could commence an enforcement action against us. For additional information regarding the dividend distribution, see “Management’s Discussion and Analysis and Results of Operations – Liquidity and Capital Resources” for additional information.

Risks Related to Our Securities and this Offering

Our share price is likely to be volatile and the market price of our shares of Common Stock after this offering may drop below the price you pay.

You should consider an investment in our securities as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your securities at or above the initial public offering price due to fluctuations in the market price of our shares of Common Stock arising from changes in our operating performance or prospects.. Some of the factors that may cause the market price of our shares of Common Stock to fluctuate or decrease below the price paid in this offering include:

●	regulatory developments or enforcement in the United States with respect to our products;

●	competition from existing products or new products that may emerge;

●	changes in estimates or recommendations by securities analysts, if any cover our shares of Common Stock;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	litigation;

●	future sales of our shares of Common Stock;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key personnel;

●	economic and other external factors or other disasters or crises;

●	general market conditions and market conditions for beverage stocks;

●	overall fluctuations in U.S. equity markets; and

●	other factors that may be unanticipated or out of our control.

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In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

Substantial future sales of our shares of Common Stock, or the perception that these sales could occur, may cause the price of our shares of Common Stock to drop significantly, even if our business is performing well.

A large volume of sales of our shares of Common Stock could decrease the prevailing market price of our shares of Common Stock and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of our shares of Common Stock does not occur, the mere perception of the possibility of these sales could depress the market price of our shares of Common Stock and have a negative effect on our ability to raise capital in the future.

While the shares of our Common Stock are currently quoted on the OTCQB, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the related rules and regulations implemented by the SEC, or Nasdaq, will increase legal and financial compliance costs and will make some compliance activities more time consuming. We are currently evaluating these rules, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from our other business activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. In connection with this offering, we will increase our directors’ and officers’ insurance coverage which will increase our insurance cost. In the future, it may be more expensive or more difficult for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Under the corporate governance standards of Nasdaq, a majority of our Board and each member of our audit committee must be an independent director no later than the first anniversary of the completion of this offering. We may encounter difficulty in attracting qualified persons to serve on our Board and the audit committee, and our Board and management may be required to divert significant time and attention and resources away from our business to identify qualified directors. If we fail to attract and retain the required number of independent directors, we may be subject to the delisting of our shares of Common Stock from Nasdaq.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our shares of Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years following the completion of this offering, although, if we have more than $1.07 billion in annual revenue, if the market value of our shares of Common Stock held by non-affiliates exceeds $700 million as of June 30 of any year, or we issue more than $1.0 billion of non-convertible debt over a three-year period before the end of that five-year period, we would cease to be an “emerging growth company” as of the following December 31. Investors could find our shares of Common Stock less attractive if we choose to rely on these exemptions. If some investors find our shares of Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our shares of Common Stock and our share price may be more volatile. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our shares of Common Stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares of Common Stock.

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We will be required to disclose changes made in our internal controls and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” for up to five years following this offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act.

There is no public market for the Pre-funded Warrants or the Common Stock Purchase Warrants being offered by us in this offering.

There is no current public trading market for the Pre-funded Warrants or the Common Stock Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants [or the Common Stock Purchase Warrants] on the Nasdaq Stock Market or other nationally recognized trading system, including the QTCQB. Without an active market, the liquidity of the Pre-funded Warrants and [the Common Stock Purchase Warrants] will be limited, which may adversely affect their value.

Holders of Pre-funded Warrants or Common Stock Purchase Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-funded Warrants or Common Stock Purchase Warrants and acquire our shares of Common Stock.

Until holders of Pre-funded Warrants or Common Stock Purchase Warrants acquire our shares of Common Stock upon exercise thereof, such holders will have no rights with respect to our shares of Common Stock underlying the Pre-funded Warrants and Common Stock Purchase Warrants. Upon exercise of the Pre-funded Warrants or Common Stock Purchase Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Pre-funded Warrants and the Common Stock Purchase Warrants are speculative in nature.

The Pre-funded Warrants and the Common Stock Purchase Warrants do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Following this offering, the market value of the Pre-funded Warrants and the Common Stock Purchase Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-funded Warrants and the Common Stock Purchase Warrants will equal or exceed their imputed offering price. The Pre-funded Warrants [and the Common Stock Purchase Warrants] will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the shares of Common Stock will ever equal or exceed the exercise price of the Pre-funded Warrants or the Common Stock Purchase Warrants, respectively, and consequently, it may not ever be profitable for holders of the Pre-funded Warrants and the Common Stock Purchase Warrants to exercise them.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including milestone payments received from our strategic partnerships and royalties received on sale of our approved product and any future approved product.

Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Investors in this offering will pay a much higher price than the book value of our shares of Common Stock and therefore you will incur immediate and substantial dilution of your investment.

The initial public offering price will be substantially higher than the net tangible book value per share of Common Stock based on the total value of our tangible assets less our total liabilities immediately following this offering. Therefore, if you purchase securities in this offering, you will experience immediate and substantial dilution of approximately $[●] per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering at an assumed initial public offering price of $[●] per security. As at [●], 2022, and giving effect to the Specific Reverse Split, we have issued [●] outstanding stock options and [●] outstanding Warrants to acquire shares of Common Stock. To the extent these outstanding options and Warrants are ultimately exercised, you will experience further dilution. See “Dilution.”

An active trading market for our shares of Common Stock may never develop or be sustained.

We have applied to list our shares of Common Stock on Nasdaq. However, there has been a limited public trading market on the QTCQB. We cannot assure you that an active trading market for our shares of Common Stock will develop on Nasdaq or elsewhere or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our shares of Common Stock will develop or be maintained, the liquidity of any trading market, your ability to sell your shares of our shares of Common Stock when desired, or the prices that you may obtain for your shares of Common Stock.

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We cannot assure you that the market price of our shares of Common Stock will remain high enough to have the intended effect of complying with Nasdaq’s minimum price requirement.

In connection with this offering and the intended uplisting of our shares of Common Stock to Nasdaq, we have effected the Specific Reverse Split at a ratio that currently achieves the requisite increase in the market price of our shares of Common Stock to allow us to obtain Nasdaq approval of our initial listing application. However, there can be no assurance that the market price of our shares of Common Stock following the Specific Reverse Split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s shares of Common Stock to decline in the period following a Reverse Split. If the market price of our shares of Common Stock declines following the effectuation of the Specific Reverse Split, the percentage decline may be greater than would occur in the absence of a Reverse Split. In any event, other factors unrelated to the number of shares of Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our shares of Common Stock and thus jeopardize our ability to meet or maintain the Nasdaq’s minimum price requirement. If we are unable to satisfy these requirements or standards, we would not be able to meet the initial listing application standards, which could cause us to terminate the offering. We can provide no assurance that any such action taken by us would allow our shares of Common Stock to be listed, stabilize the market price, or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

We might be unable to list our shares of Common Stock on Nasdaq, or the OTCQB may delist our Common Stock, which could limit investors’ ability to make transactions in our Common Stock and subject us to additional trading restrictions.

We have applied to apply to list our shares of Common Stock on Nasdaq. In order to make a final determination of compliance with its listing criteria, Nasdaq may look to the first trading day’s activity and, particularly, the last bid price on such day. In the event the trading price for our shares of Common Stock drops below Nasdaq’s minimum bid or closing price requirements, Nasdaq could rescind our initial listing approval. If we fail to list the shares of Common Stock on Nasdaq, the liquidity for our shares of Common Stock would be significantly impaired, which may substantially decrease the trading price of our shares of Common Stock.

In addition, in the future, our Common Stock may fail to meet the continued listing requirements to be listed on Nasdaq. If Nasdaq delists our shares of Common Stock from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a determination that our shares of Common Stock is a “penny stock” which will require brokers trading in our shares of Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of Common Stock;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of our shares of Common Stock by our existing stockholders in the public market could cause our share price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our shares of Common Stock in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our shares of Common Stock could decline. Based on the number of shares of Common Stock outstanding as of , 2022, upon the closing of this offering, we will have outstanding a total of shares of Common Stock, assuming none of the Warrants issued in this offering are exercised and no sale of any Pre-funded Warrants. Of these shares, only the shares of Common Stock sold in this offering by us, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable without restriction in the public market immediately following this offering, unless purchased by our affiliates. In connection with this offering, our officers, directors and significant stockholders have agreed to be subject to a contractual lock-up with the underwriters, which will expire 90 days after the date of this prospectus. The representatives, however, may, in their sole discretion, permit our officers, directors and other stockholders who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

Shares of Common Stock that are either subject to outstanding options or are reserved for future issuance under our Equity Incentive Plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, any relevant lock-up agreements, and Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”). Additionally, shares of Common Stock that are issuable upon the exercise of outstanding Warrants to purchase shares of our Common Stock, and warrants to purchase shares of our Common Stock that may be granted in connection with the closing of this offering, will become eligible for sale in the public market to the extent permitted by the lock-up agreements and Rule 144 under the Securities Act, if the resale of which shares of Common Stock is not otherwise registered under the Securities Act. If these additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our shares of Common Stock could decline.

We do not expect to pay dividends in the future. As a result, any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on our earnings, financial condition and other business and economic factors as our Board may consider relevant. If we do not pay dividends, our shares of Common Stock may be less valuable because a return on an investment in our shares of Common Stock will only occur if our stock price appreciates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Prospectus, including statements regarding our future financial position, business strategy and plans, objectives of management for future operations, and statements related to the expected effects on our business on our business from the COVID-19 pandemic, and other similar matters, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions described in “Risk Factors” and elsewhere in this Prospectus.

Other sections of this Prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We have an ongoing obligation to continually disclose material future changes in our Company and its operations.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources such as industry publications, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data involve a number of assumptions and limitations.

In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $[●] million, based upon an assumed initial public offering price of $[●] per Common Stock Unit, without deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming none of the Warrants issued in this offering are exercised. If the underwriters exercise their over-allotment option to purchase additional shares and/or Pre-funded Warrants from us in full, we estimate that the gross proceeds will be approximately $[●] million without deducting underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase or decrease in the assumed initial public offering price of $[●] per Common Stock Unit would increase or decrease the net proceeds to us from this offering by approximately $[●] million, assuming the number of Common Stock Units and/or Pre-funded Warrant Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of [●] in the number of securities offered by us would increase or decrease the net proceeds to us from this offering by approximately $[●] million, assuming the assumed initial public offering price remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We are undertaking this offering in order to increase our liquidity and raise capital to broaden the market for our products, develop line extensions of our products, and increase our distribution operations, as well as for additional capital, capital expenditures and other general corporate purposes. We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

DIVIDEND POLICY

We have never paid any dividends on our shares of Common Stock or any of our other securities. We currently intend to retain any future earnings to finance the continued growth and development of our business and do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness, and other factors the Board deems relevant from time to time.

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CAPITALIZATION

The following table sets forth our cash as well as capitalization as of June 30, 2022 after giving effect to the Specific Reverse Split:

●	on an actual basis;

●	on an as adjusted basis to give effect to the sale of securities offered hereby at the assumed combined offering price of $[●] per security, ($[●] per security), without deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The assumed offering price may not be the final price of the Offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing; and

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus, and our financial statements and related notes thereto.

	As of [June 30, 2022]
	Actual	Pro forma as adjusted (1)
	(In thousands, except share data)
CURRENT ASSETS
Cash	$6,188
Accounts receivable (net)	24,943
Inventory (net)	1,189,913

NON-CURRENT ASSETS	1,384,894

Total Assets	2,565,772

CURRENT LIABILITIES	4,202,818

NON-CURRENT LIABILITIES	1,354,234

Total Liabilities	5,557,052

STOCKHOLDERS’ DEFICIT

Preferred Stock (5,700,250 shares authorized, 988,000 issued and outstanding)	10
Common Stock (2,500,000,000 shares authorized, 1,709,122,945 issued and outstanding)	17,091
Common Stock Issuable (170,000 shares)	1,386,497
Additional paid-in capital	$16,855,382
Accumulated deficit	$(21,250,260))

Total stockholders’ deficit	$(2,991,280)

Total liabilities and stockholders’ deficit	$(2,565,772)

(1)	Pro-forma as adjusted does not give effect to the impact of Common Stock Purchase Warrants or the Underwriter’s over-allotment option.

Each $1.00 increase (decrease) in the assumed combined public offering price of $[●] per Common Stock Unit ($[●]), would increase (decrease) the pro forma amount of cash and cash equivalents, total stockholders’ equity and total capitalization by approximately $[●] million, assuming the number of Common Stock Units offered by us, as set forth on the cover page of this prospectus, remains the same and without deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities we are offering. Each increase (decrease) of [●] securities in the number of securities offered by us would increase (decrease) the pro forma amount of cash and cash equivalents, total stockholders’ equity and total capitalization by approximately $[●], assuming that the assumed public offering price remains the same, and without deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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●	The number of shares of Common Stock to be outstanding after this offering is based on an aggregate of [●] shares outstanding as of [September [●], 2022] after giving effect to the Specific Reverse Split. The table above excludes:

●	[●] shares of Common Stock issuable upon the exercise of outstanding options to issue shares of Common Stock, as of [September [●], 2022], at a weighted-average exercise price of $3.05 per share;

●	[●] shares of Common Stock issuable upon the exercise of outstanding share of Common Stock Warrants, as of [September [●], 2022], at a weighted-average exercise price of $[●] per share.

For additional information regarding our capital structure, see “Description of Share Capital.”

DILUTION

Investors purchasing Common Stock Units and/or Pre-funded Warrant Units in this offering will experience immediate and substantial dilution in the as adjusted net tangible book value of their shares of Common Stock. Dilution in as adjusted net tangible book value represents the difference between the assumed public offering price per Unit and the as adjusted net tangible book value per share of Common Stock immediately after the offering.

The historical net tangible book value of our shares of Common Stock as of [June 30, 2022] was $[●] or $[●] per share after giving effect to the Specific Reverse Split. Historical net tangible book value per share of Common Stock represents our total tangible assets (total assets, less intangible assets) fewer total liabilities divided by the number of shares of Common Stock outstanding as of that date after giving effect to the Specific Reverse Split.

After giving effect to the sale of Common Stock Units in this offering (assuming no Pre-funded Warrant Units are sold in this offering and excluding the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants being offered in this offering) at the assumed offering price of $[●] per Common Stock Unit ($[●] per Common Stock Unit) (which is based on $[●] per share of Common Stock which is the closing price of our shares of Common Stock on the OTCQB on [September [●], 2022], giving effect to a Reverse Splits ratio of one-for-[●]), and without deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of[June 30, 2022 would have been $[●], or $[●] per share. The assumed offering price may not be the final price of the Offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing. This amount represents an immediate increase in net tangible book value of $[●] per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $[●] per share to new investors purchasing our shares of Common Stock in this offering. We determine dilution by subtracting the net tangible book value per share after the offering from the amount of cash that a new investor paid for a Common Stock Unit.

The following table illustrates this dilution on a per share basis after giving effect to the Specific Reverse Split:

Assumed offering price per Common Stock Unit(1)	$
Historical net tangible book value per share as of June 30, 2022]	$
Increase in net tangible book value per share attributable to Investors	$
Net tangible book value per share after the offering	$
Dilution per share to new investors	$

(1)	The assumed offering price may not be the final price of the offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.

If the underwriters exercise their option to purchase [●] additional shares of Common Stock and/or Common Stock Purchase Warrants, the as adjusted net tangible book value of our shares of Common Stock after this offering would be $[●] or $[●] per share representing an immediate increase in net tangible book value of approximately $[●] per share to existing stockholders and an immediate dilution of $[●] per share to the investors in this offering, without deducting the underwriting discount and estimated offering expenses payable by us.

The number of shares of Common Stock to be outstanding after this offering is based on [●] shares of Common Stock outstanding as of September [●], 2022 after giving effect to the Specific Reverse Split, and excludes:

●	[●] shares of Common Stock issuable upon the exercise of outstanding options to issue shares of Common Stock, as of September [●], 2022, at a weighted-average exercise price of $[●] per share;

●	[●] shares of Common Stock issuable upon the exercise of outstanding share of Common Stock Warrants, as of September [●], 2022 at a weighted-average exercise price of $[●] per share.

The above discussion reflects the one-for-[●] Specific Reverse Split of our issued and outstanding shares of Common Stock, options and Warrants and the corresponding adjustment of all stock option and Warrant exercise prices per share.

To the extent that outstanding options or Warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the years ended December 31, 2021 and 2020 should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Annual Report. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Description of Business” sections in this Annual Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this Annual Report and other filings with the SEC, reports to our stockholders, and news releases. All statements that express expectations, estimates, forecasts, or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

We undertake no obligation to update or revise any of the forward-looking statements after the date of this Annual Reports to confirm forward-looking statements to actual results. Important factors on which such statements are based are assumptions concerning uncertainties, including, but not limited to, uncertainties associated with the following:

●	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

●	Our failure to earn revenues or profits;

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●	Volatility or decline of our stock price;

●	Potential fluctuation in our financial results;

●	Rapid and significant changes in markets;

●	Litigation with or legal claims and allegations by outside parties;

●	Impacts from the COVID-19 pandemic; and

●	Insufficient revenues to cover operating costs.

The following discussion should be read in conjunction with the financial statements and the notes thereto which are included in this Annual Report. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors.

Results of Operations

Overview

Our business has grown rapidly since inception in 2015, and we anticipate that our business will continue to grow significantly. In the year ended December 31, 2021, the Company saw an increase in growth compared to fiscal year 2020, as distribution by our current distributors and new distributors, who were, and whose clients were, affected by COVID-19 had resumed and saw fewer COVID-19 pandemic-related distribution impacts. The Company acquired S and S in early 2021, which increased our product variety, resulting in the commencement of new distribution contracts. In the prior fiscal year 2020, the Company had unforeseen delays in signing more favorable agreements with larger, reputable tier 1 and mid-size distributors and grocery chains and we were additionally impacted by the COVID-19 pandemic during the fiscal year. The COVID-19 pandemic delayed our launch of a variety of new products during most of the 2020 fiscal year – drinks and non-drink line broadening items.

We derive our revenue from sales of our products to online consumers, to resellers, and to distributors, Product sales to resellers include sales to convenience stores, grocery stores, and smoke and gift shops that complement our current product offering. Product sales to distributors include our energy drinks, our HighDrate CBD-infused energy waters, and our apparel, such as t-shirts and hats. In early 2021, we broadened our product line to include Ooh La Lemin lemonade. We also distribute our products and other companies’ products at retail. In late 2021, we expanded our distribution operations with the addition of a second distribution center.

We have experienced and expect to continue to experience substantial growth in our operations as we seek to expand through additional products and acquisitions that complement our current product offerings. We expect that revenue will increase in fiscal year 2022 compared to fiscal year 2021, as distribution by our current distributors, who were, and whose clients were, affected by COVID-19 has resumed and we expect to see fewer COVID-19 pandemic-related distribution impacts for fiscal year 2022. Based on those expectations, we now anticipate signing more favorable agreements with larger, reputable tier 1 and mid-size distributors, big box stores, and grocery chains. The following is a more detailed discussion of our financial condition and results of operations for the period presented.

Year ended December 31, 2021 compared to Year ended December 31, 2020

Overview

As reflected in the accompanying financial statements, during the year ended December 31, 2021, we incurred a net loss of approximately $7.0 million and used cash in operations of approximately $2.7 million, compared to a net loss of approximately $3.1 million and use of cash in operations of approximately $1.4 million for the year ended December 31, 2020. As of December 31, 2021, we had a stockholders’ deficit of approximately $4.1 million.

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The following is a more detailed discussion of our financial condition and results of operations for the period presented, along with prior periods.

Revenue

The following table presents our net revenues, by revenue source, and the period-over-period percentage change, for the period presented:

	Year Ended December 31,
	2021	2020
Revenue Source	Revenue	Revenue	% Change
Distributors	$895,850	$438,745	104%
Amazon	154,240	87,965	75%
Online Sales	68,073	55,190	23%
Retail	1,420,747	332,371	327%
Shipping	17,305	24,663	(30)%
Sales Returns and Allowances	(77,479)	(28,707)	170%
Net Revenues	$2,478,736	$910,227	172%

The following table presents our revenues by product lines for the period presented:

	Year Ended December 31,
	2021	2020
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$362,096	$384,300	(6)%
CBD Energy Waters	133,110	195,050	(32)%
Lemonade Drinks	621,331	-	100%
Apparel	1,626	2,550	(36)%
Retail	1,420,747	332,371	327%
Shipping	17,305	24,663	(30)%
Sales returns and allowance	(77,479)	(28,707)	170%
Net Revenues	$ 2, 478,736	$910,227	172%

During the year ended December 31, 2021, we reported net revenues of approximately $2.5 million, which is an increase of approximately $1.6 million, or approximately 172%, compared to net revenues of approximately $910,200 for the year ended December 31, 2020. An increase of approximately $536,300 of our revenue is attributable to increased product sales, while our retail revenue increased in net revenue by approximately $1.1 million. We attribute the increase in sales of our products to our current distributors and new distributors, who had been, and whose clients had been, affected by COVID-19. We saw that those distributors had resumed a more normalized business practice and we and they saw fewer COVID-19 pandemic-related distribution impacts. Additionally, we broadened our product line to include Ooh La Lemin lemonade through an acquisition in early 2021, which resulted in signing more favorable agreements with larger, reputable tier 1 and mid-size distributors and grocery chains. The significant increase in our retail revenue is attributed to customers, who had been, and whose clients had been, affected by COVID-19. We also saw here that retail sales and distribution had resumed a more normalized practice and we and they saw fewer COVID-19 pandemic-related impacts. Additionally, the Company attributes the increase to our retail revenue to an increase in the Company’s sales team and the addition of a second distribution hub. We expect that our product revenue will increase in fiscal year 2022 compared to fiscal year 2021, we anticipate as the Company anticipates signing more favorable agreements with larger, reputable tier 1 and mid-size distributors, big box stores, and grocery chains. In addition, we anticipate that our retail revenue will continue to increase as we broaden our customer base with increased distribution to additional grocery and convenience chains.

Cost of Revenues

Cost of revenues consists primarily of expenses associated with products sold to distributors and resellers, including product and shipping costs. Costs also include credit card fees, fees incurred for sales that occur on Amazon.com, and other transaction fees related to the processing of consumer transactions. Typically, we expect that the cost of revenues will increase as a direct correlation to increases in sales. Thus, our cost of revenues increases on an absolute basis versus on a percentage of sales basis. At the same time, when sales increase, thereby increasing our orders with our co-packers, our cost of products decreases because of the volume discounts we receive from our co-packers.

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During the year ended December 31, 2021, we reported cost of revenues of approximately $2.14 million, which is an increase of approximately $1.5 million, or approximately 228%, compared to approximately $654,200 for the year ended December 31, 2020. This increase is attributed to an increase in sales in both our products and retail distribution in 2021, compared to the prior year period. The cost of revenues increase was larger than the increase in revenues. This is primarily attributed to increased costs in obtaining our ingredients for our products, for production of our products, and for shipping our products. We expect that we will continue, to see an increased cost of revenues in fiscal year 2022, primarily due to an anticipated increase in revenues. In addition, as the cost of shipping our products continues to remain elevated, we also anticipate increased costs for obtaining our ingredients for our products, increased costs for production of our products, and increased costs of shipping our products. We continue to seek alternative methods to reduce costs for production and the cost of shipping our products in fiscal year 2022.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses (“SG&A”) expenses consist primarily of professional fees, salaries and wages, advertising, rent, travel expenses, sponsorships, and general office and administrative expenses related to maintaining our facilities. Selling, general and administrative expenses increased in the year ended December 31, 2021, to $3.4 million from $2.6 million, an increase of $769,055 over the same period last year. The increase was driven by increased operating expenses associated with our acquisition of Sand S, advertising and marketing, travel expenses, and licensing and filing fees, partially offset by lower legal settlements and stock compensation. We expect that as we expand our business operations, SG&A expenses will continue to increase.

We expect that as we expand our business operations and continue to incur additional corporate-related expenses associated with our status as a fully registered issuer with the SEC under the Securities Exchange Act of 1934, SG&A expenses will continue to increase.

Impairment of Goodwill

Impairment of goodwill for the year ended December 31, 2021 was $1.3 million. In December 2021, we determined that our goodwill asset was impaired and recorded an impairment charge accordingly. (See Note 5 to the accompanying consolidated financial statements). No similar activity occurred during the current year period.

Other Income and Expenses

Other expense for the year ended December 31, 2021 was $2.6 million, as compared to other expense of $766,821 for the year ended December 31, 2020. The change in balance was due to the recording of financing costs of $1,335,000, a loss on extinguishment of debt of $1,056,732, offset by a gain on forgiveness of PPP loans of $212,648 during the year ended December 31, 2021, all of which did not exist in the prior year period. Additionally, we realized the change in the fair value of derivative liability of $910,866, and the change in interest expense of $563,419, as compared to the prior year period.

Net Loss

We incurred a net loss of approximately $7.0 million for the year ended December 31, 2021, an increase of approximately $3.9 million compared to the previous year ending December 31, 2020, in which we incurred a net loss of approximately $3.1 million. This net loss is primarily due to our increase in gross profit, offset by increased SG&A expenses, the impairment of goodwill charge associated with our 2021 acquisition, and the increase in other expenses, as discussed above.

Three Months ended June 30, 2022 compared to Three Months ended June 30, 2021

Overview

As reflected in the accompanying financial statements, during the three months ended June 30, 2022, we incurred a net loss of approximately $1,388,525, compared to a net loss of approximately $373,214 for the three months ended June 30, 2021.

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The following is a more detailed discussion of our financial condition and results of operations for the period presented, along with prior periods.

Revenue

The following table presents our net revenues, by revenue source, and the period-over-period percentage change, for the period presented:

	Three Months Ended June 30,
	2022	2021
Revenue Source	Revenue	Revenue	% Change
Distributors	$219,790	$414,937	(47)%
Amazon and Walmart Marketplace	44,565	39,256	14%
Online Sales	13,709	21,843	(37)%
Retail	927,614	328,848	182%
Shipping	4,420	5,725	(23)%
Sales Returns and Allowances	(36,700)	(19,800)	85%
Net Revenues	$1,173,398	$790,809	48%

The following table presents our net revenues by product lines for the periods presented:

	Three Months Ended June 30,
	2022	2021
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$50,792	$113,434	(55)%
CBD Energy Waters	17,249	31,682	(46)%
Lemonade Drinks	209,976	329,893	(36)%
Apparel	47	1,027	(95)%
Retail	927,614	328,848	182%
Shipping	4,420	5,725	(23)%
Sales returns and allowance	(36,700)	(19,800)	85%
Net Revenues	$1,173,398	$790,809	48%

During the three months ended June 30, 2022, we reported net revenues of approximately $1,173,398, which is an increase of approximately $382,589, or approximately 48%, compared to net revenues of approximately $790,809 for the three months ended June 30, 2021. An increase of approximately $598,881 of our revenue is attributable to increased retail revenue, while our product sales decreased in net revenue by approximately $216,292. We attribute the significant increase in retail revenue to attaining a larger percentage of the territory in which the Company distributes, including the addition of a third distribution hub in late fiscal 2021 and the hiring of additional employees to service this territory. We attribute the decrease in product sales to certain delays in production of a new product line and existing product lines, as well as to a change-over in our customer mix from the prior period due to a non-repetitive, regional, one-off customer relationship in the prior period and a different regional customer imposing slotting fees in the current period (which fees we declined to pay). We anticipate that the rollout of our drink products with a national retailer will commence late in the third quarter. Additionally, the Company experienced delays in the rebranding of our hemp product line and the subsequent production. We expect that our product revenue will increase in the remaining fiscal year 2022 compared to fiscal year 2021, and we do not anticipate further delays. Additionally, the Company hired additional sales personnel to lead sales efforts as the Company expands into new territories and the Company anticipates signing more favorable agreements with larger, reputable tier 1 and mid-size distributors, big box stores, and grocery chains. In addition, we anticipate that our retail revenue will continue to increase as we broaden our customer base with increased distribution to additional grocery and convenience chains.

Cost of Revenues

Cost of revenues consists primarily of expenses associated with products sold to distributors and resellers, including product and shipping costs. Costs also include credit card fees, fees incurred for sales that occur on Amazon.com, and other transaction fees related to the processing of consumer transactions. Typically, we expect that the cost of revenues will increase as a direct correlation to increases in sales. Thus, our cost of revenues increases on an absolute basis versus on a percentage of sales basis. At the same time, when sales increase, thereby increasing our orders with our co-packers, our cost of products decreases because of the volume discounts we receive from our co-packers.

During the three months ended June 30, 2022, we reported cost of revenues of approximately $885,517, which is an increase of approximately $198,811, or approximately 29%, compared to approximately $686,706 for the three months ended June 30, 2021. This increase is attributed to an increase in sales in both our products and retail distribution in 2022, compared to the prior year period. The cost of revenues increase was less than the increase in revenues. This is primarily attributed to increased costs in the prior period in obtaining our ingredients for our products, for production of our products, and for shipping our products. We expect that we will continue to see an increased cost of revenues in the remaining fiscal year 2022, primarily due to an anticipated increase in revenues. In addition, as the cost of shipping our products continues to remain elevated, we also anticipate increased costs for obtaining our ingredients for our products, increased costs for production of our products, and increased costs of shipping our products. We continue to seek alternative methods to reduce costs for production and the cost of shipping our products in fiscal year 2022.

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Selling, General and Administrative Expenses

Selling, General and Administrative Expenses (“SG&A”) expenses consist primarily of professional fees, salaries and wages, advertising, rent, travel expenses, sponsorships, and general office and administrative expenses related to maintaining our facilities. Selling, general and administrative expenses increased in the three months ended June 30, 2022, to approximately $1,031,515 from approximately $644,052, an increase of approximately $387,463 over the same period last year. The increase was driven by increased operating expenses associated with hiring additional sales employees, advertising and marketing, travel expenses, legal and accounting fees, rent related to an additional distribution warehouse, vehicle and shipping expenses, and partially offset by lower professional fees. We expect that, as we expand our business operations, SG&A expenses will continue to increase.

We expect that as we expand our business operations and continue to incur additional corporate-related expenses associated with our status as a fully registered issuer with the SEC under the Securities Exchange Act of 1934, SG&A expenses will continue to increase.

Other Income and Expenses

Other expense for the three months ended June 30, 2022 was approximately $644,891, as compared to other income of approximately $166,735 for the three months ended June 30, 2021. The change was attributable to the increase in interest expense of approximately $91,503 related to increased debt levels and debt amortization, the decrease in the change in the fair value of derivative liabilities of approximately $19,497, a loss on debt extinguishment of approximately $326,230, and financing costs of $286,000, which did not occur in the prior year period, all of which changes are non-cash expenses.

Net Loss

We incurred a net loss of approximately $1,388,525 for the three months ended June 30, 2022, an increase of approximately $1,015,311 compared to the prior year period in which we incurred a net loss of approximately $373,214. The three month net loss is primarily due to increased gross profit offset by increased SG&A expenses and the increase in other expenses, as discussed above.

Six Months ended June 30, 2022 compared to Six Months ended June 30, 2021

Overview

As reflected in the accompanying financial statements, during the six months ended June 30, 2022, we incurred a net loss of approximately $4,950,087 and used cash in operations of approximately $1,619,355, compared to a net loss of approximately $2,192,939 and used cash in operations of approximately $875,555 for the six months ended June 30, 2021. As of June 30, 2022, we had a stockholders’ deficit of approximately $2,991,280.

The following is a more detailed discussion of our financial condition and results of operations for the period presented, along with prior periods.

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Revenue

The following table presents our net revenues, by revenue source, and the period-over-period percentage change, for the period presented:

	Six Months Ended June 30,
	2022	2021
Revenue Source	Revenue	Revenue	% Change
Distributors	$413,107	$672,873	(39)%
Amazon and Walmart Marketplace	80,089	77,759	3%
Online Sales	22,316	40,047	(44)%
Retail	1,719,015	509,130	238%
Shipping	5,802	10,588	(45)%
Sales Returns and Allowances	(71,800)	(57,417)	25%
Net Revenues	$2,168,529	$1,252,980	73%

The following table presents our net revenues by product lines for the periods presented:

	Six Months Ended June 30,
	2022	2021
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$118,574	$201,926	(41)%
CBD Energy Waters	41,588	51,762	(20)%
Lemonade Drinks	354,238	535,733	(34)%
Apparel	112	1,258	(91)%
Retail	1,719,015	509,139	238%
Shipping	5,802	10,588	(25)%
Sales returns and allowance	(71,800)	(57,417)	25%
Net Revenues	$2,168,529	$1,252,980	73%

During the six months ended June 30, 2022, we reported net revenues of approximately $2,168,529, which is an increase of approximately $915,549, or approximately 73%, compared to net revenues of approximately $1,252,980 for the six months ended June 30, 2021. An increase of approximately $1,209,999 of our revenue is attributable to increased retail revenue, while our product sales decreased in net revenue by approximately $294,450. We attribute the significant increase in retail revenue to attaining a larger percentage of the territory in which the Company distributes, including the addition of a third distribution hub in late fiscal 2021 and the hiring of additional employees to service this territory. We attribute the decrease in product sales to certain delays in production of a new product line and existing product lines, as well as to a change-over in our customer mix from the prior period due to a non-repetitive, regional, one-off customer relationship in the prior period and a different regional customer imposing slotting fees in the current period (which fees we declined to pay). We anticipate that the rollout of our drink products with a national retailer will commence late in the third quarter. Additionally, the Company experienced delays in the rebranding of our hemp product line and the subsequent production. We expect that our product revenue will increase in the remaining fiscal year 2022 compared to fiscal year 2021, and we do not anticipate further delays. Additionally, the Company hired additional sales personnel to lead sales efforts as the Company expands into new territories and the Company anticipates signing more favorable agreements with larger, reputable tier 1 and mid-size distributors, big box stores, and grocery chains. In addition, we anticipate that our retail revenue will continue to increase as we broaden our customer base with increased distribution to additional grocery and convenience chains.

Cost of Revenues

Cost of revenues consists primarily of expenses associated with products sold to distributors and resellers, including product and shipping costs. Costs also include credit card fees, fees incurred for sales that occur on Amazon.com, and other transaction fees related to the processing of consumer transactions. Typically, we expect that the cost of revenues will increase as a direct correlation to increases in sales. Thus, our cost of revenues increases on an absolute basis versus on a percentage of sales basis. At the same time, when sales increase, thereby increasing our orders with our co-packers, our cost of products decreases because of the volume discounts we receive from our co-packers.

During the six months ended June 30, 2022, we reported cost of revenues of approximately $1,735,393, which is an increase of approximately $734,822, or approximately 73%, compared to approximately $1,000,571 for the six months ended June 30, 2021. This increase is attributed to an increase in sales in both our products and retail distribution in 2022, compared to the prior year period. The cost of revenues increase was comparable to the increase in revenues for the same period. We expect that we will continue to see an increased cost of revenues in the remaining fiscal year 2022, primarily due to an anticipated increase in revenues. In addition, as the cost of shipping our products continues to remain elevated, we also anticipate increased costs for obtaining our ingredients for our products, increased costs for production of our products, and increased costs of shipping our products. We continue to seek alternative methods to reduce costs for production and the cost of shipping our products in fiscal year 2022.

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Selling, General and Administrative Expenses

SG&A expenses consist primarily of professional fees, salaries and wages, advertising, rent, travel expenses, sponsorships, and general office and administrative expenses related to maintaining our facilities. Selling, general and administrative expenses increased in the six months ended June 30, 2022, to approximately $1,970,851 from approximately $1,212,732, an increase of approximately $939,336 over the same period last year. The increase was driven by increased operating expenses associated with hiring additional sales employees, advertising and marketing, travel expenses, legal and accounting fees, rent related to an additional distribution warehouse, vehicle and shipping expenses, and partially offset by lower professional fees. We expect that, as we expand our business operations, SG&A expenses will continue to increase.

We expect that as we expand our business operations and continue to incur additional corporate-related expenses associated with our status as a fully registered issuer with the SEC under the Securities Exchange Act of 1934, SG&A expenses will continue to increase.

Other Income and Expenses

Other expense for the six months ended June 30, 2022 was approximately $3,412,372, as compared to other expense of approximately $1,232,616 for the six months ended June 30, 2021. The change was attributable to the decrease in interest expense of approximately $608,512 related to our debt levels and debt amortization, the increase in the change in the fair value of derivative liabilities of approximately $1,546,631, a loss on debt extinguishment of approximately $873,040, and financing costs of $286,000, which did not occur in the prior year period, all of which changes are non-cash expenses.

Net Loss

We incurred a net loss of approximately $4,950,087 for the six months ended June 30, 2022, an increase of approximately $2,757,148 compared to the prior year period in which we incurred a net loss of approximately $2,192,939. This net loss is primarily due to increase in gross profit, offset by increased SG&A expenses and the increase in other expenses, as discussed above.

Liquidity and Capital Resources

Going Concern

We have incurred operating losses since inception and have negative cash flow from operations since inception. As of June 30, 2022, we had a stockholders’ deficit of approximately $2,991,280 and we incurred a net loss of approximately $4,950,087 during the six months ended June 30, 2022. We also utilized cash in operations of approximately $1,619,355 during the six months ended June 30, 2022. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flow from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow. Refer to auditors going concern.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

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Notes Payable with Related Parties

Notes payable with related parties consists of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Note payable – related party (a)	$1,352,651	$1,352,651
Note payable – related party (b)	200,000	-
Note payable – related party (c)	125,500	125,500
Note payable – related party (d)	50,500	53,500
Total notes payable – related parties	1,728,651	1,531,651
Notes payable – related parties, current portion	(1,728,651)	(6,000)
Notes payable – related parties, net of current portion	$-	$1,525,651

(a)	On April 4, 2019, the Company entered into an unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $1,500,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on April 4, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 and December 31, 2021, outstanding principal was $1,352,651 and $1,352,651, respectively.

(b)	On May 6, 2022, the Company entered into an unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $300,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on May 6, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022, the outstanding principal was $200,000.

(c)	On August 29, 2019, the Company entered into a unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $200,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on August 29, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 and December 31, 2021, outstanding principal was $125,500 and $125,500, respectively.

(d)	On February 19, 2019, the Company issued an unsecured Standard Promissory Note in Favor of Robert Clark, as lender, in the original principal amount of $70,000. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The note bears no interest. Principal payments of $500 per month commenced in March 2019, with final payment due in March 2021. On March 15, 2022, the Company issued an Amendment to the original issued Standard Promissory Note in Favor of Robert Clark for the remaining outstanding principal of $58,000. Principal payment of $500 per month, with final payment due in March 2023. The outstanding principal balance of this note at December 31, 2021 was $53,500. During the six months ended June 30, 2022, the Company made principal payments of $3,000, leaving an outstanding principal balance of $50,500 at June 30, 2022.

At December 31, 2021, accrued interest on notes payable to related parties was $95,873. During the six months ended June 30, 2022, the Company added $27,033 of additional accrued interest, leaving an accrued interest balance on the notes payable to related parties of $122,906 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

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Notes Payable

Notes payable consists of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Note payable (a)	$30,193	$33,312
Note payable (b)	39,389	-
Note payable (c)	250,000	-
Less debt discount (c)	(99,031)	-
Total notes payable, net	220,551	33,312
Notes payable, current portion	(198,332)	(7,974)
Notes payable, net of current portion	$22,219	$25,338

(a)	On August 21, 2021, the Company financed the purchase of a vehicle for $34,763, after making a down payment of $20,000. The loan term is for 60 months, annual interest rate of 5.44%, with monthly principal and interest payments of $665, and secured by the purchased vehicle. At December 31, 2021, the loan balance was $33,312. During the six months ended June 30, 2022, the Company made principal payments of $3,119, leaving a loan balance of $30,193 at June 30, 2022, of which $7,974 was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheet.

(b)	In April 2021, the Company entered into a Line of Credit Agreement with Wells Fargo Bank. The Line of Credit is personally guaranteed by Robert Clark, the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $42,000. Advances under this line of credit bear interest at the rate of 11.50 percent per annum. The line of credit matures in 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022, the outstanding principal was $39,389, which was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheet.

(c)	On March 25, 2022, the Company entered into a secured debenture with an otherwise unaffiliated individual in the principal amount of $250,000. The secured note payable matures on March 24, 2023, and bears interest at the rate of 0.97 percent per annum. The secured debenture is secured by nine (9) identified motor vehicles of the Company. In connection with the issuance of the debenture, the Company issued to the lender 25 million shares of the Company’s common stock at a price of $0.004 per share. The Company determined the fair value of the 25 million shares was $135,000, which was recorded as a debt discount against the secured debenture. As of June 30, 2022, the outstanding balance of the secured debentures amounted to $250,000 and the unamortized debt discount was $99,031, which was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheets.

At December 31, 2021, there was no accrued interest on the notes payable. During the six months ended June 30, 2022, the Company added $651 of additional accrued interest, leaving an accrued interest balance on the notes payable of $651 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

Secured Convertible Debentures

Secured debentures that are payable to an otherwise unaffiliated third party consists of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

YA II PN, Ltd.	$900,000	$3,000,000
Less debt discount	(815,270)	(2,150,067)
Secured debentures, net	$84,730	$849,933

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During the year ended December 31, 2021, the Company issued secured debentures to an otherwise unaffiliated third-party investor (the “Selling Stockholder”) in the aggregate of $4,500,000. The debentures are secured by all tangible and intangible assets of the Company and are also convertible into shares of our common stock at a conversion price of $0.03 per share or a per share amount equivalent to the weighted average (among the principal of the debentures) of 76.7% of the lowest VWAP of the Company’s common stock during the 15 trading days immediately preceding the conversion date, whichever is lower. As the ultimate determination of shares to be issued upon conversion of these debentures can exceed the current number of available authorized shares, we determined that the conversion features of these convertible debentures are not considered indexed to our Company’s own capital stock and characterized the fair value of the conversion features as derivative liability. In connection with the issuances of the debentures, the Company granted to the Selling Stockholder warrants to purchase up to 170 million shares of the Company’s common stock. The warrants are exercisable at $0.03 per share. Twenty million of the warrants will expire on May 14, 2023, 50 million of the warrants will expire on February 10, 2024, and 100,000,000 of the warrants will expire on August 20, 2024. As a result of these issuances and grants, we incurred the following (a) derivative liability of $3,982,000 related to the conversion feature of the debentures; (b) relative fair value of the warrants granted of $1,581,000; and (c) and original issue discounts of $195,000 of the debentures for a total of $5,758,000, of which, $4,423,000 was accounted as debt discount and the remaining $1,335,000 as financing costs. The debt discount is being amortized to interest expense over the term of the corresponding debentures. As of December 31, 2021, the unamortized debt discount was $2,150,067.

On May 5, 2022, the Company issued similar debentures to the Selling Stockholder in the aggregate amount of $500,000. The debentures bear interest at a rate of 8% per annum, secured by all of the tangible and intangible assets of the Company and are also convertible into shares of the Company’s common stock at a conversion price of $0.03 per share or 80% of the lowest daily volume weighted average price (“VWAP”) of Common Stock during the 10 trading days immediately preceding the conversion date. As the ultimate determination of shares of common stock to be issued upon conversion of these debentures can exceed the current number of available authorized shares, the Company determined that the conversion features of these debentures are not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as a derivative liability (see Note 10). In connection with the issuances of these debentures, the Company also granted to the selling stockholder warrants to purchase up to 8,333,333 shares of common stock. The warrants are exercisable at $0.03 per share and will expire in three years from their grant date. As a result of these issuances, the Company incurred the following (a) derivative liability of $546,000 related to the conversion feature of the debentures; (b) relative fair value of the warrants granted of $81,000; and (c) and original issue discount of $25,000 for a total of $674,000, of which, $500,000 was accounted as debt discount and the remaining $152,000 as financing costs. The debt discount is being amortized to interest expense over the term of the corresponding debentures. During the year ended December 31, 2021, the Company amortized debt discount of $443,793 to interest expense.

During the six months ended June 30, 2022, the Selling Stockholder converted principal of $2,600,000 and accrued interest of $137,128, or a total $2,737,128, into 678,413,399 shares of common stock with a fair value of $5,859,165. The Company followed the general extinguishment model to record the conversions and settlement of the debt. The debt and accrued interest totaled $2,737,128, the related unamortized debt discount totaled $790,270, and the shares issued were measured at their respective fair value upon conversion which amounted to $5,859,165. In addition, the bifurcated conversion option derivatives, after a final mark-up to $3,639,000, were also removed. As a result, the Company recorded a loss on extinguishment of debt of $873,040.

As of December 31, 2021, the outstanding balance of the secured debentures amounted to $3,000,000, with an unamortized debt discount of $2,150,067, or a net balance of $849,933. As of June 30, 2022, the outstanding balance of the secured debentures amounted to $900,000, with an unamortized debt discount of $849,933, or a net balance of $84,730. During the six months ended June 30, 2022, the Company amortized debt discount of $444,793 to interest expense.

As of June 30, 2022, 161,707,234 shares of common stock were potentially issuable under the conversion terms of the two partially converted outstanding debentures.

At December 31, 2021, accrued interest on the convertible notes payable was $54,110. During the six months ended June 30, 2022, the Company added $77,785 of additional accrued interest, and converted $137,128 of accrued interest into common stock, leaving an accrued interest balance on the convertible notes payable of $4,767 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

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Cash Flows

In summary, our use of cash has been as follows:

For the Six Months Ended June 30, 2022
Net cash used in operating activities	$(1,619,356)
Net cash used in investing activities	$(24,168)
Net cash provided by financing activities	$945,886

Operating Activities

Cash provided by or used in operating activities primarily consists of net income adjusted for certain non-cash items, including depreciation, amortization, financing costs, changes in allowance for doubtful accounts, loss on extinguishment of debt, and the change in the fair value of our derivative liabilities, stock-based compensation, and the effect of changes in working capital and other activities. Cash used in operating activities for the six months ended June 30, 2022 was approximately $1,619,355 and consisted of a net loss of approximately $4,950,087, adjustments for non-cash items, depreciation, amortization, financing costs, loss on extinguishment of debt, loss on the change in fair value of derivative liabilities, and stock based compensation, which in the aggregate total approximately $3,464,684, and approximately $113,952 used in working capital and other activities.

Investing Activities

Cash used in investing activities for six months ended June 30, 2022 was approximately $24,168 and was attributable to capital expenditures.

Financing Activities

Cash provided by financing activities for six months ended June 30, 2022 was approximately $945,886 and was comprised of proceeds from a notes payable of $964,389, offset by payment on our line of credit to related party of $3,000, payments of our acquisition obligations of $8,586, payment of our note payable of $3,119, and payment of finance lease obligations of $3,798.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The accounting policies that we follow are set forth in Note 2, Summary of Significant Accounting Policies, of our consolidated financial statements for the period ended June 30, 2022. These accounting policies conform to accounting principles generally accepted in the United States, and have been consistently applied in the preparation of the consolidated financial statements.

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Revenue Recognition and Deferred Revenue

We sell our products, which includes our hemp energy drink, CBD energy water, CBD water, and logo apparel, to online customers or through resellers and distributors. In evaluating the timing of the transfer of control of products to customers, we consider several indicators, including significant risks and rewards of products, our right to payment, and the legal title of the products. We recognize revenue from product sales to customers, distributors, and resellers when products that do not require further services by us are shipped, when there are no uncertainties surrounding customer acceptance, and when collectability is reasonably assured. Sales are made to customers under terms allowing certain limited rights of return. Amounts billed to customers in sales transactions related to shipping and handling, represent revenues earned for the goods provided and are included in net sales. Costs of shipping and handling are included in cost of products sold.

We also sell our products, and beverages purchased for resale from several other beverage manufacturers, to convenience stores, grocery stores, and smoke and gift shops. In evaluating the timing of the transfer of control of products to customers, we consider several indicators, including significant risks and rewards of products, our right to payment, and the legal title of the products. We recognize revenue from product sales to resellers when products that do not require further services by us are shipped or delivered, when there are no uncertainties surrounding customer acceptance and when collectability is reasonably assured. Cash received by us prior to shipment is recorded as deferred revenue. Sales are made to customers under terms allowing certain limited rights of return. Amounts billed to customers in sales transactions related to shipping and handling, represent revenues earned for the goods provided and are included in net sales. Costs of shipping and handling are included in cost of products sold.

We recognize revenue in accordance with ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”). The underlying principle of ASC Topic 606 is to recognize revenue to depict the transfer of goods or services to a customer at the amount expected to be collected. To apply these principles, ASC Topic 606 outlines a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes:

1.	Identifying the contract(s) or agreement(s) with a customer;

2.	Identifying the separate performance obligations in the contract or agreement;

3.	Determining the transaction price;

4.	Allocating the transaction price to the separate performance obligations in the contract or agreement; and

5.	Recognizing revenue as each performance obligation is satisfied.

Pursuant to ASC Topic 606, we recognize revenue when performance obligations under the terms of a contract are satisfied, which occurs typically upon the transfer of control, including the risks and rewards of ownership. With respect to us, performance is deemed to occur upon shipment or delivery of products to our customers based on the written contract terms, which is also when control is transferred.

Our revenue earned is recognized when we satisfy a single performance obligation by transferring control of our products to a customer. We have determined that disaggregated revenue by net sales by revenue source would be meaningful and allow investors to understand our business activities, historical performance, or future prospects. Disaggregated sales by revenue source, which includes sales to distributors, online sales, sales through Amazon, and distribution sales. This is the same information used by our Chief Operating Decision Maker for evaluating the financial performance of our operations and making resource decisions. We also sell merchandise and apparel that comprises approximately 1% of our gross annual sales, and solely exists to promote our beverages. Merchandise and apparel sales are included with the gross sales for our one operating segment.

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During the prior year, the Company consolidated and restructured its operations. The Company now operates in one segment for the manufacture and distribution of our products and those of otherwise unrelated beverage products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing, and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Stock-Based Compensation

FASB’s ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R), prescribes accounting and reporting standards for all stock-based payment transactions in which employee and non-employee services are acquired. We measure the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Fair value for restricted stock awards is valued using the closing price of our Common Stock on the date of grant. For our three and six months ending June 30, 2022, we recognized $85,000 of stock-based compensation expense. We recognized no stock-based compensation during the prior year period. See Note 13, Share-Based Compensation, of our consolidated financial statements for the six months ended June 30, 2022, for an additional description of our stock-based compensation that had a material effect on our consolidated financial statements.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act, was enacted. The JOBS Act provides that, among other things, an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. As an emerging growth company, we have irrevocably elected to take “opt out” of taking advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies on a case-by-case basis.

We intend to rely on certain of the other exemptions and reduced reporting requirements provided by the JOBS Act. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b), and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

We will remain an emerging growth company until the earlier to occur of (1) the last day of our fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenues of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last day of our second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recently Issued Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies to our consolidated financial statements for the period ended June 30, 2022 for a discussion of recent accounting pronouncements.

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BUSINESS

Corporate Overview – Formation, Corporate Changes and Material Mergers and Acquisitions

We were originally incorporated as Class-ique Talent Agency, Inc. (“CTA”), under the laws of the State of Nevada in March 1997. In October 2001, CTA entered into an Agreement and Plan of Reorganization (the “Reorganization Plan”) with PhaserTek, Inc., a Delaware corporation (“PhaserTek”), pursuant to which CTA acquired all of the outstanding shares of Common Stock of PhaserTek in exchange for shares of Common Stock of CTA, resulting in PhaserTek becoming a wholly-owned subsidiary of CTA. In accordance with the terms of the Reorganization Plan, CTA changed its name to PhaserTek Medical, Inc. (“PhaserTek Medical”) in 2002. In 2004, PhaserTek Medical changed its name to Union Equity, Inc. (“UE Nevada”). For purposes of changing UE Nevada’s state of incorporation, UE Nevada formed Union Equity, Inc. in the State of Delaware (“UE Delaware”) in 2004. Pursuant to Articles of Merger, in December 2004, UE Nevada merged with and into UE Delaware, the surviving company. In July 2015, we changed our name to Kona Gold Solutions, Inc. In October 2020, we changed our name to Kona Gold Beverage, Inc.

We have four wholly-owned subsidiaries: (i) Kona Gold, LLC (“Kona”), a Delaware limited liability company formed in August 2015; (ii) HighDrate, LLC (“HighDrate”), a Florida limited liability company formed in January 2018; (iii) S and S Beverage, Inc., (“S and S”), a Wisconsin corporation formed in June 2018 that we acquired in February 2021; and (iv) Gold Leaf Distribution LLC (“Gold Leaf”), a Florida limited liability company formed in January 2019.

●	Kona focuses on creating great tasting and healthy hemp-infused energy drinks in the functional beverage market for those who lead an active lifestyle. Kona is a proud member of the HIA and strives to promote the benefits of hemp seed in our products. The hemp seed in our energy drinks contains all 20 amino acids that are already found in the human body. For those leading a healthy lifestyle, hemp seed protein is considered to be a complete protein and is compatible with a variety of diets, including vegan and Kosher.

●	HighDrate focuses on the development and marketing of CBD-infused energy waters available in a variety of great tasting flavors. HighDrate’s CBD-infused energy waters are geared to the fitness and wellness markets. Our CBD-infused energy waters are powered by Alkame’s patented technology, which provides premium oxygenated alkaline water with natural antioxidants. All of our waters are infused with CBD.

●	S and S focuses on the development and marketing of Ooh La Lemin and Ooh La Lemin Sparkling that is a better-for-you a lemonade and has no added sugar, is low in carbohydrates, and has only 15 calories for Ooh La Lemin, and only 10 calories for Ooh La Lemin Sparkling. Ooh La Lemin is available in four flavors: (i) Original Lemonade, (ii) Blue Raspberry Lemonade, (iii) Peach Lemonade, and (iv) Strawberry Lemonade. Ooh La Lemin Sparkling is available in six flavors: (i) Original, (ii) Cucumber Watermelon, (iii) Blue Raspberry, (iv) Pineapple Mango, (v) Citrus Splash, and (vi) Huckleberry.

●	Gold Leaf focuses on the distribution of premium beverages and snacks, such as alkaline waters, beverages for kids, energy drinks, fruit flavored sodas, low-carb lemonade, healthy aloe juice drinks, as well as CBD-infused jellybeans, in key markets, all of which complement our current product offerings. These markets include over 1,400 accounts in grocery stores, convenience stores, smoke shops, vape shops, and specialty stores located in Florida and South Carolina.

Business Overview

We are a lifestyle company that specializes in developing premier hemp and CBD products in the functional beverage and fitness markets. Focusing on the hemp energy drink, CBD energy water, and CBD water markets, we believe that we have positioned ourselves as a premium lifestyle brand.

We currently sell Kona, HighDrate, and S and S products through resellers, our websites, and distributors that span across 12 states. Our products are available in a wide variety of stores, including convenience and grocery stores, smoke shops, and gift shops. Gold Leaf also distributes our own products, as well as products purchased for resale from several other beverage manufacturers. These premium beverages and snacks are available in more than 1,700 grocery stores, convenience stores, smoke shops, vape shops, and specialty stores.

Product Lines

Within our Company, we market five distinct product lines: hemp-infused energy drinks, CBD-infused energy water, CBD-infused high-alkaline water, low carb and low-calorie lemonade, and apparel with our trademark logo.

Our hemp-infused energy drink is available in both regular and sugar-free options. These energy drinks are infused with organic hemp protein powder and contain essential vitamins and ingredients that give consumers a natural energy boost. Hemp protein contains no gluten and is compatible with a variety of diets, including vegan and Kosher. Our hemp energy drinks are available in eight flavors: classic hemp, platinum hemp, sugar-free hemp, cherry vanilla, bubble gum, candy apple, cotton candy, and pink grapefruit.

HighDrate’s CBD-infused energy water is great tasting, sugar-free, and powered by Alkame’s patented technology, which uses its advanced water treatment to create a premium oxygenated alkaline water with natural antioxidants. Alkame believes based on a double-blind placebo, peer-backed research project that it conducted, its technology can boost the immune system and physical performance. HighDrate’s CBD-infused energy water contains 80 mg of caffeine and 10 mg of CBD. We believe that CBD aids the body’s endocannabinoid system in neuroprotection, stress recovery, immune balance, and homeostatic regulation. HighDrate’s CBD-infused energy water is available in six flavors: watermelon, kiwi strawberry, tropical coconut, Georgia peach, sour apple, and blue island punch.

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S and S focuses on the development and marketing of Ooh La Lemin, which is a better-for-you lemonade that is available in still and sparkling and has no added sugar, is low in carbs, and has only 15 or 10 calories, respectively. Ooh La Lemin lemonade is available in four flavors: (i) Original Lemonade, (ii) Blue Raspberry Lemonade, (iii) Peach Lemonade, and (iv) Strawberry Lemonade. Ooh La Lemin Sparkling is available in six flavors: (i) Original Lemonade, (ii) Cucumber Watermelon Lemonade, (iii) Blue Raspberry, (iv) Pineapple Mango, (v) Citrus Splash, and (vi) Huckleberry.

We also sell branded apparel. We use only high-quality textiles and specialty inks and foils, which provide consumers with a premium fit and feel. We currently offer shirts, tanks, hats, and towels for sale. Revenues generated from sales of our apparel historically has represented approximately less than 1% of our gross annual sales.

Distributors and Resellers

Our markets include over 1,700 accounts in grocery stores, convenience stores, smoke shops, vape shops, and specialty stores located in Florida and South Carolina. In addition to distributing the Company’s own beverage products, the Company also distributes other products, including alkaline waters, beverages for kids, energy drinks, fruit-flavored sodas, low-carb lemonade, healthy aloe juice drinks, snack products, and a variety of CBD-infused products, all of which complement the Company’s current product offerings.

We sell our products primarily to beverage distributors and resellers, retail grocery, smoke shops and specialty stores, wholesalers, merchandisers, convenience stores, and beverage services. We focus on sales to consumers in the functional beverages sector that lead an active lifestyle and need a balance that will meet their needs of providing their minds and bodies with a focused boost and quick recovery. Our beverages support consumers that lead a healthy lifestyle based on choices made about daily habits by providing products that provide a healthy alternative in their beverage choices. A healthy lifestyle can result in consumers feeling fit and energetic and can reduce their risk for disease. We believe our products help consumers stay hydrated, revitalized, aided in stamina, and allow for faster recovery. Hemp protein contains no gluten and is compatible with a variety of diets, including vegan and Kosher. The hemp seed protein contained in our energy drinks is a great protein that contains all 20 amino acids found in the human body.

We also distribute premium beverages and snacks in key markets through our wholly-owned subsidiary, Gold Leaf. Gold Leaf distributes our products as well as products purchased for resale from several other beverage manufacturers. The distributed products include alkaline waters, beverages for kids, energy drinks, fruit flavored sodas, low-carb lemonade, healthy aloe juice drinks, snack products, and a variety of CBD-infused products, all of which complement our current product offerings.

Industry Overview

Our distributors and resellers and consumers span across several industries, including energy drinks, hemp or CBD drinks, health and fitness, and apparel.

Energy Drinks

The energy drink industry continues grow every year with an estimated $14 billion in sales in the United States in 2021, and sales are expected to reach $53 billion globally. The energy drink by the name “Red Bull” dominated the industry in 2020, comprising approximately 25% of the energy drink market. In 2020, an energy drink by the name of “Monster,” market share was approximately 15%.

The introduction of “Red Bull” in 1997, and the many other energy drinks that followed in its footsteps, has helped turn the energy drink industry into significant choice of consumers in the overall beverage industry. The rise of “Red Bull” and “Monster,” which accounted for 40 percent of the energy drink sales in the United States in 2020, has resulted in the energy drink industry rivaling the coffee industry. Energy drinks have an average of 200 mg of caffeine, which is equivalent to about two cups of coffee. The liquid and dry coffee industry accounted for approximately $102.5 billion in sales in 2019, which grew from $4.1 billion dollars in 2003. Starbucks Corporation was the sales leader of the coffee industry with approximately 40% of the market share in 2018, followed by Dunkin’ Brands Inc. with 40% of the market share in 2019.

Hemp or CBD Drinks

The HIA reported that the 2018 Farm Bill poised to restore industrial hemp to nationwide legal production for the first time since World War II, offering vast opportunities for the industry and investment in a market expected to triple in four years. With the removal of hemp from federal prohibition under the CSA, the total hemp industry is expected to grow 16.8% from 2022 through 2030. Hemp Business Journal estimates that the hemp-derived CBD market will grow to a $16.75 billion market by 2030. The U.S. hemp market, which includes CBD, textiles, and hemp seed, is expected to lead the global market in 2022, representing approximately 32% of the global market. This growth is fueled by the public’s growing demand for CBD products. The 2018 Farm Bill aims the industry to accelerate and establish itself as a global hemp powerhouse led by hemp-derived CBD, and establishes legal production for CBD.

Health and Fitness

The health and fitness industry, which includes food and beverages, saw consumer awareness drive trends to health and wellness, plant-based, and clean-label products in 2021. We believe that conscious consumerism will continue to drive these trends in 2022. We believe that consumers are making food and beverage choices based on their personal definition of health. Further, we believe that consumers are looking for healthy alternatives to obtain relief from pain and anxiety, and that CBD has become a viable option because it balances the mind and body. Women have traditionally been early adapters of health and wellness trends and CBD-infused products, food, and beverages have been recognized by women to have a connection between happiness and health.

Apparel

The global apparel market is projected to grow to $1.5 trillion dollars in 2021, compared to $1.3 trillion in 2015. Brand names and logos for leading energy drink companies such as Monster and Rockstar can be found on men’s and women’s apparel around the world; however, the biggest apparel companies not affiliated with energy drinks control the majority of the market. Energy drink apparel is not expected to be a large contributor to the apparel industry.

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Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, and developing new products and flavors, as well as highly intensive promoting and marketing strategies. Our products compete with a wide range of drinks produced by a relatively large number of companies, many of which have substantially greater financial, marketing, and distribution resources than we do. Important factors affecting our ability to compete successfully include brand and product image, taste and flavor of products, trade and consumer promotions, rapid and effective development of new and unique cutting-edge products, attractive and different packaging, brand exposure, and marketing, as well as pricing. We also rely on our beverage distributors to allocate more attention to our products than those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. Competitive pressures in the “alternative,” energy, coffee, and “functional” beverage categories could cause our products to maintain or to lose market share or we could experience price erosion, which could have a material adverse effect on our business and results of operations.

Our energy products have entered an already crowded market, and we aware of both our strengths and shortcomings as we compete in the energy drink market. Our energy products are part of niche industry that includes CBD, hemp seed, organic, and lifestyle, which we believe separates our energy drinks from others in the market. Within the global CBD beverage market, sales are expected to grow at a faster rate than conventional energy drinks. In 2020, the CBD beverage market was valued at $3.4 billion, and is expected to reach $14.6 billion by 2026 with a compounded annual growth rate of 27.5%. Combined with the THC-infused beverage market, the CBD Beverage Market is expected to reach $1.4 billion in the United States alone by 2025. The Alkaline Water Company, Inc. (NASDAQ and TSXV: WTER), HEXO Corp. (NASDAQ and TSX: HEXO), Tilray, Inc. (NASDAQ and TSX: TLRY), and Canopy Growth Corporation (NYSE: CGC; TSX: WEED) are prominent players in the CBD beverage market.

We compete not only for consumer preference, but also for maximum marketing and sales efforts by multi-brand licensed bottlers, brokers, and distributors and resellers, many of which have a principal affiliation with competing companies and brands. Our products compete with all liquid refreshments and in many cases with products of much larger and, in many cases better financed competitors. Our energy drinks compete directly with Red Bull, Monster, and Rockstar. We also compete with smaller companies.

Co-Packing

We do not directly produce our hemp-infused energy drinks, Storm CBD-infused waters, HighDrate CBD-infused energy waters, or Ooh La Lemin, but instead outsource the production of our products with our specifications to third-party bottlers and co-packers. We use co-packers to produce our beverage products. The co-packers are responsible for the production and packaging of the finished products, including the procurement of all required ingredients and packaging materials. We have partnered with multiple co-packers in the United States to provide fulfillment of our products from quality, low-cost sources. These partners are integral to our success, providing, we believe, the ability to scale as needed. We store all of our products, except for Ooh La Lemin, in our warehouses located in Greer, South Carolina and Melbourne, Florida. Ooh La Lemin is stored in our co-packer’s warehouse.

Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products, are unable to secure sufficient ingredients or raw materials, including, but not limited to, aluminum cans, plastic bottles, caps, labels, flavors, juice concentrates, coffee, tea, dietary ingredients, other ingredients, and certain sweeteners, are unable to procure adequate packing arrangements, or are unable adequately or timely to ship our products, we might not be able to satisfy demand on a short-term basis. That short-term supply inability may also result in a longer-term reduction in orders for our products.

Raw Materials and Suppliers

The raw materials used in the production of our products are obtained by our co-packers and consist primarily of materials such as the flavors, caffeine, sugars or sucralose, taurine, vitamins, CBD, and hemp seed protein contained in our beverages, the bottles in which our beverages are packaged, and the labeling on the outside of our beverages. These principal raw materials are subject to price and availability fluctuations. We currently rely on a few key co-packers, which in turn rely on a few key suppliers. We continually endeavor to have back-up co-packers, which co-packers would in turn depend on their third-party suppliers to supply certain of the flavors and concentrates that are used in our beverages. We are also dependent on these co-packers to negotiate arrangements with their existing suppliers that would enable us to obtain access to certain of such concentrates or flavor formulas under certain extraordinary circumstances. Additionally, in a limited number of cases, our co-packers may have contractual restrictions with their suppliers or our co-packers may need to obtain regulatory approvals and licenses that may limit our co-packers’ ability to enter into agreements with alternative suppliers. Contractual restrictions in the agreements we have with certain distributors may also limit our ability to enter into agreements with alternative distributors. We believe that a satisfactory supply of co-packers will continue to be available at competitive prices, although there can be no assurance in this regard. With respect to Gold Leaf’s operations, we continually endeavor to contract with additional beverage vendors to ensure we have adequate inventory. We believe that a satisfactory supply of vendors will continue to be available at competitive prices, although there can be no assurance in this regard.

Quality Control

All quality control is handled by our co-packers. To date, we have not had any quality issues with our products. In the future, if any quality issues were to arise, we expect that we would resolve them with the specific co-packer involved or engage a new co-packer for our products.

Distribution

Distribution patterns in the energy drink and water industries are such that large buying groups dictate what products are used in their channels. Working with these large buying groups could open large distribution channels that could potentially supply our product offerings in several market segments. We have distribution agreements with each distributor with which we partner that distributes our products. Our distribution agreements are for a one-year term and typically automatically renews unless the distributor or we terminate the agreement. We ship product directly from our distribution center in South Carolina, our warehouse in Florida, or directly from our co-packers to our distribution partners in the United States. Our distributors consist of state-wide tier 1 distributors and regional small-to-medium size distributors.

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Business Strategy

We have pursued specific and definable market segments with a multi-tiered, multi-channel approach. We have leveraged our products with direct sales and a distribution strategy using established beverage distributors. We are pursuing direct-ship opportunities, such as grocery stores and convenient stores, which would allow us to ship product to one location where the direct-ship store could then self-distribute our product to its multiple retail locations. We also continue to focus on our online presence by selling our products on popular e-commerce websites, such as Amazon.com, where we ship bulk product to its warehouse and Amazon handles all product fulfillment. Finally, we operate three e-commerce websites, where we sell directly to consumers in the United States. We continue to look to online retail markets and additional established distributors for revenue growth.

Marketing Strategy

Our sales and marketing strategy for all of our beverage products is to focus on developing brand awareness through image enhancing programs and product samplings. We use our branded vehicles and other promotional vehicles at events, where we offer samples of our products to consumers. We utilize “push-pull” methods to enhance shelf and display space exposure in sales outlets (including racks, coolers, and barrel coolers), advertising, in-store promotions, and in-store placement of point-of-sale materials to encourage demand from consumers for our products. We also support our brands with prize promotions, price promotions, competitions, endorsements from selected public and sports figures, sports personality endorsements, sampling and sponsorship of selected athletes, teams, series, bands, esports, causes, and events. In-store posters, outdoor posters, social media (directly and through our sponsorships and endorsements), and coupons may also be used to promote our brands.

We believe that one of the keys to success in the beverage industry is differentiation, making our brands and products visually appealing and distinctive from other beverages on the shelves of retailers. We review our products and packaging on an ongoing basis and, where practical, endeavor to make them different and unique. The labels and graphics for many of our products are redesigned and refreshed from time to time in order to maximize their visibility and identification, wherever they may be placed in stores, which we continue to reevaluate from time to time.

Promotion Strategy

Public relations and industry media have helped in our over-all market awareness plans. Our announcements of distribution partnerships have assisted in identifying new partners to distribute our products. We believe that announcing these partnerships in industry specific media help expand market awareness of our products. Feature articles and product reviews have also helped launch and support brand awareness. We include our products in industry specific buying guides, which has assisted in creating new relationship with distributors and retail outlets. Finally, we focus on creating products that we believe taste great and use attractive branding with our labels and other materials to catch consumers’ attention either in person at a retail store or online on a website.

Pricing Strategy

We strive to set the pricing of products at levels that are competitive with leaders in each respective market segment. We offer industry-standard discounts to distributors and retailers. We do not typically include quantity discounts but such discounts may be negotiated with major buying groups.

Sales Strategy

Our sales strategy is to exploit the energy drink and water markets in 2022, with the groundwork that we laid out in 2020 and 2021. We believe that tradeshows will play a major role in creating market awareness of our brands. Currently, our energy drinks are available for sale on Amazon.com, Inc.’s website, the largest internet-based retailer in the United States.

Our sales and marketing strategy for all our beverages is to focus our efforts on developing brand awareness through image enhancing programs and product sampling. We use our branded vehicles and other promotional vehicles at events where we offer samples of our products to consumers. We utilize “push-pull” methods to enhance shelf and display space exposure in sales outlets (including racks, coolers, and barrel coolers), advertising, in-store promotions, and in-store placement of point-of-sale materials to encourage demand from consumers for our products. We also support our brands with prize promotions, price promotions, competitions, endorsements from selected public and sports figures, sports personality endorsements, sampling and sponsorship of selected athletes, teams, series, bands, esports, causes, and events. In-store posters, outdoor posters, social media (directly and through our sponsorships and endorsements) and coupons may also be used to promote our brands.

We believe that one of the keys to success in the beverage industry is differentiation, making our brands and products visually appealing and distinctive from other beverages on the shelves of retailers. We review our products and packaging on an ongoing basis and, where practical, endeavor to make them different and unique. The labels and graphics for many of our products are redesigned and refreshed from time to time to maximize their visibility and identification, wherever they may be placed in stores, which we continue to reevaluate from time to time.

Intellectual Property

Our policy is to protect our intellectual property through, among other things, a combination of trade secrets, know-how, and trademarks. We have taken measures to protect our trade secrets and know-how, to the extent possible. We have three trademarks. One is for use of “Kona Gold Hemp Energy Drinks” registered in the Company’s name. The second trademark is for the use of “HighDrate” registered in the Company’s name. The third trademark is for the use of “OOH LA LEMIN” registered in the Company’s name. We do not have any patents.

Government Regulation and Compliance

The production, distribution, and sale in the United States of many of our products are subject to various U.S. federal and state regulations, including, but not limited to: the FDCA; the Occupational Safety and Health Act; various environmental statutes; the Safe Drinking Water and Toxic Enforcement Act of 1986 (“California Proposition 65”); and a number of other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, marketing, labeling, and ingredients of such products.

Further, the regulation of food products in the United States, including products containing CBD, is complex, multi-faceted, and currently undergoing significant change. The FDA, the FTC, the USDA, and other regulatory authorities at the federal, state, and local levels extensively regulate, among other things, the research, development, testing, composition, production, import, export, labeling, storage, distribution, promotion, marketing, and post-market reporting of foods, including those that contain CBD. We, along with our third-party suppliers, co-packers, and third-party bottlers, are required to navigate a complex regulatory framework. The various federal, state, and local regulations regarding foods containing CBD are evolving, and we continue to monitor those developments. However, we cannot predict the timing, scope, or terms of any new or revised state, federal or local regulations relating to animal foods containing CBD.

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Regulation of Hemp and CBD

Historically, the DEA regulated CBD, pursuant to the CSA, which establishes a framework of controls over certain substances, depending on whether they are classified in one of five risk-based schedules. Schedule I substances are the most stringently controlled, as they have been determined to have a high potential for abuse, there are no currently accepted medical uses in the United States, and there is a lack of accepted safety for use of the substance under medical supervision. The CSA classifies “marijuana” as a Schedule I controlled substance and previously defined “marijuana” to include all parts of the cannabis plant, whether growing or not; the seeds of the plant; the resin extracted from any part of the plant; and every compound mixture, salt, derivative, mixture, or preparation of the plant, its seeds, or its resin (with a few exceptions, such as mature stalks of the plant and seeds incapable of germination). Pursuant to this definition, the DEA interpreted CBD to fall within the statutory definition of “marijuana” as a compound or derivative of the cannabis plant.

In February 2014, Congress enacted the 2014 Farm Bill to allow for the limited growth and cultivation of industrial hemp, which was defined as including all parts of the cannabis plant, whether growing or not, with a delta-9 THC concentration of not more than 0.3% on a dry weight basis. This statute also allowed, as permitted by state law, the growing and cultivating of industrial hemp under the auspices of a state agricultural pilot program and by institutions of higher education and state departments of agriculture.

In December 2018, Congress enacted the 2018 Farm Bill to allow more broadly for the production of hemp pursuant to state and tribal plans overseen by the USDA. The 2018 Farm Bill amended the statutory definition of “marijuana” under the CSA specifically to exclude “hemp”, which is defined as any part of the cannabis plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 THC concentration of not more than 0.3% on a dry weight basis. Under this definition, as long as CBD meets the statutory definition of “hemp,” then it is no longer a Schedule I controlled substance under the CSA. However, the 2018 Farm Bill did not modify the FDCA and specifically preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds, such as CBD, pursuant to the FDCA.

Under the 2018 Farm Bill framework, states and Native American tribes may submit to the USDA, through the relevant state department of agriculture, a plan under which the state or Native American tribe will monitor and regulate the production of industrial hemp. For those states that do not have an approved state plan, the production of hemp will be subject to a USDA established plan, although states retain the ability to prohibit hemp production within their borders. On October 31, 2019, the USDA issued the IFR to implement the 2018 Farm Bill, which established the required regulatory framework governing commercial hemp production in the United States. The USDA has begun reviewing hemp production plans submitted by state and tribal governments, although several states have informed the USDA that they will continue to operate under their 2014 Farm Bill pilot programs for the time being. Pursuant to the 2018 Farm Bill, the 2014 Farm Bill will remain effective until October 31, 2020 (one year after the date of publication of the IFR). In addition, no state or Native American tribe may prohibit the transportation or shipment of hemp or hemp products produced in accordance with the 2018 Farm Bill through the state or territory, as applicable. The USDA has interpreted this provision also to apply to interstate transportation of hemp that complies with the 2014 Farm Bill through October 31, 2020. Effective March 22, 2021, The USDA issued the final rule, which creates the U.S. Domestic Hemp Production Program. The program provides requirements for maintaining records about the land where hemp is produced, testing the levels of total delta-9 tetrahydrocannabinol, disposing of non-compliant plants, licensing hemp producers, and ensuring compliance under the new program. The Agricultural Marketing Service (AMS), has been delegated authority to administer the U.S. Domestic Hemp Production Program.

FDA Regulation of Foods

The FDA regulates foods under the FDCA and its implementing regulations. The FDCA defines “food” as articles used for food or drink for people or animals, which includes products that are intended primarily for nutritional use, taste, or aroma and the components of such products. The FDA also imposes certain requirements on foods relating to their composition, production, labeling, and marketing. Among other items, the facilities in which our products and ingredients are produced must register with the FDA, comply with cGMPs and comply with a range of food safety requirements.

Although foods are not required to obtain premarket approval from the FDA, any substance that is added to or is expected to become a component of food must be used in accordance with a food additive regulation, unless it is generally recognized as safe (“GRAS”) under the conditions of its intended use. A food may be adulterated if it uses an ingredient that is neither GRAS nor an approved food additive, and that food may not be legally marketed in the United States. The FDA has confirmed that the use of cannabis or cannabis-derived compounds in food products is subject to these food additive requirements. At this time, there are no approved food additive petitions or regulations for any cannabis-derived food additive and, while the FDA has issued a “no questions” response to certain GRAS notifications for hemp seed products, these GRAS determinations do not encompass hemp and CBD products more generally.

Additionally, the FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug for which substantial clinical investigations have been instituted and made public (unless certain exceptions apply). Under this prohibition, the FDA has stated that foods that contain CBD are adulterated because CBD is an active ingredient in an FDA-approved drug that was the subject of substantial clinical investigations before it was marketed as a food, and that none of the exceptions applies.

Although the FDA has stated that it interprets the FDCA to prohibit the introduction or delivery for introduction into interstate commerce of any food into which CBD has been added and has taken enforcement action against marketers of certain CBD products (some in collaboration with the FTC), the FDA is in the process of evaluating its regulatory approach to products containing cannabis and cannabis-derived compounds. The FDA has formed an internal working group to evaluate the issue and on May 31, 2019 held a public hearing to obtain scientific data and information about the safety, producing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds. The hearing featured extensive discussion from a variety of stakeholders regarding the use of hemp and CBD in FDA-regulated products, including foods. At the hearing, FDA stated that, while it does not have a policy of enforcement discretion with respect to any CBD products, the agency’s biggest concern is the marketing of products that puts the health and safety of consumers at risk, such as those claiming to prevent, diagnose, mitigate, treat, or cure serious diseases in the absence of requisite drug approvals.

Further, on March 5, 2020, the FDA issued a report to Congress that was required under the 2018 Farm Bill in which the agency announced that it is currently evaluating a risk-based enforcement policy for CBD to provide more clarity to the industry and the public while the agency takes potential steps to establish a clear regulatory pathway. Although it is unclear whether or when the FDA will ultimately issue such an enforcement policy, the agency reemphasized that it will continue to take action against unlawful CBD products that pose a risk of harm to the public, including products with therapeutic claims; products that include contaminants such as heavy metals, THC, and other harmful substances; products associated with false statements, such as omitted ingredients and incorrect statements about the amount of CBD; and products marketed to vulnerable populations, such as infants and children.

The labeling of foods is regulated by both the FDA and state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the producer or distributor, and proper listing of all of the ingredients in order of predominance by weight. The FDA may classify some of our products differently than we do and may impose more stringent regulations, which could lead to possible enforcement action.

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Under the FDCA, the FDA may require the recall of a food product if there is a reasonable probability that the product is adulterated or misbranded, and the use of or exposure to the product will cause serious adverse health consequences or death. In addition, food producers may voluntarily recall or withdraw their products from the market. If the FDA believes that our products are adulterated, misbranded, or otherwise marketed in violation of the FDCA, the agency may take further enforcement action, including:

●	restrictions on the production or marketing of a product;

●	required modification of promotional materials or issuance of corrective marketing information;

●	issuance of safety alerts, press releases, or other communications containing warnings or other safety information about a product;

●	warning or untitled letters;

●	product seizure or detention;

●	refusal to permit the import or export of products;

●	fines, injunctions, or consent decrees; and

●	imposition of civil or criminal penalties.

Legislation may be introduced in the United States at the federal, state, and municipal level in respect of each of the subject areas. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity, especially as it affects children, and are seeking legislative change to reduce the consumption of sweetened beverages. There also has been an increased focus on caffeine content in beverages.

The FDA revised regulations with respect to serving size information and nutrition labeling on food and beverage products, including requirements to disclose the amount of added sugars in such products. In December 2018, the USDA promulgated regulations requiring that, by January 1, 2022, the labels of certain bioengineered foods must include a disclosure that the food is bioengineered. We may incur significant costs to alter our existing packaging materials to comply with these and other new regulations. Additionally, these new regulations may impact, reduce, or otherwise affect the purchase and consumption of our products by consumers.

Proposals to limit or restrict the sale and/or advertising of energy drinks to minors or persons below a specified age, to restrict the venues in which energy drinks can be sold, or to restrict the use of the Supplemental Nutrition Assistance Program (formerly food stamps) to purchase energy drinks have been raised or enacted in certain states, counties, and municipalities throughout the United States. Any such limitations or restrictions could adversely affect our business, financial condition, or results of operations.

We also may in the future be affected by other existing, proposed, and potential future regulations or regulatory actions, any of which could adversely affect our business, financial condition, and results of operations. Changes in government regulation, or failure to comply with existing regulations, could adversely affect our business, financial condition, and results of operations.

Environmental Compliance

Our facilities in the United States are subject to federal, state, and local environmental laws and regulations. Compliance with these provisions has not had, nor do we expect such compliance will have, any material adverse effect upon our capital expenditures, net income, or competitive position. We believe that we are not subject to any material costs for compliance with any environmental laws.

Insurance

Our products are subject to risks. While we have planned for these contingencies and have purchased insurance to address potential liabilities associated with product production, there can be no assurance that all potential liabilities will be covered by insurance or that the insurance coverage will be adequate.

Employees

We believe the people who work for us are critical to our continued success. As of September 1, 2022, we employed a total of 26 persons, all of whom were employed on a full-time basis. We strive to attract and retain qualified personnel; however, due to the size and scope of our business, we do not have any formal human capital strategies.

Many of our employees, including members of our management team, were reporting to work remotely due to the COVID-19 (“COVID-19”) pandemic that was announced by the World Health Organization (the “WHO”) in January 2020, which resulted in the closure of our offices in Florida for a period of time. To date, these employees have returned to our offices, and we are once again fully operational. Our warehouses operated as normal.

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MANAGEMENT

Directors and Executive Officers

All directors hold office for a one (1)-year period and have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms or until his or her successor has been elected and qualified, or until his or her death, resignation, or removal. Each of our executive officers is appointed by and serves at the discretion of the Board.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Age	Position	Date First Elected or Appointed
Robert Clark	45	Chief Executive Officer, President, Chairman of our Board, and Secretary	August 12, 2015
Lori Radcliffe	49	Chief Financial Officer	October 7, 2019
Christopher Selinger	51	Vice President of Sales	September 1, 2018
William Jeffrey Outlaw	52	Independent Director	September 9, 2019
Matthew Crystal	51	Independent Director	July 26, 2018

Business Experience

The following is a brief overview of the business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Robert Clark, Chief Executive Officer, President, Chairman of our Board, and Secretary

Robert Clark has served as our Chief Executive Officer, President, and the Secretary and the Chairman of the Board since August 2015. Since August 2015, Mr. Clark also serves as an Audit, Compensation, and Governance and Nominating Committee member. Prior to joining us, Mr. Clark was the President of Branded Legacy (formerly known as Elev8 Brands, Inc.) from 2012 through 2015. Mr. Clark obtained a Bachelor of Science degree from the School of Business at the University of Central Florida in 2003. We believe that Mr. Clark’s background in product development and design, along with more than 12 years of management experience, allows him to have a great understanding of all levels within a company and successfully bring new products to market qualifies him to serve on our Board.

Lori Radcliffe, Chief Financial Officer

Lori Radcliffe has served as our Chief Financial Officer since October 2019. Ms. Radcliffe has worked in the accounting field since 2007, most recently as a Senior Accountant at Berman Hopkins Wright & Laham, CPA’s and Associates from 2015 through 2019. Ms. Radcliffe obtained her Bachelor of Science in Business Administration in Accounting from the University of Central Florida in 2016 and her MS in Accounting from Liberty University in 2019.

Christopher Selinger, Vice President of Sales

Christopher Selinger has served as our Vice President of Sales since September 2018. Prior to joining us, Mr. Selinger served as the Southeast Operations Manager of Southeast Beverage Company from 2015 to 2017 and as the Southeast Regional Sales Manager at Calypso Brands (King Juice Company, Inc.) from 2009 to 2015. Mr. Selinger obtained his Associate of Science degree in 1991 from Midland Technical College. We believe that Mr. Selinger’s background in growing Calypso Brands into a national brand gives him a great understanding of all levels within a company such as ours and the methods successfully to bring new products to market.

Matthew Crystal, Independent Director

Matthew Crystal has served as one of our independent directors since July 26, 2018. Mr. Crystal is also a member of our Audit Committee, Compensation Committee, and Governance and Nominating Committee. He has over 20 years of experience in direct response marketing, copywriting, and web development and specializes in technical training, marketing, presenting, and architectural marketing. Mr. Crystal is the co-founder, and since 2014, has been the Vice President of Operations and is currently the Chief Operations Officer of Elite Marketing Pro, LLC, a global community of over 50,000 active small business entrepreneurs in more than 100 countries. Mr. Crystal graduated from Florida State University in 1994 with a Bachelor of Science degree. We believe that Mr. Crystal’s leadership and marketing experience qualifies him to serve as a director.

William Jeffrey Outlaw, Independent Director

William Jeffrey Outlaw has served as an independent director of our Board since September 9, 2019. Mr. Outlaw also serves as a member of our Audit Committee Compensation Committee, and Governance and Nominating Committee. He has served as President of Calypso Brands at King Juice Company, Inc. since 2013. Mr. Outlaw has over 26 years of experience in the beverage industry, including both on the supplier and the distributor sides of the business, specializing in direct store delivery strategy routes to market. His experience includes financial marketing, sales experience in 35 countries and the United States, business development, and product development. His prior executive experience includes serving as general manager, executive vice president, and chief executive officer at Calypso Brands brings significant experience in the beverage industry, which qualifies him to serve as a director.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board also considers the candidate’s character, judgement, diversity, age, and skills, including business literacy and experience in the context of our needs and the needs of our Board.

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Involvement in Certain Legal Proceedings

None of our director and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the SEC to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships and Other Arrangements

There are no family relationships among any of our directors or executive officers.

None of our directors or executive officers was selected to serve in their respective roles pursuant to any arrangement or understanding between such director or executive officer and any person.

Committees of our Board

We have an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Currently, we have two independent directors, Matthew Crystal and William Jeffrey Outlaw, each of whom meets the independent director requirements of The Nasdaq Stock Market LLC and the SEC. Both independent directors serve on the Audit Committee, Compensation Committee, and Governance and Nominating Committee. Robert Clark, our President, Chief Executive Officer, and Chairman of our Board, serves on the Audit, Compensation, and Governance and Nominating Committees. Each committee has the responsibilities described below. During our fiscal year ended December 31, 2020, our Board acted by unanimous written consent six times, but did not have any formal Board meetings.

Audit Committee

On July 8, 2020, our Board adopted an audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Messrs. Crystal, Outlaw, and Clark (Chairman) serve on the Audit Committee. As of the date of this Annual Report, none of the members qualifies as an “audit committee financial expert.” During our fiscal year ended December 31, 2020, our Audit Committee did not formally meet.

The Audit Committee Charter requires that each member of the Audit Committee meet the independence requirements of The Nasdaq Stock Market LLC and the SEC and requires that the Audit Committee have at least one member that qualifies as an “audit committee financial expert.” We intend to identify potential new directors that can serve as Audit Committee members and satisfy these requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at https://konagoldhemp.com/media/pubco/Kona-Gold-Solutions-Audit-Committee-Charter.pdf.

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Compensation Committee

On July 8, 2020, our Board approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Messrs. Crystal, Outlaw, and Clark (Chairman) serve as members of the Compensation Committee. Messrs. Crystal and Outlaw each meet the independence requirements of The Nasdaq Stock Market LLC and the SEC, qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualify as an outside director within the meaning of Section 162(m) of the Code. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at https://konagoldhemp.com/media/pubco/Kona-Gold-Compensation-Committee-Charter.pdf. During our fiscal year ended December 31, 2020, our Compensation Committee did not formally meet.

Governance and Nominating Committee

On July 8, 2020, our Board approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”). Currently, Messrs. Crystal, Outlaw, and Clark (Chairman) serve as members of the Nominating Committee. The Nominating Committee Charter requires that each member of the Nominating Committee meets the independence requirements of Nasdaq and the SEC; however, currently only Messrs. Crystal and Outlaw qualify as independent. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board , to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Nominating Committee may be found online https://konagoldhemp.com/media/pubco/Kona-Gold-Solutions-Nominating-Committee-Charter.pdf. During our fiscal year ended December 31, 2020, our Governance and Nominating Committee did not formally meet.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics

On July 8, 2020, our Board approved and adopted a Code of Ethics and Business Conduct for Directors, Senior Officers, and Employees (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at https://konagoldhemp.com/media/pubco/Kona-Gold-Solutions-Code-of-Ethics-and-Business-Conduct.pdf.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the following “named executive officers,” for our 2021 and 2020 fiscal years:

(a)	all individuals serving as our principal executive officer during our 2021 fiscal year;

(b)	each of our two other most highly compensated executive officers who were serving as executive officers at the end of our 2021 fiscal year.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of our 2021 fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Options Awards ($)	All Other Compensation ($)	Total ($)
Robert Clark, CEO, President,	2021	$350,000		$-	$-	$-	$-	$350,000	(3)
Chairman, and Secretary (1)	2020	$350,000	(3)	$-	$-	$-	$-	$350,000	(3)

Lori Radcliffe, CFO (2)	2021	$122,500		$-	$-	$-	$-	$122,500
	2020	$85,000		$-	$-	$-	$-	$85,000

Christopher Selinger, VP Sales	2021	$96,000		$1,437	$-	$-	$-	$97,437
	2020	$88,000		$-	$-	$-	$-	$88,000

(1)	Appointed Chairman of our Board on August 12, 2016. Appointed Chief Executive Officer on August 12, 2015.

(2)	Appointed Chief Financial Officer on October 7, 2019.

(3)	Mr. Clark elected to forgo payment of $320,000 of his $350,000 base salary for the year ended December 31, 2019; thus, for that fiscal year, we paid him $30,000 in base salary. Mr. Clark elected to forgo payment of $257,500 of his $350,000 base salary for the year ended December 31, 2020; thus, for that fiscal year, we paid him $92,500 in base salary. Mr. Clark elected to forgo payment of $72,083 of his $350,000 base salary for the year ended December 31, 2021; thus, for that fiscal year, we paid him $277,917 in base salary.

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Outstanding Equity Awards at Fiscal Year-End

The Company granted 5,000,000 shares of Common Stock on December 15, 2021 to William J Stineman pursuant to that certain Employment Agreement dated December 15, 2020, by and between Mr. Stineman and the Company. At the date of grant, the per-share fair market value of the shares was $0.0265 based on the closing price of the Common Stock as reported by the OTCM on the date of grant, for a total value of $132,5000. At December 31, 2021, these shares were not issued. On February 11, 2022, these shares were issued to Mr. Stineman.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have entered into an executive employment agreement with our Chief Executive Office, with our Chief Financial Officer, and with our Vice President of Sales. Other than these three agreements, each of which are discussed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our Company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Robert Clark

On August 12, 2015, we entered into an Employment Agreement (the “Clark Employment Agreement”) with Robert Clark as our Chief Executive Officer, President, and Secretary, and Chairman of our Board. On December 1, 2016, we entered into an Amendment to Employment Agreement (the “Clark Amendment”; and, together with the Clark Employment Agreement, the “Amended Clark Employment Agreement”). The term of the Amended Clark Employment Agreement expired on July 12, 2020 and automatically renews for subsequent six-month terms unless terminated with cause by us. Pursuant the Amended Clark Employment Agreement, Mr. Clark is entitled to receive compensation equal to $350,000 per year for services provided to us. In addition, pursuant to the terms of the Amended Clark Employment Agreement, we agreed to issue 2,700,000 shares of our Series A Preferred Stock (our “Series A Preferred Stock”), 650,000 shares of our Series B Preferred Stock, 500,000 shares of our Series D Preferred Stock, and 200,000,000 shares of our Common Stock. Immediately, Mr. Clark decided to defer receipt of 80,000,000 shares of our Common Stock; thus, leaving 120,000,000 shares of our Common Stock to be issued to him. The 120,000,000 shares of our Common Stock were issued to Mr. Clark as follows: (i) on October 28, 2015, we issued 30,000,000 of such shares; (ii) on March 2, 2016, we issued 40,000,000 of such shares; and (iii) on May 16, 2016, we issued 50,000,000 of such shares. Mr. Clark later sold an aggregate of 12,900,000 of those shares and returned to us an aggregate of 90,000,000 of those shares, which resulted in (i) Mr. Clark remaining the record and beneficial owner of 17,100,000 of those shares of our Common Stock and (ii) following the July 2020 issuance to Mr. Clark of 140 shares of our Series C Preferred Stock, our accruing and owing Mr. Clark an aggregate of 169,999,860 of those shares to be reissued to him upon his request pursuant to the terms of our oral agreement with him. In connection with the Amended Clark Employment Agreement, we also issued Mr. Clark 650,000 shares of our Series B Preferred Stock on December   6, 2017. In April 2019, Mr. Clark returned the 650,000 shares of our Series B Preferred Stock. During the year ended December 31, 2021, the Company reclassified its accrued stock compensation, previously reflected as a liability, to shares of Common Stock issuable, a component of stockholders’ equity. The reclassification was recorded after the Company concluded its accrued stock compensation had a fixed and determinable price with no cash payment provision.

Mr. Clark declined his base salary compensation for our 2015, 2016, 2017, and 2018 fiscal years and declined all but $30,000 of his compensation for our 2019 fiscal year, elected to forgo payment of $257,500 of his $350,000 base salary for the year ended December 31, 2020, and elected to forgo payment of $72,083 of his $350,000 base salary for the year ended December 31, 2021. A total $329,583 of such compensation has been accrued.

Lori Radcliffe

On October 7, 2019, we entered into an Employment Agreement (the “Radcliffe Employment Agreement”) with Lori Radcliffe, as our Chief Financial Officer. The term of the Radcliffe Employment Agreement is two years and automatically renews for subsequent one-year terms unless terminated with cause by us. Pursuant to the Radcliffe Employment Agreement, Ms. Radcliffe is entitled to receive annual compensation of $80,000 for the first year and $100,000 for the second year for services provided to us. In addition, on January 27, 2020, we issued to Ms. Radcliffe 5,000,000 restricted shares of our Common Stock pursuant to the terms of the Radcliffe Employment Agreement. On September 1, 2021, we amended the Radcliffe Employment Agreement with Lori Radcliffe, whereas Ms. Radcliffe is entitled to receive annual compensation of $160,000 per year for services provided to us.

Christopher Selinger

On September 1, 2018, we entered into an Employment Agreement (the “Selinger Employment Agreement”) with Christopher Selinger, as our Vice President of Sales. The term of the Selinger Employment Agreement is two years and automatically renews for subsequent one-year terms unless terminated with cause by us. Pursuant to the Selinger Employment Agreement, Mr. Selinger is entitled to receive annual compensation of $65,000 with an increase to annual compensation of $72,000 after six months of employment. We also agreed to pay $1 commission per case of certain of our beverage drinks during the term of the Selinger Employment Agreement; however, effective January 1, 2019, we amended the Selinger Employment Agreement (the “Selinger Amendment”) to no longer pay this commission. In addition, on September 7, 2018, we issued to Mr. Selinger 10,000,000 shares of our Common Stock pursuant to the terms of the Selinger Employment Agreement. On June 1, 2020, we amended the Selinger Employment Agreement with Christopher Selinger, whereas Mr. Selinger is entitled to receive annual compensation of $96,000 per year for services provided to us.

Director Summary Compensation Table

For the fiscal year ended December 31, 2021, we did not pay or accrue any fees to our two non-employee directors, nor did we grant to either of them any stock awards, option awards, non-equity incentive plan compensation, nonqualified deferred compensation, or any other compensation. Robert Clark, our Chairman, did not receive any compensation for his services as a director. The compensation received by Mr. Clark as an employee is disclosed in the Summary Compensation Table above.

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Narrative Discussion on Director Compensation

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special renumeration to any director understanding any special services on their behalf other than services ordinarily required of a director.

William Jeffrey Outlaw

On September 8, 2019, we entered into an offer letter with William Jeffrey Outlaw as one of our Independent Directors (the “Outlaw Agreement”). In consideration for Mr. Outlaw’s services, we issued 10,000,000 restricted shares of our Common Stock to him. Mr. Outlaw will serve as a director until the date upon which he is not re-elected or his earlier removal or resignation.

Matthew Crystal

On September 7, 2018, we entered into an offer letter with Matthew Crystal as one of our Independent Directors (the “Crystal Agreement”). In consideration for Mr. Crystal’s services, we issued 500,000 restricted shares of our Common Stock to him. Mr. Crystal will serve as a director until the date upon which he is not re-elected or his earlier removal or resignation.

Equity Incentive Plan

Currently, we have not adopted any equity incentive plan.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between any officer or director and us concerning any type of compensation, whether present, deferred, or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale, or other type of disposition of all or substantially all assets of our Company, see the disclosures including in this “Executive and Director Compensation” section.

Risk Assessment in Compensation Programs

During our 2021 and 2020 fiscal years, we paid limited compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. When and if we contemplate entering into a transaction in which any executive officer, director, nominee, or any family member of the foregoing would have a direct or indirect interest, regardless of the amount involved, the terms of such transaction are to be presented to our full Board (other than any interested director) for approval, and documented in the Board minutes.

Other than as disclosed below, we have had no related party transactions during the past two fiscal years.

Equity Issuances

During the 2021 fiscal year the Company issued an aggregate of 8,000,000 shares of Common Stock to William J. Stineman pursuant to that certain Employment Agreement by and between Mr. Stineman and the Company. The per-share fair market value of the shares was $0.0265 based upon the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $212,000.

During the 2021 fiscal year the Company issued 100,000 shares of Common Stock to John Torrence pursuant to performance award granted by the Company and Mr. Torrence. At the date of issuance, the per-share fair market value of the shares was $0.018 based upon the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $1,800.

On July 10, 2020, the Company issued an aggregate of 4,000,000 shares of Common Stock upon the conversion of an aggregate of 4,000,000 shares of our Series A Preferred Stock by Robert Clark and Joseph Thornburg. The shares of our Common Stock were converted pursuant to the in terms of the Certificate of Designation of the Series A Preferred Stock.

On January 27, 2020, the Company issued 5,000,000 shares of Common Stock to Lori Radcliffe pursuant to that certain Employment Agreement dated October 7, 2019, by and between Ms. Radcliffe and the Company. At the date of issuance, the per-share fair market value of the shares was $0.0637 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $318,500.

On April 3, 2020, the Company issued 5,000,000 shares of the Common Stock to Paul O’Renick pursuant to an Employment Agreement dated October 1, 2019 in exchange for compensation owed in the amount of $157,500 for services provided. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance.

Notes Payable – Related Parties

We had the following outstanding notes payable during the period specified above:

Note (1)	Issuance Date	Original Borrowing Amount	Interest Rate	Maturity Date	Largest Outstanding Balance since January 1, 2018	Outstanding Balance as of December 31, 2021
Long-term Loan – Kona Gold	October 31, 2018	$20,000	0%	April 4, 2022	$20,000	$-
Line of Credit – Kona Gold	April 4, 2019	$1,500,000	3.75%	April 4, 2023	$1,369,651	$1,352,651
Line of Credit – Gold Leaf	August 29, 2019	$200,000	3.75%	August 29, 2023	$125,500	$125,500
Long-term Loan – Gold Leaf	February 19, 2019	$70,000	0%	March 15, 2023	$70,000	$53,500

(1)	Each of the note payables was issued by us in favor of Robert Clark, our President, Chief Executive Officer, Secretary, and Chairman of our Board.

Director Independence

Our Board is currently composed of three members – Messrs. Clark, Crystal, and Outlaw. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we determined that two of our directors, Messrs. Crystal and Outlaw, qualify as independent directors. We determined that Mr. Clark, our Chairman and an executive officer, is not independent. We evaluated independence in accordance with the rules of The Nasdaq Stock Market LLC and the SEC and considered all relevant facts and circumstances in making this determination (including any relationships set forth in this annual report under the heading “Related Person Transactions”). Messrs. Clark, Crystal, and Outlaw serve on our Audit Committee, our Compensation Committee, and Governance and Nominating Committee.

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PRINCIPAL STOCKHOLDERS

Common Stock

The following sets forth certain information, as of September [●], 2022, regarding the beneficial ownership of our Common Stock by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group, and (iv) each person or entity who, to our knowledge, owns more than five percent of our Common Stock. The information reflects beneficial ownership, as determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to our Common Stock, and is based on [●] shares of our Common Stock issued and outstanding as of September [●], 2022. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and the address for each person is 746 North Drive, Suite A, Melbourne, Florida 32934.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent Owned (%) (Pre- Offering) (2)		Amount and Nature of Beneficial Ownership (1) (Post-Offering)	Percent Owned (%) (Post- Offering) (2)
Robert Clark, CEO (3)	687,750,000	31.94%		687,750,000	[●]	%

Lori Radcliffe, CFO	5,000,000	*	%	5,000,000	*	%

Christopher Selinger, VP of Sales	10,000,000	*	%	10,000,000	*	%

William Jeffrey Outlaw, Independent Director	10,000,000	*	%	10,000,000	*	%

Matthew Crystal, Independent Director	500,000	*	%	500,000	*	%

All executive officers and directors as a group (5 persons) (4)	713,250,000	33.12%		713.250,000	[●]	%

Beneficial owner of more than 5%

YAII PN, Ltd. (5)	[●]	[●]	%	[●]	[●]	%

Mast Hill Fund, L.P. (6)	[●]	[●]		[●]	[●]

*	Represents less than one percent.

(1)	Securities convertible into shares of our Common Stock, currently or within 60 days, are deemed to be outstanding shares of our Common Stock for purposes of computing the percentage ownership of the person holding such convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of Common Stock is based on [●] shares of our Common Stock issued and outstanding as of September [●], 2022. Percentage of Common Stock post-offering assumes that we issue [●] shares of our Common Stock and that the number of shares of our Common Stock issued and outstanding as of September [●], 2022 remains the same.

(3)	Includes 17,100,140 shares of our Common Stock held. Also includes: (i) 650,000 shares of our Common Stock issuable upon conversion of 650,000 shares of our Series B Preferred Stock that are not currently issued to Mr. Clark, (ii) 500,000,000 shares of our Common Stock issuable upon conversion of 500,000 shares of Series D Preferred Stock; and (iii) 169,999,860 shares of our Common Stock that are owed to Mr. Clark as shares of Common Stock issuable, a component of stockholders’ equity, to be reissued to him upon his request pursuant to the terms of the oral agreement with him, but which shares are not currently issued and outstanding. Pursuant to the Amended Clark Employment Agreement, we agreed to issue 2,700,000 shares of our Series A Preferred Stock, 650,000 shares of our Series B Preferred Stock, 500,000 shares of our Series D Preferred Stock, and 200,000,000 shares of our Common Stock. Immediately, Mr. Clark decided to defer receipt of 80,000,000 shares of our Common Stock; thus, leaving 120,000,000 shares of our Common Stock to be issued to him. The 120,000,000 shares of our Common Stock were issued to Mr. Clark as follows: (i) on October 28, 2015, we issued 30,000,000 of such shares; (ii) on March 2, 2016, we issued 40,000,000 of such shares; and (iii) on May 16, 2016, we issued 50,000,000 of such shares. Mr. Clark later sold an aggregate of 12,900,000 of those shares and returned to us an aggregate of 90,000,000 of those shares, which resulted in (i) Mr. Clark remaining the record and beneficial owner of 17,100,000 of those shares of our Common Stock and (ii) subject to the July 2020 issuance to Mr. Clark of 140 shares of our Series C Preferred Stock (see below), owing Mr. Clark an aggregate of 170,000,000 of those shares to be reissued to him upon his request pursuant to the terms of our oral agreement with him. In July 2020, we issued to Mr. Clark 140 shares of Series C Preferred Stock, which shares, as noted below, were, pursuant to its Certificate of Designation, automatically converted into 140 shares of our Common Stock; thus, we have accrued and still owe Mr. Clark 169,999,860 shares of our Common Stock. In July 2021, each share of the Mr. Clark’s 140 Series C Preferred Stock automatically converted into one share of Common Stock on the one-year anniversary of the issuance date. In connection with the Amended Clark Employment Agreement, we also issued Mr. Clark 650,000 shares of our Series B Preferred Stock on December 6, 2017. In April 2019, Mr. Clark returned the 650,000 shares of our Series B Preferred Stock and these shares to be issued to Mr. Clark at a later date. There is no written agreement between Mr. Clark and us regarding the terms of the deferral of these securities. However, we orally agreed to issue these deferred securities at such time as Mr. Clark requests such securities to be issued. Thus, the shares of our Common Stock owed to Mr. Clark could be issued within 60 days of the date of this Prospectus.

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(4)	Includes all of the shares beneficially owned by our executive officers and directors.

(5)	YAII PN, Ltd. is a Cayman Island exempt company. YAII PN, Ltd. is managed by Yorkville Advisors Global, LP. Investment decisions for Yorkville Advisors Global, LP are made by Mark Angelo, its portfolio manager. The address of such holder is 1012 Springfield Avenue, Mountainside, NJ 07092. Includes (i) 178,333,333 shares of our Common Stock underlying Warrants granted to YAII PN, Ltd. in May 2020, February 2021, and August 2021 and (ii) [●] shares of our Common Stock underlying debentures that we sold to YAII PN, Ltd. in November 2021 and May 2022. Notwithstanding the number of shares of Common Stock and the percentage ownership thereof disclosed in this table, each of the debentures and the Warrants is subject to a “conversion blocker” and an “exercise blocker,” respectively, such that YAII PN, Ltd. cannot (i) convert any portion of any of the debentures into shares of our Common Stock and (ii) exercise any portion of the Warrants if such action would result in YAII PN, Ltd. and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such conversion or exercise, as applicable.

(6)	Mast Hill Fund, L.P. is a Delaware limited partnership. Mast Hill Fund, L.P. is managed by Patrick Hassani, Chief Investment Officer. The address of such holder is 48 Parker Road, Wellesley, Massachusetts 02482. Includes (i) 100,000,000 shares of our Common Stock underlying warrants granted to Mast Hill Fund, L.P. in July 2022 and (ii) [●] shares of our Common Stock underlying the Secured Convertible Senior Note that we sold to Mast Hill Fund, L.P. in July 2022. Notwithstanding the number of shares of Common Stock and the percentage ownership thereof disclosed in this table, both the convertible note and the warrant are subject to a “conversion blocker” and an “exercise blocker,” respectively, such that Mast Hill Fund, L.P. cannot (i) convert any portion of any of the convertible note into shares of our Common Stock and (ii) exercise any portion of the warrant if such action would result in Mast Hill Fund, L.P. and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such conversion or exercise, as applicable.

Series B Preferred Stock

The following sets forth certain information, as of September [●], 2022, regarding the beneficial ownership of our Series B Preferred Stock by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group, and (iv) each person or entity who, to our knowledge, owns more than five percent of our Series B Preferred Stock. The information reflects beneficial ownership, as determined in accordance with the SEC’s rules and are based on 488,000 shares of our Series B Preferred Stock issued and outstanding as of September [●], 2022. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and the address for each person is 746 North Drive, Suite A, Melbourne, Florida 32934. The amount and nature of beneficial ownership and the percentage beneficially owned by such persons of this series of preferred stock will not be affected by the offering of our equity as in this Prospectus.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Beneficially Owned
Robert Clark, CEO	650,000	(1)	57.1%

Lori Radcliffe, CFO	-		-

Christopher Selinger, VP of Sales	-		-

William Jeffrey Outlaw, Independent Director	-		-

Matthew Crystal, Independent Director	-		-

All executive officers and directors as a group (5 persons)	650,000		57.1%

Beneficial owner of more than 5%

Steven Bauer (2)	66,000		13.5%

Blake Bolin (3)	25,000		5.1%

Roger A. Eagan Jr. (4)	80,000		16.4%

Terry L. Landers (5)	150,000		30.7%

Judith A. Wilt (6)	150,000		30.7%

(1)	These shares of Series B Preferred Stock were previously issued to Mr. Clark. However, Mr. Clark returned them to us with the understanding that the shares would be re-issued to him in the future; thus, the shares of Series B Preferred Stock may be issued to Mr. Clark within 60 days of the date of this annual report. See footnote (2) to the table above for our Common Stock for additional information.
(2)	Mr. Bauer’s address is 7837 Penswood Street, Charlotte, North Carolina 28277.
(3)	Mr. Bolin’s address is 1971 NE 7th Street, Ocala, Florida 34470.
(4)	Mr. Eagan’s address is 7837 Penswood Street, Charlotte, North Carolina 28277.
(5)	Mr. Landers’ address is 390 North Wickham Road, Suite F, Melbourne, Florida 32935.
(6)	Ms. Wilt’s address is 390 North Wickham Road, Suite F, Melbourne, Florida 32935.

Series C Preferred Stock

The following sets forth certain information, as of September [●], 2022, regarding the beneficial ownership of our Series C Preferred Stock by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group, and (iv) each person or entity who, to our knowledge, owns more than five percent of our Series C Preferred Stock. The information reflects beneficial ownership, as determined in accordance with the SEC’s rules of our Series C Preferred Stock issued and outstanding as of September [●], 2022. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and the address for each person is 746 North Drive, Suite A, Melbourne, Florida 32934. The amount and nature of beneficial ownership and the percentage beneficially owned by such persons of this series of preferred stock will not be affected by the offering of our equity as in this Prospectus.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Beneficially Owned
Robert Clark, CEO	-	-%

Lori Radcliffe, CFO	-	-

Christopher Selinger, VP of Sales	-	-

William Jeffrey Outlaw, Independent Director	-	-

Matthew Crystal, Independent Director	-	-

All executive officers and directors as a group (5 persons)	-	-%

Series D Preferred Stock

The following sets forth certain information, as of September [●], 2022, regarding the beneficial ownership of our Series D Preferred Stock by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group, and (iv) each person or entity who, to our knowledge, owns more than five percent of our Series D Preferred Stock. The information reflects beneficial ownership, as determined in accordance with the SEC’s rules and are based on 500,000 shares of our Series D Preferred Stock issued and outstanding as of September [●], 2022. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and the address for each person is 746 North Drive, Suite A, Melbourne, Florida 32934. The amount and nature of beneficial ownership and the percentage beneficially owned by such persons of this series of preferred stock will not be affected by the offering of our equity as in this Prospectus.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Beneficially Owned
Robert Clark, CEO	500,000	100%

Lori Radcliffe, CFO	-	-

Christopher Selinger, VP of Sales	-	-

William Jeffrey Outlaw, Independent Director	-	-

Matthew Crystal, Independent Director	-	-

All executive officers and directors as a group (5 persons)	500,000	100%

Change in Control

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

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DESCRIPTION OF SHARE CAPITAL

General

The following summary includes a description of material provisions of our capital stock; however, the description does purport to be complete and is subject to, and is qualified by, our A&R Certificate of Incorporation, our Certificate of Designation of the Preferences, Rights, and Limitations of our Series B Convertible Preferred Stock, Certificate of Designation of the Preferences, Rights, and Limitations of our Series C Convertible Preferred Stock, our Certificate of Designation of the Preferences, Rights, and Limitations of our Series D Convertible Preferred Stock, and our A&R Bylaws, all of which are filed as exhibits to this Registration Statement of which this Prospectus is a part.

Authorized and Outstanding Securities

We have authorized 2,500,000,000 shares of our Common Stock, par value of $0.00001 per share, of which [●] shares were issued and outstanding as of September [●], 2022. We have authorized 10,000,000 shares of our preferred stock, par value of $0.00001, of which 988,140 shares were issued and outstanding as of September [●], 2022. The following table sets forth the authorized and issued and outstanding securities as of September [●], 2022:

Security (1)	Authorized Securities	Issued and Outstanding Securities
Common Stock	2,500,000,000	[●]
Series B Preferred Stock	1,200,000	488,000
Series C Preferred Stock	250	0
Series D Preferred Stock	500,000	500,000

(1)	On July 10, 2020, we converted 4,000,000 shares of our Series A Preferred Stock into 4,000,000 shares of our Common Stock. Upon such conversion, no shares of our Series A Preferred Stock remained outstanding. On July 13, 2020, we amended and restated our A&R Certificate of Incorporation, which had the effect of formally withdrawing the designation for our Series A Preferred Stock. Accordingly, as of the date hereof, we no longer have designated our Series A Preferred Stock. Because our Series A Preferred Stock was outstanding during our fiscal year ended December 31, 2020, we have included a description of the rights associated with our then-issued and outstanding Series A Preferred Stock.

Common Stock

The holders of shares of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of shares of our Common Stock do not have cumulative voting rights. Holders of shares of our Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to our preferred stock, if any, then outstanding. We have never declared any dividends and, at present, we have no plans to declare any dividends. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of our Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. Our Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Our A&R Certificate of Incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of our preferred stock, par value $0.00001 per share, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our Board, without stockholder approval, may issue shares of our preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of our preferred stock could have the effect of restricting dividends payable to holders of our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Series A Preferred Stock

The holders of shares of our Series A Preferred Stock did not have voting rights and were not entitled to share ratably in dividends, if any, as could have been declared from time to time by our Board in its discretion from funds legally available therefore, subject to preferences that could have been applicable to our preferred stock, if any, then issued and outstanding. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of our Series A Preferred Stock could have been entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of our preferred stock, if any, then issued and outstanding. Our Series A Preferred Stock had conversion rights, whereby each share of our Series A Preferred Stock was convertible into one share of our Common Stock. On July 10, 2020, all then-issued and outstanding shares of our Series A Preferred Stock were converted. On July 13, 2020, we amended and restated our A&R Certificate of Incorporation, which had the effect of formally withdrawing the designation for our Series A Preferred Stock. Accordingly, our Series A Preferred Stock no longer exists as of the date hereof.

Series B Preferred Stock

The holders of shares of our Series B Preferred Stock do not have voting rights and are not entitled to share ratably in dividends, if any, as may be declared from time to time by our Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to our preferred stock, if any, then issued and outstanding. In the event of a liquidation, dissolution, or winding up of our Company, the holders of shares of our Series B Preferred Stock are entitled to share pro rata $1.00 as a liquidation preference. Originally, each share of our Series B Preferred Stock had conversion rights, whereby each share of our Series B Preferred Stock was convertible into 1,000 shares of our Common Stock. On July 12, 2018, we amended the designation such that each share of our Series B Preferred Stock could then be converted into one share of our Common Stock.

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Series C Preferred Stock

The Series Preferred C Stock are entitled to 2,000,000, votes for every share of our Series Preferred C Stock held. The holders of our Series Preferred C Stock are not entitled to receive dividends. Upon any liquidation, dissolution, or winding up of our Company, whether voluntary or involuntary, before any distribution or payment will be made to the holders of any stock ranking junior to our Series C Preferred Stock, the holders of our Series C Preferred Stock will be entitled to be paid out of our assets an amount equal to $1.00 in the aggregate for all issued and outstanding shares of our Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares) (the “Preference Value”). After the payment of the full applicable Preference Value of each share of our Series C Preferred Stock, our remaining assets legally available for distribution, if any, will be distributed ratably to the holders of our Common Stock. Our Series C Preferred Stock has conversion rights, whereby each share of our Series C Preferred Stock automatically converts into one share of our Common Stock on the one-year anniversary of the issuance date. Prior to July 8, 2020, the Certificate of Designation for our Series C Preferred Stock provided for conversion rights, whereby each share of our Series C Preferred Stock was convertible into 1,000 shares of our Common Stock.

Series D Preferred Stock

The holders of shares of our Series D Preferred Stock have full voting rights and powers equal to the voting rights and powers of the holders of shares of our Common Stock. The holders of shares of our Series D Preferred Stock, voting as a separate class, are entitled to elect a majority of our directors. The holders of shares of our Common Stock and other classes and series of our capital stock, voting together as a single class, are entitled to elect our remaining directors. The holders of shares of our Series D Preferred Stock do not have any preferential dividend rights and are entitled to receive dividends, if any, only if, when, and as declared by our Board. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to our Series D Preferred Stock, the holders of our Series D Preferred Stock will be entitled to be paid out of our assets an amount equal to $1.00 in the aggregate for all issued and outstanding shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares). After the payment of the full applicable Preference Value of each share of our Series D Preferred Stock, our remaining assets legally available for distribution, if any, will be distributed ratably to the holders of our Common Stock. Our Series D Preferred Stock has conversion rights, whereby each share of Series D Preferred Stock is convertible into 1,000 shares of our Common Stock.

Options

We currently do not have any options outstanding.

Warrants

We currently have 178,333,333 warrants outstanding in favor of one of our otherwise unaffiliated third-party investors. Twenty million of the warrants (with an exercise price of $0.05 per share) will expire on May 14, 2023; 50 million of the warrants (with an exercise price of $0.03 per share) will expire on February 10, 2024; 100,000,000 of the warrants (with an exercise price of $0.03 per share) will expire on August 20, 2024; and 8,333,333 of the warrants (with an exercise price of $0.03 per share) will expire on May 4, 2025.

We also currently have 100,000,000 warrants outstanding in favor of the other of our otherwise unaffiliated third-party investors. The warrants (with an exercise price of $0.0045 per share) will expire on July 28, 2027.

Penny Stock Considerations

Our Common Stock is deemed to be “penny stock,” as that term is generally defined in the Exchange Act to mean an equity security with a per-share price of less than $5.00. Our shares of Common Stock, thus, will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 (excluding the value of the individual’s house) or an individual, who, in the two prior years had, and has a reasonable expectation that in the current year will have, an annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered to be an accredited investor. In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of the Selling Stockholder or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock. In addition, the liquidity for shares of our Common Stock may be decreased, with a corresponding decrease in the price of those shares. Our shares of Common Stock are likely to be subject to such penny stock rules for the foreseeable future.

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Anti-Takeover Effects of Provisions of Our A&R Certificate of Incorporation, Our A&R Bylaws, and Delaware Law

Some provisions of our A&R Certificate of Incorporation, our A&R Bylaws, and Delaware law could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that our stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares of Common Stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our Board, without action by our stockholders, to issue up to 9,011,860 shares of our undesignated preferred stock with voting or other rights or preferences solely as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Stockholder Meetings

Our A&R Bylaws provide that a special meeting of stockholders may be called only by the Chair of our Board, our Chief Executive Officer, our president, or a majority of the members of our Board.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our A&R Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

Removal of Directors

Our A&R Bylaws provide that a director may be removed from office by our stockholders with or without cause, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our A&R Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board.

Choice of Forum

Our A&R Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers (or affiliate of any of the foregoing) to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or of our A&R Certificate of Incorporation or our A&R Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine; provided, that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our A&R Bylaws described in the preceding sentence.

Amendment of the Provisions of our A&R Bylaws

Our A&R Bylaws provide that our Board has the power to make, amend, alter, or repeal our A&R Bylaws.

Amendment of Charter Provisions

Our A&R Certificate of Incorporation may be amended as provided for by Delaware law.

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The provisions of Delaware law, our A&R Certificate of Incorporation, and our A&R Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our A&R Bylaws provide that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association, or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of our Board or one of its committees that authorizes, approves, or ratifies such contract or transaction or because his, her, or their votes are counted for such purpose, if: (i) the fact of such relationship or interest is disclosed or known to our Board or committee thereof that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (ii) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable to us at the time it is authorized by our Board, a committee thereof, or the stockholders. Conflicted or interested directors may be counted in determining the presence of a quorum at a meeting of our Board or a committee thereof that authorizes, approves, or ratifies such contract or transaction.

Limitation of Liability and Indemnification Matters

Our A&R Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or to our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our A&R Certificate of Incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit, or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our A&R Bylaws or otherwise. We have entered or will enter into indemnification agreements with each of our directors and executive officers. We believe that the limitation of liability provision in our A&R Bylaws facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer at 2469 East Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. The transfer agent’s telephone number is (801) 274-1088.

Pre-funded Warrants to be Issued as Part of this Offering

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.00001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. The Pre-funded Warrants will be issued separately from the accompanying common Warrants, and may be transferred separately immediately thereafter.

Exercisability

The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-funded Warrants at closing to have their Pre-funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. Purchasers of Pre-funded Warrants in this offering may also elect prior to the issuance of the Pre-funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will round down to the next whole share.

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Cashless Exercise

If, at the time a holder exercises its Pre-funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-funded Warrants under the Securities Act is not then effective or available, then, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-funded Warrants.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Pre-funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Book Entry Form

Pursuant to a Warrant Agency Agreement between us and Action Stock Transfer Corporation, as Warrant agent, the Common Stock Purchase Warrants and the Pre-funded Warrants will be issued in book-entry form and the Common Stock Purchase Warrants and Pre-funded Warrants shall each initially be represented only by one or more global Warrants deposited with the Warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Common Stock Purchase Warrants to be Issued as Part of this Offering

The following summary of certain terms and provisions of the Common Stock Purchase Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Stock Purchase Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Stock Purchase Warrants for a complete description of the terms and conditions of the Common Stock Purchase Warrants.

Duration and Exercise Price

Each Common Stock Purchase Warrant included in the Units will have an initial exercise price equal to $[●] per share of Common Stock. The Common Stock Purchase Warrants will be immediately exercisable and will expire on the [●] anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Common Stock Purchase Warrants will be issued separately from the Common Stock included in the Common Stock Units, or the Pre-funded Warrants included in the Pre-funded Warrant Units, as the case may be. A Common Stock Purchase Warrant to purchase [●] share of our Common Stock will be included in each Common Stock Unit or Pre-funded Warrant Unit purchased in this offering.

Cashless Exercise

If, at the time a holder exercises its Common Stock Purchase Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Stock Purchase Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Purchase Warrants.

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Exercisability

The Common Stock Purchase Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Stock Purchase Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Stock Purchase Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Purchase Warrants. Purchasers of Common Stock Purchase Warrants in this offering may also elect prior to the issuance of the Common Stock Purchase Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Stock Purchase Warrants. Rather, the number of shares of Common Stock to be issued will be rounded to the nearest whole number, or the Company shall pay a cash adjustment in respect of the fractional share.

Transferability

Subject to applicable laws, the Common Stock Purchase Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no trading market for the Common Stock Purchase Warrants.

Exchange Listing

There is no trading market available for the Common Stock Purchase Warrants on any securities exchange or nationally recognized trading system. [We do not intend to list the Common Stock Purchase Warrants on any securities exchange or nationally recognized trading system.]

Right as a Stockholder

Except as otherwise provided in the Common Stock Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Stock Purchase Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Stock Purchase Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Stock Purchase Warrants and generally including any reorganization, recapitalization, or reclassification of our Common Stock, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Stock Purchase Warrants will be entitled to receive upon exercise of the Common Stock Purchase Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Purchase Warrants immediately prior to such fundamental transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our shares of Common Stock in the public market could adversely affect prevailing market prices and could impair our ability to raise equity capital in the future. Sales of substantial numbers of our shares in the public market could adversely affect prevailing market prices of our shares of Common Stock. While we have applied to list our shares of Common Stock on the Nasdaq Capital Market, we cannot assure you that our application will be accepted and that our shares of Common Stock will ever trade on the Nasdaq Capital Market.

Rule 144

In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, an “affiliate” who has beneficially owned our shares for a period of at least six months is entitled to sell within any three-month period a number of shares that does not exceed the greater of either 1% of the then outstanding shares or the average weekly trading volume of our shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing with the SEC of a notice on Form 144 with respect to such sale. Such sales under Rule 144 of the Securities Act are also subject to prescribed requirements relating to the manner of sale, notice and availability of current public information about us.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior holder other than an affiliate, is entitled to sell such shares without restriction, provided we have been in compliance with our reporting requirements under the Exchange Act for 90 days preceding such sale. To the extent that our affiliates sell their shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate. In addition, under Rule 144, any person who is not our affiliate and has not been our affiliate at any time during the preceding three months and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available.

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Lock-up Agreements

For a description of the lock-up arrangements that we, our directors, officers, and certain of our stockholders have entered into in connection with this offering, see “Underwriting.”

[Form S-8 Registration Statement

Following the completion of this offering, we intend to file a registration statement on Form S-8 to register our shares of Common Stock subject to stock options outstanding as reserved for issuance under our stock option plan. The registration statement with become effective automatically upon filing. Shares of Common Stock issued upon exercise of a stock option and registered pursuant to the Form S-8 registration statement, subject to vesting provisions, Rule 144 volume limitations applicable to our affiliates, and the lock-up agreements described under “Underwriting”, be available for sale in the open market immediately.]

TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of shares of Common Stock acquired pursuant to this Offering and exercise, disposition, and lapse of Common Stock Purchase Warrants acquired pursuant to this Offering, the acquisition, ownership, and disposition of the shares of Common Stock received upon exercise of such Common Stock Purchase Warrants (the “Warrant Shares”), the ownership, exercise and disposition of Pre-funded Warrants acquired pursuant to this Offering and the shares of Common Stock received upon the exercise of such Pre-funded Warrants (the “Pre-funded Warrant Shares”). The term “securities” as used in this summary includes the shares of Common Stock, Pre-funded Warrants, Common Stock Purchase Warrants, Warrant Shares and Pre-funded Warrant Shares, as applicable.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the securities acquired pursuant to this Offering that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Acquisition of a Common Stock Unit or Pre-funded Warrant Unit

The acquisition of a Common Stock Unit or Pre-funded Warrant Unit, as the case may be, should be treated for U.S. federal income tax purposes as the acquisition of a share of Common Stock or a Pre-funded Warrant, as applicable, and a Common Stock Purchase Warrant. The purchase price for each Common Stock Unit or Pre-funded Warrant Unit, as the case may be, will be allocated between a share of Common Stock or a Pre-funded Warrant, as applicable, and of a Common Stock Purchase Warrant in proportion to their relative fair market values at the time such securities are issued to the U.S. Holder. This allocation of the purchase price for each such Common Stock Unit or Pre-funded Warrant Unit, as the case may be, will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock or Pre-funded Warrant, as applicable, and of the Common Stock Purchase Warrant that comprise each such Common Stock Unit or Pre-funded Warrant Unit. For this purpose, we will allocate $[●] of the purchase price to the share of Common Stock or Pre-funded Warrant, as applicable, and $[●] of the purchase price to the Common Stock Purchase Warrant.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, we believe a Pre-funded Warrant should be treated as a separate class of shares of Common Stock for U.S. federal income tax purposes and a U.S. Holder of Pre-funded Warrants and Pre-funded Warrant Shares should generally be taxed in the same manner as a holder of shares of Common Stock except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the Pre-funded Warrant Shares received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the Pre-funded Warrant Shares received upon exercise, increased by the exercise price of $0.00001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-funded Warrants as Warrants to acquire Shares of Common Stock. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a Pre-funded Warrant pursuant to this Offering (including potential alternative characterizations).

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the shares of Common Stock, Warrant Shares and Pre-funded Warrant Shares only if such shares are marketable stock. The shares of Common Stock, Warrant Shares and Pre-funded Warrant Shares generally will be “marketable stock” if the shares of Common Stock, Warrant Shares and Pre-funded Warrant Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the shares of Common Stock, Warrant Shares and Pre-funded Warrant Shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the shares of Common Stock will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. A Mark-to-Market Election will likely not be available with respect to the Common Stock Purchase Warrants and Pre-funded Warrants.

A U.S. Holder that makes a Mark-to-Market Election with respect to its shares of Common Stock or Pre-funded Warrants generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such shares of Common Stock or Pre-funded Warrants. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the shares of Common Stock or Pre-funded Warrants and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the shares of Common Stock or Pre-funded Warrants.

Any Mark-to-Market Election made by a U.S. Holder for the shares of Common Stock or Pre-funded Warrants will also apply to such U.S. Holder’s Warrant Shares and Pre-funded Warrant Shares. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to its shares of Common Stock, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the Common Stock Purchase Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its securities. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income an amount equal to the excess, if any, of (a) the fair market value of the shares of Common Stock, Pre-funded Warrants, and any Warrant Shares or Pre-funded Warrant Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the shares of Common Stock, Pre-funded Warrants and any Warrant Shares or Pre-funded Warrant Shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

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A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the shares of Common Stock, Pre-funded Warrants, Warrant Shares and Pre-funded Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Description of the general rules applicable to the ownership and disposition of the Common Stock Purchase Warrants.

Exercise of Common Stock Purchase Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Common Stock Purchase Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Common Stock Purchase Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Common Stock Purchase Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Common Stock Purchase Warrant would commence on the date of exercise of the Common Stock Purchase Warrant or the day following the date of exercise of the Common Stock Purchase Warrant.

Disposition of Common Stock Purchase Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Stock Purchase Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Common Stock Purchase Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Stock Purchase Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Common Stock Purchase Warrants Without Exercise

Upon the lapse or expiration of a Common Stock Purchase Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Common Stock Purchase Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Stock Purchase Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Common Stock Purchase Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Stock Purchase Warrants, or an adjustment to the exercise price of the Common Stock Purchase Warrants, may be treated as a constructive distribution to a U.S. Holder of the Common Stock Purchase Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the stockholders). Adjustments to the exercise price of Common Stock Purchase Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Stock Purchase Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on the Shares of Common Stock, Pre-funded Warrants, Warrant Shares and Pre-funded Warrant Shares” below).

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Shares of Common Stock, Pre-funded Warrants, Warrant Shares and Pre-funded Warrant Shares

The following discussion describes the general rules applicable to the ownership and disposition of the shares of Common Stock, Pre-funded Warrants, Warrant Shares and Pre-funded Warrant Shares, but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on the Shares of Common Stock, Pre-funded Warrants, Warrant Shares and Pre-funded Warrant Shares.

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a share of Common Stock, Pre-funded Warrant, Warrant Share or Pre-funded Warrant Share (as well as any constructive distribution on a Common Stock Purchase Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see “Sale or Other Taxable Disposition of the Shares of Common Stock, Pre-funded Warrants, Warrant Shares and/or Pre-funded Warrant Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to such securities will constitute ordinary dividend income. Dividends received on such securities generally will not be eligible for the “dividends received deduction” generally applicable to corporations. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of the Shares of Common Stock, Pre-funded Warrants, Warrant Shares and/or Pre-funded Warrant Shares

Upon the sale or other taxable disposition of the shares of Common Stock, Pre-funded Warrants, Warrant Shares or Pre-funded Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such securities sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, such securities have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the securities generally may be subject to information reporting and backup withholding tax, currently at the rate of [24%], if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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UNDERWRITING

[●] is acting as the representative of the underwriters and the sole book-running manager in this offering. We have entered into an underwriting agreement dated September [●], 2022 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the respective public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, our Common Stock Units and Pre-funded Warrant Units listed next to its name in the following table:

Underwriter	Number of Common Share Units	Number of Pre- Funded Warrant Units	Total
[●]
Total

The underwriters are committed to purchase all the securities we are offering other than those covered by the over-allotment option to purchase additional securities described below, if they purchase any Common Stock Units or Pre-funded Warrant Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions and representations and Warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Common Stock Units and/or Pre-funded Warrant Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option to Purchase Additional Securities

Pursuant to the underwriting agreement, we have granted the underwriters an option, exercisable for up to 45days from the date of this prospectus, to purchase up to [●] additional shares of Common Stock and/or [●] Common Stock Purchase Warrants (15% of the shares of Common Stock and shares of Common Stock underlying Pre-funded Warrants and [●] accompanying Common Stock Purchase Warrants sold in this offering) at the public offering price set forth on the cover page hereto, less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of Common Stock and accompanying Common Stock Purchase Warrants are purchased pursuant to the over-allotment option, the underwriters will offer these shares of Common Stock and accompanying Common Stock Purchase Warrants on the same terms as those on which the other securities are being offered. If this over-allotment option is exercised in full, the total gross proceeds will be approximately $[●] million and the total net proceeds, after expenses, to us will be approximately $[●] million.

Discounts, Commissions and Expense Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional securities.

	Per Common Share Unit	Per Pre- Funded Warrant Unit	Total Without Over- Allotment	Total With Over- Allotment
Public offering price
Underwriting discounts and commissions ([●]%)
Proceeds, before expenses, to us.

The underwriters propose to offer the Common Stock Units and/or Pre-funded Warrant Units offered by us to the public at the public offering price per respective Common Stock Unit and/or Pre-funded Warrant Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Common Stock Units and/or Pre-funded Warrant Units to other securities dealers at such price less a concession of up to $[●] per Common Stock Unit and $[●] per Pre-funded Warrant Unit.

If all of the Common Stock Units and/or Pre-funded Warrant Units offered by us are not sold at the respective public offering prices per Common Stock Unit and Pre-funded Warrant Unit, the underwriters may change the offering price per Common Stock Unit and Pre-funded Warrant Unit and other selling terms by means of a supplement to this prospectus.

We have also agreed to reimburse certain of the representative’s accountable expenses not to exceed $[●] in the aggregate, and non-accountable expenses not to exceed 1% of the aggregate gross proceeds of this offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discounts, commissions and underwriter expense reimbursement, will be approximately $[●] million.

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Lock-Up Agreements

For a period of [●] days after the date of this prospectus, subject to certain exceptions, we have agreed with the underwriters not to offer for sale, issue or sell, or register for offer or sale, any of our shares of Common Stock or any other shares of our capital stock or file or cause to be filed with the SEC any registration statement relating to the offering of any of our securities. In addition, all of our directors, executive officers, and certain of our stockholders have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons, for a period of 90 days from the closing date of this offering, without the prior written consent of the representative, agree not to (1) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for our shares of Common Stock whether now owed or hereafter acquired or with respect to which the director or executive officer has or hereafter acquires the power of disposition; (2) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of such securities; or (3) engage in any short selling of such securities.

Underwriter Warrants

Upon closing of this offering, we will issue to [●] a compensation Warrant entitling [●] or its designees to purchase shares of our shares of Common Stock (equal to up to [●]% of the aggregate number of the shares of Common Stock and shares of Common Stock issuable upon exercise of the Pre-funded Warrants that we issue in this offering), subject to any reductions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA. This Warrant will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing six months from the effective date of the registration statement of which this prospectus forms a part, at a price of $ per share of Common Stock. The Warrant will provide for registration rights for the shares underlying the Warrant, pursuant to FINRA Rule 5110(f)(2)G), including a one-time demand registration right and piggyback rights for period of not more than seven years, as well as contain customary anti-dilution provisions. Pursuant to FINRA Rule 5110(g), the underwriter Warrants and any shares issued upon exercise of the underwriter Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal

Subject to certain conditions, we granted the representative, for a period of [●] months after the date of the consummation of our business combination, a right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of Common Stock Units and Pre-funded Warrant Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than this Prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

The Listing

We have applied or intend to apply to list our shares of Common Stock on The Nasdaq Capital Market under the proposed symbol “KGKG.” We do not intend to apply for listing of the Pre-funded Warrants or the Common Stock Purchase Warrants on any securities exchange or other nationally recognized trading system.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their option to purchase additional shares of Common Stock and [●] accompanying Common Stock Purchase Warrants or Pre-funded Warrants and [●] accompanying Common Stock Purchase Warrants and/or purchasing shares of Common Stock and [●] accompanying Common Stock Purchase Warrants or Pre-funded Warrants and [●] accompanying Common Stock Purchase Warrants in the open market.

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Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of Common Stock or preventing or retarding a decline in the market price of our shares of Common Stock. As a result, the price of our shares of Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of Common Stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market ,or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our shares of Common Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory, brokerage, and other services to us and have and may receive customary fees and expense reimbursement.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any securities offered hereby or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are qualified investors as defined under the Prospectus Directive;

●	by the underwriters to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (1) the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the Common Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in each Relevant Member State and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

66

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the Common Stock in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. This document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents relating to Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

67

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

68

LEGAL MATTERS

The validity of our Common Stock and certain legal matters will be passed upon for us by Clark Hill LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Kona Gold Beverage, Inc. and its subsidiaries as of December 31, 2021, and for the year in the period ended December 31, 2021, included in this Prospectus, which constitutes a part of this Registration Statement, have been so included in reliance upon the report of Weinberg & Company, P.A. (“Weinberg”), an independent registered public accounting firm, appearing elsewhere herein and in this Registration Statement, given on said firm’s authority as experts in auditing and accounting. Weinberg’s report regarding Kona Gold includes an explanatory paragraph related to our ability to continue as a going concern.

The consolidated financial statements of Kona Gold Beverage, Inc. and its subsidiaries as of December 31, 2020, and for the year in the period ended December 31, 2020, included in this Prospectus, which constitutes a part of this Registration Statement, have been so included in reliance upon the report of BF Borgers CPA PC (“BF Borgers”), an independent registered public accounting firm, appearing elsewhere herein and in this Registration Statement, given on said firm’s authority as experts in auditing and accounting. BF Borgers’ report regarding Kona Gold includes an explanatory paragraph related to our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on FormS-1 under the Securities Act regarding the shares of our Common Stock offered hereby. This Prospectus does not contain all of the information found in our Registration Statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this Prospectus, please refer to our Registration Statement, including its exhibits and schedules. Statements made in this Prospectus concerning the contents of any contract, agreement, or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The Registration Statement, of which this Prospectus forms a part, including its exhibits and schedules, is available on the SEC’s website at www.sec.gov.

After this Registration Statement has been declared effective by the SEC, we will be required to file periodic reports, proxy statements, and other information with the SEC. These documents may be accessed through the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this Prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this Prospectus by writing to us at the following address: 746 North Drive, Suite A, Melbourne, Florida 32934, by emailing us at [investorrelations@konagoldbeverage.com], or by calling us at 844-714-2224. We also maintain a website, www.konagoldbeverage.com, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at our website. The information set forth on, or accessible from, our website is not part of this Prospectus.

Disclosure Of Commission Position On Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

69

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Kona Gold Beverage, Inc

Melbourne, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Kona Beverage, Inc. and Subsidiaries (the “Company”) as of December 31, 2021, the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring operating losses and negative operating cash flows since inception, and has a stockholders’ deficit as of December 31, 2021. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

/s/Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

April 13, 2022

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Kona Gold Beverage, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Kona Gold Beverage, Inc. as of December 31, 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 19 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor from 2018 to 2022
Lakewood, CO
April 14, 2021

F-3

Kona Gold Beverage, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEET

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$703,825	$113,168
Accounts receivable, net of allowance for doubtful accounts of $11,926 and $3,967, respectively	15,993	-
Inventory, net of reserve for obsolescence of $150,000 and $0, respectively	574,811	660,504
Prepaids	278,707	-
Other current assets	30,373	20,448
Total current assets	1,603,709	794,120

NON-CURRENT ASSETS
Property, plant and equipment, net	348,037	167,872
Right-of-use asset, net	966,955	912,993
Intangible property, net	75,955	69,488
Deposits	15,125	6,500
Total assets	$3,009,781	$1,950,973

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$541,123	$309,692
Amounts owed to customers	-	10,508
Accrued compensation	329,583	257,500
Current loan payable	7,974	-
Current note payable - related party	6,000	12,000
Current acquisition obligations	60,000	-
Current lease liabilities	213,837	149,407
Convertible debt, net of discount of $2,150,067 and $0, respectively	849,933	900,000
Derivative liability	2,121,000	361,152
Total current liabilities	4,129,450	2,000,259

NON-CURRENT LIABILITIES
Line of credit	-	398,470
Line of credit - related party	1,478,151	1,495,151
Loan payable, net of current	25,338	-
Note payable - related party, net of current	47,500	56,000
Acquisition obligations	615,317	-
PPP notes payable	-	95,161
Lease liabilities, net of current	838,883	763,586
Total liabilities	7,134,639	4,808,627

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred Stock Series A, $.00001 par value, 4,000,000 shares authorized, 0 and 0 issued, and outstanding, respectively	-	-
Preferred Stock Series B, $.00001 par value, 1,200,000 shares authorized, 488,000 issued and outstanding, respectively	5	5
Preferred Stock Series C, $.00001 par value, 250 shares authorized, 0 and 140 issued, and outstanding, respectively	-	-
Preferred Stock Series D, $.00001 par value, 500,000 shares authorized, 500,000 issued, and outstanding, respectively	5	5
Common Stock, $.00001 par value, 2,500,000,000 authorized, 1,004,709,546 and 786,308,041, issued and outstanding, respectively	10,047	7,863
Common stock issuable (170,000,000 and 170,000,000 shares)	1,386,497	1,386,497
Additional paid-in capital	10,778,761	5,028,012
Accumulated deficit	(16,300,173)	(9,280,036)
Total stockholders’ deficit	(4,124,858)	(2,857,654)
Total liabilities and stockholders’ deficit	$3,009,781	$1,950,973

See notes to consolidated financial statements

F-4

Kona Gold Beverage, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2021	2020
REVENUES, NET	$2,478,736	$910,227
COST OF REVENUES	2,143,359	654,177
Gross profit	335,377	256,050

OPERATING EXPENSES
Selling, general and administrative expenses	3,383,879	2,614,824
Impairment of goodwill	1,337,287	-
Loss from operations	(4,385,789)	(2,358,774)
Other income / (expense)
Interest expense	(982,378)	(418,959)
Financing costs	(1,335,000)	-
Change in the fair value of derivative liability	549,714	(361,152)
Loss on extinguishment of debt	(1,056,732)	-
Gain on forgiveness of SBA PPP loan	212,648	-
EIDL advance	-	7,000
Other income (expense)	(22,600)	6,290
Net Loss	$(7,020,137)	$(3,125,595)

NET LOSS PER COMMON SHARES:
Basic and diluted	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic and diluted	875,322,747	775,469,306

See notes to consolidated financial statements

F-5

Kona Gold Beverage, Inc. and Subsidiary

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Preferred Stock		Common Shares		Additional		Total
	$.00001 Par		$.00001 Par		Issuable		Paid	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance December 31, 2019	763,967,603	$7,639	4,988,000	$50	170,000,000	$1,386,497	$4,155,777	$(6,154,441)	$(604,478)
Common Stock Issued for Compensation	10,000,000	100					475,900		476,000
Common Stock Issued for Sponsorship Agreements	85,000	1					2,577		2,578
Warrants related to convertible debenture							281,565		281,565
Common Stock Conversion to Preferred Stock	(140)	(0)	140	0					-
Preferred Stock Conversion to Common Stock	4,000,000	40	(4,000,000)	(40)			-		-
Accrued Common Stock Issues for Compensation	140	0					2		2
Common Stock Issued for Conversion of Convertible Debt and Accrued Interest	8,255,438	83					112,191		112,274
Net loss								(3,125,595)	(3,125,595)
Balance December 31, 2020	786,308,041	$7,863	988,140	$10	170,000,000	$1,386,497	$5,028,012	$(9,280,036)	$(2,857,654)
Common Stock Issued for Compensation	8,100,000	81					213,719		213,800
Common Stock issued for acquisition	9,000,000	90					242,910		243,000
Warrants related to convertible debenture							1,583,000		1,583,000
Preferred Stock Conversion to Common Stock	140	0	(140)	(0)			-		-
Common Stock Issued for Conversion of Convertible Debt and Accrued Interest	201,301,365	2,013					3,711,120		3,713,133
Net loss								(7,020,137)	(7,020,137)
Balance December 31, 2021	1,004,709,546	$10,047	988,000	$10	170,000,000	$1,386,497	$10,778,761	$(16,300,173)	$(4,124,858)

See notes to consolidated financial statements

F-6

Kona Gold Beverage, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31,

	2021	2020
CASH USED IN OPERATING ACTIVITIES:
Net loss	$(7,020,137)	$(3,125,595)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	58,713	40,206
Right-of-use asset amortization	291,697	-
Amortization of debt discount	774,496	-
Increase in inventory reserve	150,000	-
Impairment of goodwill	1,337,287	-
Financing costs	1,335,000	-
Loss on extinguishment of debt	1,056,732	-
Gain on change in fair value of derivative liabilities	(549,714)	-
Gain on forgiveness of PPP loan	(212,648)	-
Interest expense related to warrants on convertible debt	-	281,565
Common stock issued for sponsorship	-	2,578
Common stock issued for compensation	213,800	476,002
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	16,768	73,581
Decrease (increase) in inventory	185,339	26,418
Decrease (increase) in prepaids	(278,707)	-
Decrease (increase) in other current assets	(9,925)	(2,109)
Decrease (increase) in right-of-use asset	-	(580,820)
Decrease (increase) in deposits	(8,625)	-
Increase (decrease) in accounts payable and accrued expenses	66,186	263,576
Increase (decrease) in amounts due to customer	(10,508)	-
Increase (decrease) in accrued compensation	72,083	257,500
Increase (decrease) in derivative liability	-	361,152
Increase (decrease) in lease liability	(198,433)	555,822
Net cash used in operating activities	(2,730,596)	(1,370,124)

CASH USED IN INVESTING ACTIVITIES:
Purchase of purchase property, plant and equipment	(194,792)	(59,541)
Changes in intellectual property	(3,590)	8,175
Net cash used in investing activities	(198,382)	(51,366)

CASH PROVIDED BY FINANCING ACTIVITIES:
Repayment of note payable - related party	(14,500)	(12,000)
Changes in line of credit - related party	(17,000)	403,000
Changes in line of credit	(398,470)	-
Payment of acquisition obligations	(463,932)	-
Repayment of loan payable	(1,451)	-
Principal repayments of finance lease obligation	(7,499)	-
Proceeds from convertible debentures payable, net of expenses	4,305,000	1,012,274
Proceeds from PPP notes payable	117,487	95,161
Net cash provided by financing activities	3,519,635	1,498,435
Net cash increase for period	590,657	76,945
Cash at beginning of period	113,168	36,223
Cash at end of period	$703,825	$113,168

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$22,600	$-
Cash paid for interest	$120,740	$35,877

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for acquisition of S&S	$243,000	$-
Recording of right of use asset and lease liability	$345,659	$-
Fair value of derivative liability created upon issuance of convertible debenture and warrants	$3,982,000	$-
Common shares issued on conversion of debentures and accrued interest	$3,713,133	$112,274
Issuance of loan payable for vehicle purchase	$34,763	$-

See notes to consolidated financial statements

F-7

Kona Gold Beverage, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – OPERATIONS AND LIQUIDITY

The Company was formerly known as Kona Gold Solutions, Inc., and in October 2020, changed its name to Kona Gold Beverage, Inc., a Delaware corporation (“Kona Gold,” the “Company,” “we,” “us,” or “our”). The Company owns and operates a line of premier CBD lifestyle brand products. As of December 31, 2021, the Company has four wholly-owned subsidiaries: Kona Gold LLC, a Delaware limited liability company (“Kona”), HighDrate LLC, a Florida limited liability company (“HighDrate”), and Gold Leaf Distribution LLC, a Florida limited liability company (“Gold Leaf”). In January 2021, the Company acquired all of the capital stock of S and S Beverage, Inc. The Company is primarily focused on product development in the functional beverage sector. Kona Gold creates hemp-infused energy drinks, which includes hemp energy drinks, CBD energy water, and also sells Kona Gold merchandise and apparel, which promotes the Company’s beverages. HighDrate focuses on the development and marketing of CBD-infused energy waters geared to the fitness and wellness markets. Gold Leaf focuses on the distribution of premium beverages and snacks in key markets.

The Company currently sells its products through resellers, the Company’s websites, and distributors that span across nine states. The Company’s products are available in wide variety of stores, including convenience and grocery stores, smoke shops, and gift shops.

As used herein, the terms “Kona Gold,” the “Company,” “we,” “us,” or “our, refer to Kona Gold individually or, as the context requires, collectively with its subsidiaries on a consolidated basis.

Effects of COVID-19

In January 2020, the WHO announced a global health emergency because of a new strain of coronavirus (known as COVID-19) that originated in Wuhan, China and generated significant risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on the Company’s consumer demand, sales, and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on the Company’s consumers and employees, all of which are uncertain and cannot be predicted. Management is actively monitoring this situation and potential impacts on our financial condition, liquidity, and results of operations.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the year ended December 31, 2021, the Company recorded a net loss of $7,020,137 and used cash in operations of $2,730,596 and had a stockholders’ deficit of $4,124,858 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2021, the Company had cash on hand in the amount of $703,825. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case or equity financing.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are unaudited and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. These unaudited consolidated financial statements have been prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles (“GAAP”) in the United States.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts receivable, assumptions used in valuing inventories at net realizable value, impairment testing of recorded long-term tangible and intangible assets, the valuation allowance for deferred tax assets, accruals for potential liabilities, assumptions made in valuing stock instruments issued for services, and assumptions used in valuing warrant liabilities, and assumptions used in the determination of the Company’s liquidity.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications did not affect revenue or net loss. The Company reclassified its accrued stock compensation, previously reflected as a liability, to common shares issuable, a component of stockholders’ equity. The reclassification was recorded after the Company concluded its accrued stock compensation had a fixed and determinable price with no cash payment provision (see Note 16).

Accounts Receivable

Accounts receivable are generally recorded at the invoiced amounts net of an allowance for expected losses. The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for accounts receivable is established through a provision reducing the carrying value of receivables. At December 31, 2021 and 2020, the allowance was $11,926 and $3,967, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out (“FIFO”) basis. The Company’s inventories are valued at the lower cost or net realizable value. The Company’s inventory consists almost entirely of finished and unfinished goods, and freight, which include CBD energy waters, CBD waters, hemp energy drinks, cans for production, and merchandise and apparel. The Company periodically evaluates and adjusts inventories for obsolescence. During the year ended December 31, 2021, management recorded a reserve for slow moving and potentially obsolete inventory of $150,000. The shelf life of all beverage inventory is two years, and at December 31, 2021 and 2020, all inventory was current, as reflected in the accompanying Consolidated Balance Sheets.

F-9

Property and Equipment

Property and equipment is stated at cost. Expenditures for major renewals and improvements that extend the useful lives of property and equipment or increase production capacity are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

Property and Equipment Type	Years of Depreciation
Furniture and fixtures	7
Machinery and equipment	7
Vehicles	5
Computer equipment	5-7

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2021 and 2020, the Company determined there were no indicators of impairment of its property and equipment.

Goodwill and Intangible Assets

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trade-marks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is the period needed to gather all information necessary to make the purchase price allocation, not to exceed one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Goodwill

In accordance with FASB ASC Topic No. 350, Intangibles-Goodwill and Other, the Company reviews the recoverability of the carrying value of goodwill at least annually or whenever events or circumstances indicate a potential impairment. The Company’s impairment testing is performed annually at December 31 (its fiscal year end). Recoverability of goodwill is determined by comparing the fair value of Company’s reporting unit to the carrying value of the underlying net assets in the reporting units. If the fair value of a reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities. During the year ended December 31, 2021, management determined there were indications of impairment, and recorded a charge of approximately $1,337,287 on the accompanying consolidated statements of operations, leaving no remaining goodwill balance at December 31, 2021.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of acquisition. These intangible assets consist of developed technology. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of ten years.

F-10

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which include (1) identifying the contract or agreement with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. The Company’s performance obligations are satisfied at that time. The Company does not have any significant contracts with customers requiring performance beyond delivery, and contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer.

All of the Company’s products are offered for sale as finished goods only, and there are no performance obligations required post-shipment for customers to derive the expected value from them.

The Company does not allow for returns, except for damaged products when the damage occurred pre-fulfillment. Damaged product returns have historically been insignificant. Because of this, the stand-alone nature of our products, and our assessment of performance obligations and transaction pricing for our sales contracts, we do not currently maintain a contract asset or liability balance for obligations. We assess our contracts and the reasonableness of our conclusions on a quarterly basis.

Sales are made to customers under terms allowing certain limited rights of return. The Company records an allowance and return for each quarter for 3% of total sales. The Company recorded sales return, and allowance at the year ending December 31, 2021 and 2020 of approximately $77,479 and $28,707, respectively, which is included in the revenues, net of sales returns and allowances in the accompanying Consolidated Statements of Loss.

The following table presents our net revenues, by revenue source, and the period-over-period percentage change, for the period presented:

	Year Ended December 31,
	2021	2020
Revenue Source	Revenue	Revenue	% Change
Distributors	$895,850	$438,745	104%
Amazon	154,240	87,965	75%
Online Sales	68,073	55,190	23%
Retail	1,420,747	332,371	327%
Shipping	17,305	24,663	(30)%
Sales Returns and Allowances	(77,479)	(28,707)	170%
Net Revenues	$2,478,736	$910,227	172%

The following table presents our net revenues by product lines for the period presented:

	Year Ended December 31,
	2021	2020
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$362,096	$384,300	(6)%
CBD Energy Waters	133,110	195,050	(32)%
Lemonade Drinks	621,331	-	100%
Apparel	1,626	2,550	(36)%
Retail	1,420,747	332,371	327%
Shipping	17,305	24,663	(30)%
Sales returns and allowance	(77,479)	(28,707)	170%
Net Revenues	$2,478,736	$910,227	172%

Cost of Sales

Cost of revenues consists primarily of expenses associated with products sold to distributors and resellers, including product and shipping costs. Costs also include credit card fees, fees incurred for sales that occur on Amazon.com, and other transaction fees related to the processing of consumer transactions. Typically, we expect that the cost of revenues will increase as a direct correlation to increases in sales. Thus, our cost of revenues increases on an absolute basis versus on a percentage of sales basis. At the same time, when sales increase, thereby increasing our orders with our co-packers, our cost of products decreases because of the volume discounts we receive from our co-packers.

F-11

Delivery and Handling Expense

Shipping and handling costs are comprised of purchasing and receiving, inspection, warehousing, transfer freight, and other costs associated with product distribution after manufacture and are included as part of operating expenses.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling and marketing expense. Advertising costs aggregated $164,052 and $36,935 for the years ended December 31, 2021 and 2020, respectively.

Stock Compensation Expense

The Company periodically issues stock options and restricted stock awards to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Income Taxes

The Company uses an asset and liability approach for accounting and reporting for income taxes that allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Loss per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net income applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive.

For the years ended December 31, 2021 and 2020, the calculations of basic and diluted loss per share are the same because potential dilutive securities would have had an anti-dilutive effect. The potentially dilutive securities consisted of the following:

	December 31, 2021	December 31, 2020
Warrants	170,000,000	20,000,000
Common stock equivalent of Series B Convertible Preferred Stock	488,000	488,000
Common stock equivalent of Series C Convertible Preferred Stock	-	140
Common stock equivalent of Series D Convertible Preferred Stock	500,000,000	500,000,000
Common stock issuable	170,000,000	170,000,000
Restricted common stock	8,100,000	10,085,140
Common stock on convertible debentures and accrued interest	766,027,250	33,700,481
Total	1,614,615,250	734,273,761

F-12

Fair Value of Financial Instruments

The Company uses various inputs in determining the fair value of its financial assets and liabilities and measures these assets on a recurring basis. Financial assets recorded at fair value are categorized by the level of subjectivity associated with the inputs used to measure their fair value. Accounting Standards Codification Section 820 defines the following levels of subjectivity associated with the inputs:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, short-term bank loans, accounts payable, notes payable and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of capital lease obligations and long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Segments

During the year, the Company consolidated and restructured its operations. The Company now operates in one segment for the manufacture and distribution of our products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Concentrations

The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Generally, the Company’s policy is to minimize borrowing costs by immediately applying cash receipts to borrowings against its credit facility. From time to time, however, the Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the FDIC limit. To minimize the risk, the Company’s policy is to maintain cash balances with high quality financial institutions.

Gross sales. During the year ended December 31, 2021, the Company reported no customers that accounted for 10% of gross sales. During the year ended December 31, 2020, the Company reported no customers that accounted for 10% of gross sales.

Accounts receivable. As of December 31, 2021, the Company had accounts receivable from two customers that comprised 60% of its gross accounts receivable. As of December 31, 2020, the Company had accounts receivable from four customers that comprised 76% of its gross accounts receivable.

F-13

Co-Packers. The raw materials used in the production of the Company’s products are obtained by the Company’s co-packers and consist primarily of materials such as the flavors, caffeine, sugars or sucralose, taurine, vitamins, CBD, and hemp seed protein contained in its beverages, the bottles in which its beverages are packaged, and the labeling on the outside of its beverages. These principal raw materials are subject to price and availability fluctuations. The Company currently relies on a few key co-packers, which in turn rely on a few key suppliers. The Company continually endeavors to have back-up co-packers, which co-packers would in turn depend on their third-party suppliers to supply certain of the flavors and concentrates that are used in the Company’s beverages. The Company is also dependent on these co-packers to negotiate arrangements with their existing suppliers that would enable the Company to obtain access to certain of such concentrates or flavor formulas under certain extraordinary circumstances. Additionally, in a limited number of cases, the Company’s co-packers may have contractual restrictions with their suppliers or the Company’s co-packers may need to obtain regulatory approvals and licenses that may limit the co-packers’ ability to enter into agreements with alternative suppliers. Contractual restrictions in the agreements the Company has with certain distributors may also limit the Company’s ability to enter into agreements with alternative distributors. The Company believes that a satisfactory supply of co-packers will continue to be available at competitive prices, although there can be no assurance in this regard. With respect to Gold Leaf’s operations, the Company continually endeavors to contract with additional beverage vendors to ensure the Company has adequate inventory. The Company believes that a satisfactory supply of vendors will continue to be available at competitive prices, although there can be no assurance in this regard.

Purchases from vendors. During the year ended December 31, 2021, the Company’s largest three vendors accounted for approximately 13%, 11%, and 10% of all purchases, respectively. During the year ended December 31, 2020, the Company did not purchase in excess of 10% of its purchases from any single vendor.

Accounts payable. As of December 31, 2021, four vendors accounted for more than 10% the total accounts payable. The Company’s largest four vendors accounted for 20%, 14%, 12%, and 11% of the total accounts payable, respectively. As of December 31, 2020, three vendors accounted for more than 10% of the total accounts payable. The Company’s largest three vendors accounted for 29%, 19%, and 10% of the total accounts payable, respectively.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. The diluted net income per share calculation for convertible instruments will require the Company to use the if-converted method. For contracts in an entity’s own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. This update simplifies the related settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective January 1, 2024, for the Company and the provisions of this update can be adopted using either the modified retrospective method or a fully retrospective method. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Effective January 1, 2021, the Company early adopted ASU 2020-06 and that adoption did not have an impact on our financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-14

NOTE 3 – INVENTORY

Inventory is valued at the lower of cost (first-in, first-out) or net realizable value, and net of reserves is comprised of the following:

	December 31, 2021	December 31, 2020
Raw materials	$70,592	$38,705
Finished goods, net	504,219	621,799
Total	$574,811	$660,504

At December 31, 2021 and 2020, inventory presented above is net of a reserve for slow moving and potentially obsolete inventory of $150,000 and $0, respectively.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment is comprised of the following:

	December 31, 2021	December 31, 2020
Furniture and Fixtures	$75,070	$57,879
Computers and Software	29,196	16,638
Machinery & Equipment	108,799	79,951
Vehicles	239,093	68,135
Total cost	452,158	222,603
Accumulated depreciation	(104,121)	(54,731)
Property, plant and equipment, net	$348,037	$167,872

Depreciation for the years ended December 31, 2021 and 2020, was approximately $49,390 and $34,075 respectively, and is included in selling, general and administrative expenses in the accompanying Consolidated Statements of Loss. During the year ended December 31, 2021, the Company entered into a loan to purchase a vehicle for $54,763, for which the Company made a down payment of $20,000 and financed $34,763 (see Note 9).

NOTE 5 – ACQUISITION OF S AND S BEVERAGE, INC.

On January 21, 2021, the Company entered into an Agreement and Plan of Merger with S and S and its shareholders and acquired all of the capital stock of S and S. In consideration thereof, the Company issued to them an aggregate of nine million restricted shares of Kona Gold Beverage, Inc.’s common stock (the “Acquisition Stock”) of a fair value of $243,000. The Company did not grant them any registration rights in respect of the shares of Acquisition Stock. The Company also agreed to pay an aggregate of $1,050,000 (the “Aggregate Acquisition Payments”), the majority of which is allocated to certain creditors of S and S (including one of the S and S’s legacy shareholders) and approximately $89,249 was allocated and paid to the five S and S legacy shareholders on a pro rata basis. The Company paid approximately $400,000 of the Aggregate Acquisition Payments at the closing of the transaction. The remaining Aggregate Acquisition Payments, including the Remaining Acquisition Payments, are scheduled to be paid in monthly installments, in arrears on the tenth calendar day of each month, commencing on March 10, 2021, at a rate equivalent to $2.00 per case of Lemin Superior Lemonade (the product line of S and S that we have now branded as Ooh La Lemin) that we sell until the Aggregate Acquisition Payments have been paid in full. During the year ended December 31, 2021, the Company paid $63,932 of the remaining Aggregate Acquisition Payments, leaving an acquisition obligation balance of $675,317 at December 31, 2021.

The Company utilized the acquisition method of accounting for the S and S acquisition in accordance with ASC 805, Business Combinations. The Company allocated the purchase price to acquired tangible assets, identifiable intangible assets, and assumed liabilities at their estimated fair values as of the date of acquisition. The fair value of the intangible assets was estimated using the income approach, pursuant to which after-tax cash flows are discounted to present value based on projections and other available financial data. The cash flows were based on estimates used to value the acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model, as well as the weighted average cost of capital. The valuation assumptions took into consideration the Company’s estimates of customer attrition and revenue growth projections. The excess of the purchase price paid by the Company over the estimated fair value of identified tangible and intangible assets has been recorded as goodwill. The acquisition was intended to augment and diversify the Company’s business. Key factors that contributed to the recorded goodwill and intangible assets in the aggregate were the opportunity to generate future revenues and synergies within the business. The goodwill will not be amortized but will be tested annually for impairment.

F-15

The following table summarizes the assets acquired, liabilities assumed and purchase price allocation:

Fair Value

Consideration paid:
Acquired obligations	$340,000
Note payable – acquisition	1,050,000
Common stock (9,000,000 shares of common stock at $0.27 per share)	243,000
Total consideration paid	$1,633,000

Purchase price allocation
Acquired assets	296,000
Goodwill	1,337,000
Total purchase price	$1,633,000

During the year ended December 31, 2021, management determined there were indications of impairment, and recorded a charge of approximately $1.3 million, leaving no remaining goodwill balance at December 31, 2021.

The following unaudited pro forma statements of operations present the Company’s pro forma results of operations after giving effect to the purchase of S and S based on the historical financial statements of the Company and S and S. The unaudited pro forma statements of operations for the year ended December 31, 2021 and 2020 give effect to the transaction as if it had occurred on January 1, 2020.

	Years ended December 31,
	2021	2020
	(Proforma, unaudited)	(Proforma, unaudited)
Revenues	$2,518,750	$1,253,199
Loss from operations	$(4,388,618)	$(2,962,038)
Net loss	$(7,022,966)	$(3,727,484)

F-16

Pursuant to the provisions of ASC 805, the following results of operations of S and S subsequent to the acquisition are as follows:

January 22 to December 31, 2021
Revenues	$620,000
Direct cost of revenues	316,000
Selling, general and administrative expense	431,200
Net loss	$(127,200)

These amounts were included in the accompanying Consolidated Statement of Operations.

NOTE 6 – INTANGIBLE ASSETS

Intangible asset consisted of the following:

	December 31, 2021	December 31, 2020
Intangible Assets
Trademarks	$85,340	$81,750
Website development	12,200	-
Accumulated amortization	(21,585)	(12,262)
Total Intangible Assets, net of amortization	$75,955	$69,488

During the year ended December 31, 2021 and 2020, the Company capitalized costs of $3,590 pertaining to trademarks, and acquired website development as part of its acquisition of S and S (see Note 5). During the year ended December 31, 2021 and 2020, the Company recorded amortization expense of $9,323 and $8,175, respectively. The following table summarizes the amortization expense to be recorded in future periods for intangible assets that are subject to amortization:

Year Ending	Amortization
2022	$9,754
2023	9,754
2024	9,754
2025	9,754
2026	9,754
Thereafter	27,185
Total	$75,955

NOTE 7 – LINE OF CREDIT

On May 5, 2018, Kona Gold LLC entered into a Line of Credit Agreement with Matthew Nicoletti as the lender, which established a revolving line of credit in the amount of up to $400,000. The line of credit matures on May 5, 2022 and is reflected as non-current on the accompanying Consolidated Balance Sheets at December 31, 2020. Advances under the line of credit bear interest at the rate of 3.75 percent per annum. Payments of principal and accrued interest are payable on the maturity date. At December 31, 2020, the line of credit had an outstanding principal balance of $398,470, respectively, and accrued interest $32,102. The line of credit was paid off during the year ending December 31, 2021.

F-17

NOTE 8 – LINES OF CREDIT – RELATED PARTY

Line of credit with related party consists of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Line of credit to related party	$1,352,651	$1,369,651
Line of credit to related party	125,500	125,500
Total	$1,478,151	$1,495,151

(c)	On April 4, 2019, Kona entered into a Line of Credit Agreement with Robert Clark. Robert Clark is the Board Chairman, CEO and majority shareholder. The agreement established a revolving line of credit in the amount of up to $1,500,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on April 4, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At December 31, 2021 and December 31, 2020, outstanding principal was $1,352,651 and $1,369,651, respectively.

(d)	On August 29, 2019, Gold Leaf entered into a Line of Credit Agreement with Robert Clark. Robert Clark is the Board Chairman, CEO and majority shareholder. The agreement established a revolving line of credit in the amount of up to $200,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on August 29, 2022, at which time all outstanding principal amounts and accrued interest are due and payable. At December 31, 2021 and December 31, 2020, outstanding principal was $125,500 and $125,500, respectively.

At December 31, 2020, accrued interest on the lines of credit to related parties was $39,942. During the year ended December 31, 2021, the Company added $55,930 of additional accrued interest, leaving an accrued interest balance on the lines of credit to related parties of $95,873 at December 31, 2021. Accrued interest in included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

NOTE 9 – LOAN PAYABLE

On August 21, 2021, the Company financed the purchase of a vehicle for $34,763, after making a down payment of $20,000. The loan term is for sixty months, annual interest rate of 5.44%, with monthly principal and interest payments of $1,994, and secured by the purchased vehicle. During the twelve months ended December 31, 2021, the Company made principal payments of $1,450, leaving a loan balance of $33,312 at December 31, 2021, of which $7,974 was recorded as the current portion of loan payable on the accompanying consolidated balance sheet.

NOTE 10 – NOTES PAYABLE – RELATED PARTY

Notes payable to related party consists of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020

Notes payable to related party (a)	$-	$8,500
Notes payable to related party (b)	53,500	59,500
Total loans payable	53,500	68,000
Notes payable to related party, current portion	(6,000)	(12,000)
Notes payable to related party, net of current portion	$47,500	$56,000

(a)	On October 31, 2018, Kona issued a Standard Promissory Note in favor of Robert Clark, as lender, in the original principal amount of $20,000. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The note bears no interest. Principal payments of $500 per month commenced in February 2019, with the final payment due in April 2021. At December 31, 2020 the balance of this note was $8,500. At December 31, 2021, this note had been paid in full.

(b)	On February 19, 2019, Gold Leaf issued a Standard Promissory Note in Favor of Robert Clark, as lender, in the original principal amount of $70,000. Robert Clark is the Board Chairman, CEO and majority shareholder. The note bears no interest. Principal payments of $500 per month commenced in March 2019, with final payment due in March 2021. On March 15, 2021, Gold Leaf issued an Amendment to the original issued Standard Promissory Note in Favor of Robert Clark for the remaining outstanding principle of $58,000. Principal payment of $500 per month, with final payment due in March 2022. The outstanding principal balance of this note at December 31, 2021 and December 31, 2020 was $53,500 and $59,500, respectively.

F-18

NOTE 11 – CONVERTIBLE SECURED DEBENTURES

Secured debentures that are payable to an otherwise unaffiliated third party consists of the following as of December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020

YA II PN, Ltd.	$3,000,000	$900,000
Less debt discount	(2,150,067)	-
Secured note payable, net	$849,933	$900,000

2020 Securities Purchase Agreement

From May to December 2020, the Company completed the 2020 Private Placement of the 2020 Debentures and the 2020 Warrant pursuant to the 2020 SPA. The Warrant (the “2020 Warrant”) is exercisable for up to 20,000,000 shares of Common Stock (the “2020 Warrant Shares”), with a three-year life, and an exercise price of $5.00 per share. The 2020 Debentures are due 12 months from their respective issuance dates and are secured by all of the Company’s assets and the assets of each of its subsidiaries pursuant to that certain Security Agreement by and among the Selling Stockholder, the Company’s subsidiaries, and the Company. Initially, the 2020 Debentures were convertible at the lower of (i) the fixed conversion price, which is $0.05 per share, subject to adjustment (the “2020 Fixed Conversion Price”), or (ii) 80% of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during the 15 trading days immediately preceding the conversion date, subject to adjustment (the “2020 Market Conversion Price”). The 2020 Debentures contain an adjustment provision that, subject to certain exceptions, reduces the conversion price if the Company issues shares of its common stock or common stock equivalents at a price lower than the then-current conversion price of the 2020 Debentures. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will also result in an adjustment of the conversion price of the 2020 Debentures. The 2020 Debentures are subject to a “conversion blocker” such that the Selling Stockholder cannot convert any portion of the 2020 Debentures that would result in the Selling Stockholder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of the Common Stock following such conversion (excluding, for purposes of such determination, shares of the Common Stock issuable upon conversion of the 2020 Debentures or exercise of the 2020 Warrant that had not then been converted or exercised, respectively). The Selling Stockholder can increase that 4.99% “conversion blocker” to 9.99% upon at least 65 days’ prior written notice to the Company. The 2020 Debentures accrue interest at an annual rate equal to 8% and are due and payable on their respective maturity dates (or sooner if the Selling Stockholder converts the 2020 Debentures or otherwise accelerates the maturity date, as provided for in the 2020 Debentures). Interest is payable either in cash or, if certain Equity Conditions (as defined in the 2020 Debentures) are then satisfied, in shares of the Common Stock at the 2020 Market Conversion Price on the trading day immediately prior to the date paid.

At the Company’s option, it has the right to redeem, in part or in whole, the outstanding principal and interest under the 2020 Debentures prior to their respective maturity dates; provided, that, as of the date of the holder’s receipt of the redemption notice, (i) the VWAP of the Common Stock is less than the 2020 Fixed Conversion Price, initially $0.05 per share, and (ii) there is no Equity Conditions failure. The Company must pay an amount equal to the principal amount being redeemed plus outstanding and accrued interest thereon, as well as a redemption premium equal to 15% of the outstanding principal amount being redeemed (the “Redemption Premium”). The Company must provide the holder 15 business days’ advance notice of its intent to make a redemption, setting forth the amount of principal and interest we desire then to redeem plus the applicable Redemption Premium.

The 2020 Debentures contain an adjustment provision that, subject to certain exceptions, reduces the conversion price if the Company issues shares of the Common Stock or common stock equivalents at a price lower than the then-current conversion price of the 2020 Debentures. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will also result in an adjustment of the conversion price of the 2020 Debentures.

F-19

As part of the terms of the Placement, the Company was required to a registration statement with the SEC registering for resale the Conversion Shares and the Warrant Shares. The Company complied with this requirement in accordance with the terms of the agreement.

As a result of this offering, the Company issued the 2020 Debentures with an initial principal balance of one million dollars in exchange for cash, net of direct fees and expenses. As previously discussed, the 2020 Debentures were secured by all tangible and intangible assets of the Company, bore interest at a rate of 8% per annum, matured in one year and were secured by the Company’s assets. The 2020 Debentures were also convertible to shares of the Company’s Common Stock at a conversion price of $0.05 per share or 80% of the lowest 15 daily volume weighted average price (VWAP), whichever is lower. As the ultimate determination of shares to be issued upon conversion of 2020 Debentures could exceed the current number of available authorized shares, the Company determined that the conversion features of the 2020 Debentures were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities. Accordingly, the conversion features of the 2020 Debentures were separated from the host contracts (i.e. the 2020 Debentures) and characterized as derivative liability to be re-measured at the end of every reporting period with the change in value reported in the statement of operations (see Note 14). In connection with the issuance of the 2020 Debentures, the Company also granted to the Selling Stockholder warrants to purchase up to 20 million shares of common stock. The warrants are exercisable at $0.05 per share and will expire in three years from their grant date.

During the year ended December 31, 2020, the Selling Stockholder converted $100,000 of the principal of the 2020 Debentures and the corresponding accrued interest into 8,255,348 shares of common stock. As of December 31, 2020, the outstanding balance of the 2020 Debentures amounted to $900,000.

2021 Securities Purchase Agreement

During the year ended December 31, 2021, the Company issued similar debentures to the Selling Stockholder in the aggregate amount of $4,500,000. The debentures bear interest at a rate of 8% per annum, secured by all of the tangible and intangible assets of the Company and are also convertible into shares of the Company’s common stock at a conversion price of $0.03 per share or a per-share amount equivalent to the weighted average (of the outstanding principal of the debentures at January 1, 2021) of 76.7% of the lowest VWAP of the Company’s common stock during the 15 trading days immediately preceding the conversion date, whichever is lower. As of December 31, 2021, the weighted percentage was 75%.) As the ultimate determination of shares of common stock to be issued upon conversion of these debentures can exceed the current number of available authorized shares, the Company determined that the conversion features of these debentures are not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as a derivative liability (see Note 14). In connection with the issuances of these debentures, the Company also granted to the selling stockholder warrants to purchase up to 150 million shares of common stock. The warrants are exercisable at $0.03 per share and will expire in three years from their grant date. As a result of these issuances, the Company incurred the following (a) derivative liability of $3,982,000 to related to the conversion feature of the debentures; (b) relative fair value of the warrants granted of $1,581,000; and (c) and original issue discount of $195,000 for a total of $5,758,000, of which, $4,423,000 was accounted as debt discount and the remaining $1,335,000 as financing costs. The debt discount is being amortized to interest expense over the term of the corresponding debentures. During the year ended December 31, 2021, the Company amortized debt discount of $775,000 to interest expense.

During the year ended December 31, 2021, the Selling Stockholder converted certain of the remaining balance of the 2020 Debentures and certain of the debentures that were issued in with an aggregate principal of $2,400,000 and accrued interest of $82,000, or a total $2,484,401 into 201,301,365 shares of common stock with a fair value of $3,713,133. The Company followed the general extinguishment model to record the conversion and settlement of the debt. The debt and accrued interest totaled $2,484,401, the related unamortized debt discount totaled $1,500,000, and the shares issued were measured at their respective fair value upon conversion which amounted to $3,713,133. In addition, the bifurcated conversion option derivatives, after a final mark-up to $1,672,000, were also removed. As a result, the Company recorded a loss on extinguishment of debt of $1,056,732.

As of December 31, 2021, outstanding balance of the debentures issued in 2021 amounted to $3,000,000 and unamortized debt discount of $2,150,067, or a net balance of $849,933.

As of December 31, 2021, 766,027,250 shares of common stock were potentially issuable under the conversion terms of the outstanding debentures.

NOTE 12 – PAYCHECK PROTECTION PROGRAM LOAN

On May 4, 2020, the Company was granted a loan (the “2020 PPP Loan”) from Wells Fargo Bank, N.A., in the aggregate amount of $95,161, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. At December 31, 2020, the 2020 PPP Loan balance was $95,161. In January 2021, the Company was granted an additional loan (the “2021 PPP Loan”) from Wells Fargo Bank, N.A., in the aggregate amount of $117,487, pursuant to the PPP. During the year ended December 31, 2021, the Company was notified that its PPP loan forgiveness application was approved for both loans. The Company recorded the loan forgiveness as a gain on forgiveness of debt of $212,648, which is included in other income, leaving no remaining balance owed at December 31, 2021.

F-20

NOTE 13 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. During fiscal years 2020 and 2021, the Company issued convertible debentures, which if converted into common stock, can potentially exceed the current number of available authorized shares of the Company (see Note 11). Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of December 31, 2021, and 2020, the derivative liabilities were valued using the Binomial pricing model and/or Black Scholes pricing model with the following assumptions:

	At December 31, 2021	Issued During 2021	At December 31, 2020

Stock Price	$0.0052	$0.011 – 0.049	$0.0340
Exercise Price	$0.0039	$0.008 – 0.021	$0.0332
Expected Life (Years)	0.74	1.00	1.00
Volatility	95%	119–121%	105%
Dividend Yield	0%	0%	0%
Risk-Free Interest Rate	0.39%	0.15 – 0.15%	2.30%

Fair value:
Conversion feature	$2,121,000	$3,982,000	$361,152

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

The derivative liability balance was $361,152 at December 31, 2020. During the year ended December 31, 2021, the Company recognized derivative liabilities of $3,982,000 upon issuance of additional secured convertible debentures (see Note 11). The derivative liability balance was decreased by $550,152, representing the change in the fair value of the derivative liability from the respective prior period recorded as a component of other expenses, and a reduction of $1,672,000 recorded as a component of the loss on extinguishment of debt included in other expenses in the accompanying consolidated statements of operations, leaving a derivative liability balance of $2,121,000 at December 31, 2021.

NOTE 14 – LEASE LIABILITIES

The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company leases its office and warehouse locations, and certain warehouse equipment. Leases with an initial term of 12 months or less are not included on the balance sheets.

Operating Leases

The Company leases approximately 4,500 square feet of corporate office and warehouse space located at 746 North Drive, Suite A, Melbourne, Florida 32934. The lease is for a five-year term and expires on May 31, 2023. The initial monthly base rent was approximately $3,994, plus state taxes. The monthly base rent increases annually by 3 percent.

The Company leases a 30,000 square foot warehouse and main distribution hub in Greer, South Carolina. The lease is for a 63-month term that commenced in May 2019 and expires on August 1, 2026. Beginning in April 2020, the Company’s monthly rent includes monthly base payments of $10,200, plus applicable monthly CAM fees (“Common Area Maintenance”). The monthly base rent increases annually by 2 percent.

The Company leases a 10,000 square foot distribution hub in Conway, South Carolina. The lease is for a 62-month that commenced in October 2021 and expires in November 2026. The Company’s monthly rent is approximately $7,261 plus applicable monthly CAM fees (Common Area Maintenance). The monthly base rent increases annually by 1.5 percent. In October 2021, the Company recognized an operating lease right of use (“ROU”) asset and lease liability of $345,649, related to the Conway, South Carolina operating lease utilizing a present value rate of 10%.

F-21

Finance Leases

On March 17, 2020, the Company entered into a lease agreement for equipment. The finance lease is for a 62-month term that commenced in April 2020 and expires in March 2025. The agreement includes monthly payments of $676.

During the years ended December 31, 2021 and 2020, lease costs totaled $291,697 and $119,392, respectively.

Our ROU asset balance was $912,993 as of December 31, 2020. During the year ended December 31, 2021, the Company added $345,659 of operating leases and recorded amortization of ROU assets of $291,697 related to its leases, resulting in an ROU asset balance of $966,955 as of December 31, 2021.

As of December 31, 2020, lease liabilities totaled $912,993, comprised of finance lease liabilities of $32,980 and operating lease liabilities of $880,013. During the year ended December 31, 2021, the Company added $345,659 of operating leases, and made payments of $7,499 against its finance lease liability and $198,433 against its operating lease liability. As of December 31, 2021, lease liabilities totaled $1,052,720, comprised of finance lease liabilities of $25,481 and operating lease liabilities of $1,027,239. At December 31, 2021, the current portion of lease liabilities was $213,837, leaving a long-term lease liabilities balance of $838,883.

As of December 31, 2021, the weighted average remaining lease terms for operating lease and finance lease are 4.51 years and 3.25 years, respectively. As of December 31, 2021, the weighted average discount rate for operating lease is 10.00% and 2.09% for finance lease.

Future minimum lease payments under the leases are as follows:

Years Ending December 31,	Amount
2022	$307,808
2023	282,347
2024	262,715
2025	261,083
2026 and thereafter	198,219
Total payments	1,312,172
Less: Amount representing interest	(259,452)
Present value of net minimum lease payments	1,052,720
Less: Current portion	(213,837)
Non-current portion	$838,883

NOTE 15 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s issued and outstanding preferred stock, par value $0.00001 per share, at December 31, 2021 and 2020 was 988,000 and 988,140, respectively. The Board, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series.

Series A Preferred Stock

The Company had authorized 4,000,000 shares of Series A Preferred Stock, par value of $0.00001 per share (the “Series A Preferred Stock”), of which no shares were authorized, issued or outstanding at December 31, 2021 and December 31, 2020. Each share of Series A Preferred Stock, when outstanding, could have been converted into one share of the Common Stock.

Series B Preferred Stock

The Company had authorized 1,200,000 shares of Series B Preferred Stock, par value of $0.00001 per share (the “Series B Preferred Stock”), of which 488,000 and 488,000 were issued and outstanding at December 31, 2021 and December 31, 2020, respectively. Each share of Series B Preferred Stock may be converted into one share of the Common Stock.

F-22

Series C Preferred Stock

On July 8, 2020, the Company reduced the authorized number of Series C Preferred Stock from 3,300,000 to 250 shares, par value $0.00001 per share (the “Series C Preferred Stock”), by filing a Certificate of Designation of the Preferences, Rights, and Limitations of the Series C Preferred Stock with the Secretary of State of the State of Delaware. The Company also amended the terms of the Series C Preferred Stock. The holders of shares of the Series Preferred C Stock are now entitled to 2,000,000 votes for every share of our Series Preferred C Stock held. The holders of the Series Preferred C Stock are not entitled to receive dividends. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment will be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to be paid out of the Company’s assets an amount equal to $1.00 in the aggregate for all issued and outstanding shares of the Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares) (the “Preference Value”). After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock, our remaining assets legally available for distribution, if any, will be distributed ratably to the holders of the Common Stock. The Series C Preferred Stock has conversion rights, whereby each share of the Series C Preferred Stock automatically converts into one share of Common Stock on the one-year anniversary of the issuance date.

At December 31, 2021 and 2020, the Company had authorized 250 shares, respectively, of Series C Preferred Stock of which 140, shares, respectively, were issued and outstanding at December 31, 2020. In July 2021 each share of the Series C Preferred Stock automatically converted into one share of Common Stock on the one-year anniversary of the issuance date. At December 31, 2021, no shares of Series C Preferred Stock were issued and outstanding.

Series D Preferred Stock

The Company had authorized 500,000 shares of Series D Preferred Stock, par value of $0.00001 per share (the “Series D Preferred Stock”), of which 500,000 shares were issued and outstanding at December 31, 2021 and December 31, 2020, respectively. Each share of the Series D Preferred Stock may be converted into 1,000 shares of Common Stock.

Common Stock

The Company has authorized 2,500,000,000 shares of the Common Stock, respectively, of which 1,004,709,546 shares were issued and outstanding at December 31, 2021, and 786,308,041 were issued and outstanding at December 31, 2020.

Equity Transactions

During the year ended December 31, 2021, the Company issued an aggregate of 201,301,365 shares of Common Stock with a fair value of $3,713,133 upon the conversion of $2,484,401 of principal and accrued interest on its convertible secured debentures (see Note 11).

During the year ended December 31, 2021, the Company issued 9,000,000 shares of its Common Stock with a fair value of $243,000 for the acquisition of S and S Beverage, Inc. (See Note 5).

During the year ended December 31, 2020, the Company issued an aggregate of 8,255,438 shares of Common Stock upon the conversion of $112,274 of principal and accrued interest on its convertible secured debentures (see Note 11).

NOTE 16 – SHARE BASED COMPENSATION

Employee Shares

During 2021 the Company issued an aggregate of 8,000,000 shares of Common Stock to William J Stineman pursuant to that certain Employment Agreement by and between Mr. Stineman and the Company. The per-share fair market value of the shares was $0.0265 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $212,000.

During 2021 the Company issued 100,000 shares of Common Stock to John Torrence pursuant to performance award by and between Mr. Torrence and the Company. At the date of issuance, the per-share fair market value of the shares was $0.018 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $1,800.

On July 10, 2020, the Company issued an aggregate of 4,000,000 shares of Common Stock upon the conversion of an aggregate of 4,000,000 shares of our Series A Preferred Stock by Robert Clark and Joseph Thornburg. The shares of our Common Stock were converted in terms of the agreement.

The Company issued 5,000,000 shares of Common Stock on January 27, 2020 to Lori Radcliffe pursuant to that certain Employment Agreement dated October 7, 2019, by and between Ms. Radcliffe and the Company. At the date of issuance, the per-share fair market value of the shares was $0.0637 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $318,500.

On April 3, 2020, the Company issued 5,000,000 shares of the Common Stock to Paul O’Renick pursuant to an Employment Agreement dated October 1, 2019 in exchange for compensation owed in the amount of $157,500 for services provided. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance.

For other equity issuances during year ended December 31, 2021 and the year ended December 31, 2020, please see Note 17, Sponsorships.

F-23

Common Stock Issuable

On August 12, 2015, the Company entered into an Employment Agreement with Robert Clark (the “Clark Employment Agreement”). On December 1, 2016, the Company entered into an Amendment to Employment Agreement (the “Clark Amendment”; and, together with the Clark Employment Agreement, the “Amended Clark Employment Agreement”). Pursuant to the terms of the Amendment Clark Employment Agreement, the Company agreed to issue, among other securities, 200,000,000 shares of the Common Stock. Immediately, Mr. Clark decided to defer receipt of 80,000,000 of such shares; thus leaving 120,000,000 shares of the Common Stock to be issued to him.

The 120,000,000 shares of the Common Stock were issued to Mr. Clark, as follows: (i) on October 28, 2015, the Company issued 30,000,000 of such shares; (ii) on March 2, 2016, the Company issued 40,000,000 of such, and (iii) on Mary 16, 2016, the Company issued 50,000,000 of such shares. On April 19, 2018, (i) 40,000,000 shares were cancelled and returned to the Company, and on July 31, 2019, (ii) an additional 50,000,000 shares were cancelled and returned to the Company. Accordingly, as of December 31, 2019, the Company owed to Mr. Clark an aggregate of 170,000,000 shares to be reissued to him upon his request pursuant to the terms of the oral agreement with him which were valued at $1,386,497 based on their fair value at the date of grant. During the year ended December 31, 2021, the Company reclassified its accrued stock compensation, previously reflected as a liability, to common shares issuable, a component of stockholders’ equity. The reclassification was recorded after the Company concluded its accrued stock compensation had a fixed and determinable price with no cash payment provision

Restricted common stock

The Company’s directors, officers, key employees, and non-employees were granted stock-based compensation consisting of restricted stock awards. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense at the date of issuance. The Company estimates the fair value of each restricted stock award as of the date of grant using closing price as reported by the OTCM on the date of grant. The Board has not adopted any employee stock purchase plans or other incentive plans, nor does the Company grant stock options to its directors, officers, and employees.

The share-based payments granted for the years ended December 31, 2021 and 2020, were 8,100,000 and 10,085,140 shares of the Common Stock, respectively. There were no cancelled or forfeited restricted common stock for the years ended December 31, 2021 and 2020.

For the years ended December 31, 2021 and 2020, the Company recognized stock-based compensation expense, which is included in selling, general and administrative expenses in the accompanying Consolidated Statements of Loss, as follows:

	Years Ended December 31,
	2021	2020
Employee stock awards	$213,800	$476,002
Non-employee stock awards	-	2,578
Total stock-based compensation expense	$213,800	$478,580

Summary of Warrants

A summary of warrants for the years ended December 31, 2021 and 2020, is as follows:

		Weighted
	Number	Average
	of	Exercise
	Warrants	Price
Balance outstanding, December 31, 2019	-	$-
Warrants granted	20,000,000	0.05
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding, December 31, 2020	20,000,000	0.05
Warrants granted	150,000,000	0.03
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding, December 31, 2021	170,000,000	$0.03
Balance exercisable, December 31, 2021	170,000,000	$0.03

F-24

Information relating to outstanding warrants at December 31, 2021, summarized by exercise price, is as follows:

	Outstanding			Exercisable
Exercise Price Per Share	Shares	Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.03	150,000,000	2.46	$0.03	150,000,000	$0.03
$0.05	20,000,000	1.37	$0.05	20,000,000	$0.05
	170,000,000	2.33	$0.03	170,000,000	$0.03

In connection with the May 2020 Securities Purchase Agreement (see Note 11), the Company granted a Warrant to purchase up to an aggregate of 50 million shares of the Common Stock. The Warrant has a three-year term and is immediately exercisable at an exercise price of $0.05 per share, subject to adjustment.

Based on the fair market value of $0.0059 per share on December 31, 2021, there was no intrinsic value attributed to both the outstanding and exercisable warrants at December 31, 2021.

In connection with the issuance of 2021 convertible secured debentures in 2021 (see Note 11), the Company granted warrants with a relative fair value of $1,581,000 to purchase up to an aggregate of 150 million shares of the Common Stock. Each warrant has a three-year term from issuance and is immediately exercisable at an exercise price of $0.03 per share, subject to adjustment.

The fair value of each warrant on the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2021	2020

Exercise Price	$0.05	$0.05
Stock Price	$0.016	$0.02
Risk-free interest rate	0.53%	1.65%
Expected volatility	214%	171%
Expected life (in years)	3.0	3.0
Expected dividend yield	0%	0%

F-25

NOTE 17 – SPONSORSHIPS

On May 1, 2019, the Company entered into a sponsorship agreement with Ryan Dodd, a professional waterski jumper (the “Dodd Agreement”), whereby the Company agreed to pay monthly sponsorship fees of $1,250 for one year. On May 23, 2019, the Company issued Mr. Dodd 262,500 shares of Common Stock. At the date of issuance, the shares of Common Stock had a fair market value of $0.131 per share based on the closing price of the Common Stock on the date of issuance as reported by the OTCM, representing $34,388 as payment for the Company’s sponsorship. The Dodd Agreement was extended in January 2020 for an additional one-year term. On April 3, 2020, the Company issued 85,000 shares of the Common Stock to Ryan Dodd pursuant to the Dodd Agreement. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, representing a payment of $2,578 for sponsorship fees. At December 31, 2021, the Company did not extend the sponsorship agreement with Ryan Dodd.

NOTE 18 – INCOME TAXES

At December 31, 2021, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $10,206,000 for Federal and state purposes. The carryforwards expire in various amounts through 2041. Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit. Section 382 generally limits the use of NOLs and credits following an ownership change, which occurs when one or more 5 percent shareholders increase their ownership, in aggregate, by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the “testing period” (generally three years).

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2021 and 2020, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

F-26

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2021, and 2020, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2018 through 2021 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize the appropriate deferred tax asset at that time.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

	December 31, 2021	December 31, 2020
Income tax benefit at federal statutory rate	(21.0)%	(21.0)%
State income tax benefit, net of federal benefit	(6.0)%	(6.0)%
Change in valuation allowance	27.00%	27.00%

Income taxes at effective tax rate	-%	-%

The components of deferred taxes consist of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Net operating loss carryforwards	$2,756,000	$1,415,000
Less: Valuation allowance	(2,756,000)	(1,415,000)

Net deferred tax assets	$-	$-

NOTE 19 – SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company issued an aggregate of 453,078,847 shares of Common Stock upon the conversion of $1,290,000 of principal, and $50,780 of accrued interest on its convertible secured debentures, at an average price of $0.0031 (see Note 11).

On March 25, 2022, the Company entered into a secured debenture with an otherwise unaffiliated in the principal amount of $250,000. The secured note payable matures on March 24, 2023, and bears interest at the rate of 0.97 percent per annum. The secured debenture is secured by 9 identified motor vehicles of the Company. In connection with the issuance of the debenture, the Company issued to the lender 25,000,000 shares of the Company’s common stock at a price of $0.004 per share.

The Company granted 1,000,000 shares of Common Stock on April 1, 2022 to Peter Troy pursuant to that certain Employment Agreement dated October 1, 2021, by and between Mr. Troy and the Company. At the date of grant, the per-share fair market value of the shares was $0.0085 based on the closing price of the Common Stock as reported by the OTCM on the date of grant, for a total value of $8,500. On April 11, 2022, these shares were issued to Mr. Troy.

F-27

F-28

KONA GOLD BEVERAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$6,188	$703,825
Accounts receivable, net of allowance for doubtful accounts of $11,961 and $11,926, respectively	24,943	15,993
Inventory, net of reserve for obsolescence of $150,000 and $150,000, respectively	1,189,913	574,811
Prepaids	-	278,707
Other current assets	59,834	30,373
Total current assets	1,280,878	1,603,709

NON-CURRENT ASSETS
Property, plant and equipment, net	327,955	348,037
Right-of-use asset, net	870,736	966,955
Intangible property, net	71,078	75,955
Deposits	15,125	15,125
Total assets	$2,565,772	$3,009,781

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$854,360	$541,123
Accrued compensation	219,583	329,583
Notes payable, net of discount of $99,031 and $0, respectively, current	198,332	7,974
Notes payable - related parties, current	1,728,651	6,000
Acquisition obligations, current	60,000	60,000
Lease liabilities, current	224,162	213,837
Convertible debt, net of discount of $815,270 and $2,150,067, respectively	84,730	849,933
Derivative liability	833,000	2,121,000
Total current liabilities	4,202,818	4,129,450

NON-CURRENT LIABILITIES
Notes payable - related parties, net of current	-	1,525,651
Notes payable, net of current	22,219	25,338
Acquisition obligations, net of current	606,731	615,317
Lease liabilities, net of current	725,284	838,883
Total liabilities	5,557,052	7,134,639

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred Stock, $.00001 par value, 5,700,250 shares authorized, 988,000 and 988,000 issued and outstanding, respectively	10	10
Common Stock, $.00001 par value, 2,500,000,000 authorized, 1,709,122,945 and 1,004,709,546, issued and outstanding, respectively	17,091	10,047
Common stock issuable (170,000,000 and 170,000,000 shares)	1,386,497	1,386,497
Additional paid-in capital	16,855,382	10,778,761
Accumulated deficit	(21,250,260)	(16,300,173)
Total stockholders’ deficit	(2,991,280)	(4,124,858)
Total liabilities and stockholders’ deficit	$2,565,772	$3,009,781

See notes to condensed consolidated financial statements

F-29

KONA GOLD BEVERAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2022 and 2021

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES, NET	$1,173,398	$790,809	$2,168,529	$1,252,980
COST OF REVENUES	885,517	686,706	1,735,393	1,000,571
Gross profit	287,881	104,103	433,136	252,409

OPERATING EXPENSES
Selling, general and administrative expenses	1,031,515	644,052	1,970,851	1,212,732
LOSS FROM OPERATIONS	(743,634)	(539,949)	(1,537,715)	(960,323)
OTHER INCOME (EXPENSE)
Interest expense	(156,459)	(64,956)	(587,354)	(1,195,866)
Financing costs	(286,000)	-	(286,000)	-
Change in the fair value of derivative liability	122,000	141,497	(1,671,000)	(124,369)
Gain (loss) on extinguishment of debt	(326,230)	-	(873,040)	-
Other income (expense)	1,798	(4,967)	5,022	(7,542)
EIDL advance	-	95,161	-	95,161
NET LOSS	$(1,388,525)	$(373,214)	$(4,950,087)	$(2,192,939)

NET LOSS PER COMMON SHARES:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic and diluted	1,560,391,543	805,263,473	1,363,761,068	805,263,473

See notes to condensed consolidated financial statements

F-30

KONA GOLD BEVERAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended June 30, 2022

(Unaudited)

	Common Stock		Preferred Stock		Common Shares		Additional		Total
	$.00001 Par		$.00001 Par		Issuable		Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
March 31, 2022	1,482,788,393	$14,828	988,000	$10	170,000,000	$1,386,497	$14,098,394	$(19,861,735)	$(4,362,006)
Common stock issued for conversion of convertible debt and accrued interest	225,334,552	2,253					2,667,498		2,669,751

Common stock issued with employment agreement	1,000,000	10					8,490		8,500

Warrants related to convertible notes							81,000		81,000

Net loss								(1,388,525)	(1,388,525)
Balance June 30, 2022 (Unaudited)	1,709,122,945	$17,091	988,000	$10	170,000,000	$1,386,497	$16,855,382	$(21,250,260)	$(2,991,280)

For the Six Months Ended June 30, 2022

(Unaudited)

	Common Stock		Preferred Stock		Common Shares		Additional		Total
	$.00001 Par		$.00001 Par		Issuable		Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance December 31, 2021	1,004,709,546	$10,047	988,000	$10	170,000,000	$1,386,497	$10,778,761	$(16,300,173)	$(4,124,858)
Common stock issued for conversion of convertible debt and accrued interest	678,413,399	6,784					5,852,381		5,859,165

Common stock issued with note payable recorded as debt discount	25,000,000	250					134,750		135,000

Common stock issued with employment agreement	1,000,000	10					8,490		8,500

Warrants related to convertible notes							81,000		81,000

Net loss								(4,950,087)	(4,950,087)
Balance June 30, 2022 (Unaudited)	1,709,122,945	$17,091	988,000	$10	170,000,000	$1,386,497	$16,855,382	$(21,250,260)	$(2,991,280)

For the Three Months Ended June 30, 2021

(Unaudited)

	Common Stock		Preferred Stock		Common Shares		Additional		Total
	$.00001 Par		$.00001 Par		Issuable		Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
March 31, 2021	825,726,839	$8,258	988,140	$10	170,000,000	$1,386,497	$6,964,898	$(11,099,761)	$(2,470,098)
Common stock issued for conversion of convertible debt and accrued interest	25,045,798	250					508,924		509,174

Net loss								(373,214)	(373,214)
Balance June 30, 2021 (Unaudited)	850,772,637	$8,508	988,140	$10	170,000,000	$1,386,497	$7,473,822	$(11,472,975)	$(2,604,138)

For the Six Months Ended June 30, 2021

(Unaudited)

	Common Stock		Preferred Stock		Common Shares		Additional		Total
	$.00001 Par		$.00001 Par		Issuable		Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance December 31, 2020	786,308,041	$7,863	988,140	$10	170,000,000	$1,386,497	$5,028,012	$(9,280,036)	$(2,857,654)
Common stock issued for conversion of convertible debt and accrued interest	55,464,596	555					1,122,429		1,122,984

Common stock issued for acquisition	9,000,000	90					270,810		270,900

Warrants related to convertible notes							1,052,571		1,052,571

Net loss								(2,192,939)	(2,192,939)
Balance June 30, 2021 (Unaudited)	850,772,637	$8,508	988,140	$10	170,000,000	$1,386,497	$7,473,822	$(11,472,975)	$(2,604,138)

See notes to condensed consolidated financial statements

F-31

KONA GOLD BEVERAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2022 and 2021

(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
CASH USED IN OPERATING ACTIVITIES:
Net loss	$(4,950,087)	$(2,192,939)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	44,250	20,503
Right-of-use asset	96,219	74,261
Amortization of debt discount	480,763	-
Amortization of intangible assets	4,877	-
Change in allowance for doubtful accounts	35	-
Financing costs	286,000
Loss on extinguishment of debt	873,040	-
Loss on change in the fair value of derivative liabilities	1,671,000	-
Interest expense related to warrants on convertible debt	-	1,052,571
Common stock issued for compensation	8,500
Common stock issued for acquisition	-	270,900
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(8,985)	(344,030)
Decrease (increase) in inventory	(615,102)	(92,447)
Decrease (increase) in prepaids	278,707	(10,244)
Decrease (increase) in other current assets	(29,461)	(2,662)
Increase (decrease) in accounts payable and accrued expenses	450,365	180,716
Increase (decrease) in accrued compensation	(110,000)	117,708
Increase (decrease) in derivative liability	-	124,369
Increase (decrease) in lease liability	(99,476)	(74,261)
Net cash used in operating activities	(1,619,355)	(875,555)

CASH USED IN INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(24,168)	(26,247)
Changes in goodwill		(1,275,938)
Changes in intellectual property	-	(7,604)
Net cash used in investing activities	(24,168)	(1,309,789)

CASH PROVIDED BY FINANCING ACTIVITIES:
Changes in line of credit - related party	-	3,000
Changes in acquisition obligations	(8,586)	624,360
Principal repayments of finance lease obligation	(3,798)	-
Proceeds from note payable – related party	200,000	-
Payment of note payable – related party	(3,000)	(6,000)
Proceeds from notes payable	289,389	-
Payments of notes payable	(3,119)	-
Proceeds from convertible debentures payable, net of expenses	475,000	1,522,984
Changes from PPP notes payable	-	22,326
Net cash provided by financing activities	945,886	2,166,670
Net cash decrease for period	(697,637)	(18,674)
Cash at beginning of period	703,825	113,168
Cash at end of period	$6,188	$94,494

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$2,275
Cash paid for interest	$256	$34,941

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of common shares issued as debt discount on note payable	$135,000	$-
Fair value of common shares issued on conversion of debentures and accrued interest	$5,859,165	$-
Derivative liability recorded on issuance of convertible note	$680,000	$

See notes to condensed consolidated financial statements

F-32

KONA GOLD BEVERAGE, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three and Six Months Ended June 30, 2022 and 2021

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND LIQUIDITY

The accompanying interim condensed consolidated financial statements of Kona Gold Beverages, Inc. (the “Company”, “we”, “us”, or “our”), are unaudited, but in the opinion of management contain all adjustments, including normal recurring adjustments, necessary to present fairly our financial position at June 30, 2022, and the results of operations and cash flows for the six months ended June 30, 2022, and 2021. The balance sheet as of December 31, 2021, is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. We believe that the disclosures contained in these condensed financial statements are adequate to make the information presented herein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on April 13, 2022.

The results of operations for the six months ended June 30, 2022, are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2022.

Effects of COVID-19

In January 2020, the WHO announced a global health emergency because of a new strain of coronavirus (known as COVID-19) that originated in Wuhan, China and generated significant risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in global exposure. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on the Company’s consumer demand, sales, and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on the Company’s consumers and employees, all of which are uncertain and cannot be predicted. Management is actively monitoring this situation and potential impacts on our financial condition, liquidity, and results of operations.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the six months ended June 30, 2022, the Company recorded a net loss of $4,950,087 and used cash in operations of $1,619,355 and had a stockholders’ deficit of $2,991,280 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s independent registered public accounting firm, in its report on the Company’s consolidated financial statements for the year ended December 31, 2021, has also expressed substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At June 30, 2022, the Company had cash on hand in the amount of $6,188. Subsequent to June 30, 2022, the Company raised an additional $547,500 through the sale of a secured promissory note. The Company believes it has sufficient cash and working capital to sustain operations through October 31, 2022. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case or equity financing.

F-33

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are unaudited and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. These unaudited consolidated financial statements have been prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles (“GAAP”) in the United States.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts receivable, assumptions used in valuing inventories at net realizable value, impairment testing of recorded long-term tangible and intangible assets, the valuation allowance for deferred tax assets, accruals for potential liabilities, assumptions made in valuing stock instruments issued for services, and assumptions used in valuing warrant liabilities, and assumptions used in the determination of the Company’s liquidity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers (“ASC 606”). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which include (1) identifying the contract or agreement with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. The Company’s performance obligations are satisfied at that time. The Company does not have any significant contracts with customers requiring performance beyond delivery, and contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer.

All of the Company’s products are offered for sale as finished goods only, and there are no performance obligations required post-shipment for customers to derive the expected value from them.

The Company does not allow for returns, except for damaged products when the damage occurred pre-fulfillment. Damaged product returns have historically been insignificant. Because of this, the stand-alone nature of our products, and our assessment of performance obligations and transaction pricing for our sales contracts, we do not currently maintain a contract asset or liability balance for obligations. We assess our contracts and the reasonableness of our conclusions on a quarterly basis.

Sales are made to customers under terms allowing certain limited rights of return. The Company records an allowance and return for each quarter for 3% of total sales. The Company recorded sales return, and allowance for the three months ending June 30, 2022 and 2021 of approximately $36,700 and $19,800, respectively, and the Company recorded sales return, and allowance for the six months ending June 30, 2022 and 2021 of approximately $71,800 and $57,417, respectively which is included in the revenues, net of sales returns and allowances in the accompanying Condensed Consolidated Statements of Loss.

F-34

The following table presents our net revenues, by revenue source, and the period-over-period percentage change, for the period presented:

	Three Months Ended June 30,
	2022	2021
Revenue Source	Revenue	Revenue	% Change
Distributors	$219,790	$414,937	(47)%
Amazon and Walmart Marketplace	44,565	39,256	14%
Online Sales	13,709	21,843	(37)%
Retail	927,614	328,848	182%
Shipping	4,420	5,725	(23)%
Sales Returns and Allowances	(36,700)	(19,800)	85%
Net Revenues	$1,173,398	$790,809	48%

	Six Months Ended June 30,
	2022	2021
Revenue Source	Revenue	Revenue	% Change
Distributors	$413,107	$672,873	(39)%
Amazon and Walmart Marketplace	80,089	77,759	3%
Online Sales	22,316	40,047	(44)%
Retail	1,719,015	509,130	238%
Shipping	5,802	10,588	(45)%
Sales Returns and Allowances	(71,800)	(57,417)	25%
Net Revenues	$2,168,529	$1,252,980	73%

The following table presents our net revenues by product lines for the period presented:

	Three Months Ended June 30,
	2022	2021
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$50,792	$113,434	(55)%
CBD Energy Waters	17,249	31,682	(46)%
Lemonade Drinks	209,976	329,893	(36)%
Apparel	47	1,027	(95)%
Retail	927,614	328,848	182%
Shipping	4,420	5,725	(23)%
Sales returns and allowance	(36,700)	(19,800)	85%
Net Revenues	$1,173,398	$790,809	48%

	Six Months Ended June 30,
	2022	2021
Product Line	Revenue	Revenue	% Change
Hemp Energy Drinks	$118,574	$201,926	(41)%
CBD Energy Waters	41,588	51,762	(20)%
Lemonade Drinks	354,238	535,733	(34)%
Apparel	112	1,258	(91)%
Retail	1,719,015	509,130	238%
Shipping	5,802	10,588	(45)%
Sales returns and allowance	(71,800)	(57,417)	25%
Net Revenues	$2,168,529	$1,252,980	73%

F-35

Loss per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net income applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive.

For the period ended June 30, 2022 and 2021, the calculations of basic and diluted loss per share are the same because potential dilutive securities would have had an anti-dilutive effect. The potentially dilutive securities consisted of the following:

	June 30, 2022	June 30, 2021
Warrants	178,333,333	70,000,000
Common stock equivalent of Series B Convertible Preferred Stock	488,000	488,000
Common stock equivalent of Series C Convertible Preferred Stock	-	140
Common stock equivalent of Series D Convertible Preferred Stock	500,000	500,000
Common stock issuable	170,000,000	170,000,000
Common stock on convertible debentures and accrued interest	161,707,234	80,508,648
Total	511,028,567	321,496,788

Stock Compensation Expense

The Company periodically issues stock options and restricted stock awards to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling and marketing expense. Advertising costs for the six months ended June 30, 2022 and 2021, were $105,956 and $24,100, respectively.

Concentrations

The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Generally, the Company’s policy is to minimize borrowing costs by immediately applying cash receipts to borrowings against its credit facility. From time to time, however, the Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the FDIC limit. To minimize the risk, the Company’s policy is to maintain cash balances with high quality financial institutions.

F-36

Gross sales. During the three months ended June 30, 2022, the Company reported no customers that accounted for more than 10% of gross sales. During the three months ended June 30, 2021, the Company reported one customer represented 30% of the Company’s gross sales. During the six months ended June 30, 2022, the Company reported no customers that accounted for more than 10% of gross sales. During the six months ended June 30, 2021, the Company reported one customer represented 19% of the Company’s gross sales.

Accounts receivable. As of June 30, 2022, the Company had one customer that accounted for 15% of its gross accounts receivable. As of December 31, 2021, the Company had accounts receivable from two customers that comprised 60% of its gross accounts receivable.

Co-Packers. The raw materials used in the production of the Company’s products are obtained by the Company’s co-packers and consist primarily of materials such as the flavors, caffeine, sugars or sucralose, taurine, vitamins, CBD, and hemp seed protein contained in its beverages, the bottles in which its beverages are packaged, and the labeling on the outside of its beverages. These principal raw materials are subject to price and availability fluctuations. The Company currently relies on a few key co-packers, which in turn rely on a few key suppliers. The Company continually endeavors to have back-up co-packers, which co-packers would in turn depend on their third-party suppliers to supply certain of the flavors and concentrates that are used in the Company’s beverages. The Company is also dependent on these co-packers to negotiate arrangements with their existing suppliers that would enable the Company to obtain access to certain of such concentrates or flavor formulas under certain extraordinary circumstances. Additionally, in a limited number of cases, the Company’s co-packers may have contractual restrictions with their suppliers or the Company’s co-packers may need to obtain regulatory approvals and licenses that may limit the co-packers’ ability to enter into agreements with alternative suppliers. Contractual restrictions in the agreements the Company has with certain distributors may also limit the Company’s ability to enter into agreements with alternative distributors. The Company believes that a satisfactory supply of co-packers will continue to be available at competitive prices, although there can be no assurance in this regard. The Company continually endeavors to contract with additional beverage vendors to ensure the Company has adequate inventory. The Company believes that a satisfactory supply of vendors will continue to be available at competitive prices, although there can be no assurance in this regard.

Purchases from vendors. During the six months ended June 30, 2022, the Company’s largest three vendors accounted for approximately 32%, 20%, and 11% of all purchases, respectively. During the six months ended June 30, 2021, the Company’s largest four vendors accounted for approximately 33%, 13%, 12%, and 11% of all purchases, respectively.

Accounts payable. As of June 30, 2022, three vendors accounted for more than 10% the total accounts payable. The Company’s largest four vendors accounted for 10%, 13% and 21% of the total accounts payable, respectively. As of December 31, 2021, four vendors accounted for more than 10% the total accounts payable. The Company’s largest four vendors accounted for 20%, 14%, 12%, and 11% of the total accounts payable, respectively.

Fair Value of Financial Instruments

The Company uses various inputs in determining the fair value of its financial assets and liabilities and measures these assets on a recurring basis. Financial assets recorded at fair value are categorized by the level of subjectivity associated with the inputs used to measure their fair value. Accounting Standards Codification Section 820 defines the following levels of subjectivity associated with the inputs:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, short-term bank loans, accounts payable, notes payable and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of capital lease obligations and long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

F-37

Segments

The Company operates in one segment for the manufacture and distribution of our products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics, nature of products and services, and procurement, manufacturing, and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – INVENTORY

Inventory is valued at the lower of cost (first-in, first-out) or net realizable value, and net of reserves is comprised of the following:

	June 30, 2022	December 31, 2021
Raw materials	$219,683	$70,592
Finished goods, net	970,230	504,219
Total	$1,189,913	$574,811

At June 30, 2022 and December 31, 2021, inventory presented above is net of a reserve for slow moving and potentially obsolete inventory of $150,000 and $150,000, respectively.

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NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment is comprised of the following:

	June 30, 2022	December 31, 2021
Furniture and Fixtures	$77,154	$75,070
Computers and Software	32,325	29,196
Machinery & Equipment	116,754	108,799
Vehicles	250,093	239,093
Total cost	476,326	452,158
Accumulated depreciation	(148,371)	(104,121)
Property, plant and equipment, net	$327,955	$348,037

Depreciation expense is included in selling, general and administrative expenses in the accompanying Condensed Consolidated Statements of Loss Depreciation. For the six months ended June 30, 2022 and 2021, depreciation expense was $44,250 and $20,503, respectively.

NOTE 5 – ACQUISITION OF S AND S BEVERAGE, INC.

On January 21, 2021, the Company entered into an Agreement and Plan of Merger with S and S Beverage, Inc. (“S and S”) and its shareholders and acquired all of the capital stock of S and S. In consideration thereof, the Company issued to them an aggregate of nine million restricted shares of Kona Gold Beverage, Inc.’s common stock (the “Acquisition Stock”). The Company did not grant them any registration rights in respect of the shares of Acquisition Stock. The Company also agreed to pay an aggregate of $1,050,000 (the “Aggregate Acquisition Payments”), the majority of which is allocated to certain creditors of S and S (including one of the S and S’s legacy shareholders) and approximately $89,249 was allocated and paid to the five S and S legacy shareholders on a pro rata basis. The Company paid approximately $400,000 of the Aggregate Acquisition Payments at the closing of the transaction. The remaining Aggregate Acquisition Payments are scheduled to be paid in monthly installments, in arrears on the tenth calendar day of each month, commencing on March 10, 2021, at a rate equivalent to $2.00 per case of Lemin Superior Lemonade (the product line of S and S that we have now branded as Ooh La Lemin) that we sell until the Aggregate Acquisition Payments have been paid in full. The acquisition obligation balance was $675,317 at December 31, 2021. During the six months ended June 30, 2022, the Company paid $8,586 of the remaining Aggregate Acquisition Payments, leaving an acquisition obligation balance of $666,731 at June 30, 2022, of which $60,000 is expected to be currently due.

Proforma information for the three and six month period ended June 30, 2022 has been omitted as the operations of S and S prior to the acquisition were de minimis. During the three months ended June 30, 2022, revenue of $209,861, loss from operations of $10,258, and $5,675 of net loss was attributable to S and S. During the six months ended June 30, 2022, revenue of $368,879, loss from operations of $95,923, and $89,116 of net loss was attributable to S and S.

NOTE 6 – INTANGIBLE ASSETS

Intangible asset consisted of the following:

	June 30, 2022	December 31, 2021

Trademarks	$85,340	$85,340
Website development	12,200	12,200
Accumulated amortization	(26,462)	(21,585)
Total Intangible Assets, net of amortization	$71,078	$75,955

F-39

During the six months ended June 30, 2022 and 2021, the Company recorded amortization expense of $4,877 and $0, respectively. The following table summarizes the amortization expense to be recorded in future periods for intangible assets that are subject to amortization:

Year Ending	Amortization
2022 (remaining)	$4,877
2023	9,754
2024	9,754
2025	9,754
2026	9,754
Thereafter	27,185
Total	$71,078

NOTE 7 – NOTES PAYABLE – RELATED PARTIES

Notes payable with related parties consists of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Note payable – related party (a)	$1,352,651	$1,352,651
Note payable – related party (b)	200,000	-
Note payable – related party (c)	125,500	125,500
Note payable – related party (d)	50,500	53,500
Total notes payable – related parties	1,728,651	1,531,651
Notes payable – related parties, current portion	(1,728,651)	(6,000)
Notes payable – related parties, net of current portion	$-	$1,525,651

(a)	On April 4, 2019, the Company entered into an unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $1,500,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on April 4, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 and December 31, 2021, outstanding principal was $1,352,651 and $1,352,651, respectively.

(b)	On May 6, 2022, the Company entered into an unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $300,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on May 6, 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 the outstanding principal was $200,000.

(c)	On August 29, 2019, the Company entered into an unsecured Line of Credit Agreement with Robert Clark. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $200,000. Advances under this line of credit bear interest at the rate of 3.75 percent per annum. The line of credit matures on August 29, 2022, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 and December 31, 2021, outstanding principal was $125,500 and $125,500, respectively.

(d)	On February 19, 2019, the Company issued an unsecured Standard Promissory Note in Favor of Robert Clark, as lender, in the original principal amount of $70,000. Mr. Clark is the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The note bears no interest. Principal payments of $500 per month commenced in March 2019, with final payment due in March 2021. On March 15, 2022, the Company issued an Amendment to the original issued Standard Promissory Note in Favor of Robert Clark for the remaining outstanding principal of $58,000. Principal payment of $500 per month, with final payment due in March 2023. The outstanding principal balance of this note at December 31, 2021 was $53,500. During the six months ended June 30, 2022, the Company made principal payments of $3,000, leaving an outstanding principal balance of $50,500 at June 30, 2022.

F-40

At December 31, 2021, accrued interest on notes payable to related parties was $95,873. During the six months ended June 30, 2022, the Company added $27,033 of additional accrued interest, leaving an accrued interest balance on the notes payable to related parties of $122,906 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

NOTE 8 – NOTES PAYABLE

Notes payable consists of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

Note payable (a)	$30,193	$33,312
Note payable (b)	39,389	-
Note payable (c)	250,000	-
Less debt discount (c)	(99,031)	-
Total notes payable, net	220,551	33,312
Notes payable, current portion	(198,332)	(7,974)
Notes payable, net of current portion	$22,219	$25,338

(a)	On August 21, 2021, the Company financed the purchase of a vehicle for $34,763, after making a down payment of $20,000. The loan term is for 60 months, annual interest rate of 5.44%, with monthly principal and interest payments of $665, and secured by the purchased vehicle. At December 31, 2021, the loan balance was $33,312. During the six months ended June 30, 2022, the Company made principal payments of $3,119, leaving a loan balance of $30,193 at June 30, 2022, of which $7,974 was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheet.

(b)	In April 2021, the Company entered into a Line of Credit Agreement with Wells Fargo Bank. The Line of Credit is personally guaranteed by Robert Clark, the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Board. The agreement established a revolving line of credit in the amount of up to $42,000. Advances under this line of credit bear interest at the rate of 11.50 percent per annum. The line of credit matures in 2023, at which time all outstanding principal amounts and accrued interest are due and payable. At June 30, 2022 the outstanding principal was $39,389, which was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheet.

(c)	On March 25, 2022, the Company entered into a secured debenture with an otherwise unaffiliated individual in the principal amount of $250,000. The secured note payable matures on March 24, 2023, and bears interest at the rate of 0.97 percent per annum. The secured debenture is secured by nine (9) identified motor vehicles of the Company. In connection with the issuance of the debenture, the Company issued to the lender 25 million shares of the Company’s common stock at a price of $0.004 per share. The Company determined the fair value of the 25 million shares was $135,000, which was recorded as a debt discount against the secured debenture. As of June 30, 2022, the outstanding balance of the secured debentures amounted to $250,000 and the unamortized debt discount was $99,031, which was recorded as the current portion of loan payable on the accompanying Condensed Consolidated Balance Sheets.

At December 31, 2021, there was no accrued interest on the notes payable. During the six months ended June 30, 2022, the Company added $651 of additional accrued interest, leaving an accrued interest balance on the notes payable of $651 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

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NOTE 9 – SECURED CONVERTIBLE DEBENTURES

Secured debentures that are payable to an otherwise unaffiliated third party consists of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021

YA II PN, Ltd.	$900,000	$3,000,000
Less debt discount	(815,270)	(2,150,067)
Secured debentures, net	$84,730	$849,933

During the year ended December 31, 2021, the Company issued secured debentures to an otherwise unaffiliated third-party investor (the “Selling Stockholder”) in the aggregate of $4,500,000. The debentures are secured by all tangible and intangible assets of the Company and are also convertible into shares of our common stock at a conversion price of $0.03 per share or a per share amount equivalent to the weighted average (among the principal of the debentures) of 76.7% of the lowest VWAP of the Company’s common stock during the 15 trading days immediately preceding the conversion date, whichever is lower. As the ultimate determination of shares to be issued upon conversion of these debentures can exceed the current number of available authorized shares, we determined that the conversion features of these convertible debentures are not considered indexed to our Company’s own capital stock and characterized the fair value of the conversion features as derivative liability. In connection with the issuances of the debentures, the Company granted to the Selling Stockholder warrants to purchase up to 150 million shares of the Company’s common stock. The warrants are exercisable at $0.03 per share. Fifty million of the warrants will expire on February 10, 2024 and 100,000,0000 of the warrants will expire on August 20, 2024. As a result of these issuances and grants, we incurred the following (a) derivative liability of $3,982,000 related to the conversion feature of the debentures; (b) relative fair value of the warrants granted of $1,581,000; and (c) and original issue discounts of $195,000 of the debentures for a total of $5,758,000, of which, $4,423,000 was accounted as debt discount and the remaining $1,335,000 as financing costs. The debt discount is being amortized to interest expense over the term of the corresponding debentures. As of December 31, 2021, the unamortized debt discount was $2,150,067.

On May 5, 2022, the Company issued similar debentures to the Selling Stockholder in the aggregate amount of $500,000. The debentures bear interest at a rate of 8% per annum, secured by all of the tangible and intangible assets of the Company and are also convertible into shares of the Company’s common stock at a conversion price of $0.03 per share or 80% of the lowest daily volume weighted average price (“VWAP”) of Common Stock during the 10 trading days immediately preceding the conversion date. As the ultimate determination of shares of common stock to be issued upon conversion of these debentures can exceed the current number of available authorized shares, the Company determined that the conversion features of these debentures are not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as a derivative liability (see Note 10). In connection with the issuances of these debentures, the Company also granted to the selling stockholder warrants to purchase up to 8,333,333 shares of common stock. The warrants are exercisable at $0.03 per share and will expire in three years from their grant date. As a result of these issuances, the Company incurred the following (a) derivative liability of $680,000 related to the conversion feature of the debentures; (b) relative fair value of the warrants granted of $81,000; and (c) and original issue discount of $25,000 for a total of $786,000, of which, $500,000 was accounted as debt discount and the remaining $286,000 as financing costs. The debt discount is being amortized to interest expense over the term of the corresponding debentures. During the six months ended June 30, 2022, the Company amortized debt discount of $443,764 to interest expense.

During the six months ended June 30, 2022, the note holder converted principal of $2,600,000 and accrued interest of $137,128, or a total $2,737,128, into 678,413,399 shares of common stock with a fair value of $5,859,165. The Company followed the general extinguishment model to record the conversions and settlement of the debt. As such, the Company removed the debt and accrued interest totaled $2,737,128, the related unamortized debt discount totaled $1,354,280 at the date of conversion. In addition, the Company revalued the derivative related to the bifurcated conversion option to its fair value of $3,639,000 at the date of the conversion and removed that amount. As a result, the Company recorded a loss on extinguishment of debt of $873,040.

As of December 31, 2021, the outstanding balance of the secured debentures amounted to $3,000,000, with an unamortized debt discount of $2,150,067, or a net balance of $849,933. As of June 30, 2022, the outstanding balance of the secured debentures amounted to $900,000, with an unamortized debt discount of $815,270, or a net balance of $84,730. During the six months ended June 30, 2022, the Company amortized debt discount of $444,793 to interest expense.

F-42

As of June 30, 2022, 161,707,234 shares of common stock were potentially issuable under the conversion terms of the two partially converted outstanding debentures.

At December 31, 2021, accrued interest on the convertible notes payable was $54,110. During the six months ended June 30, 2022, the Company added $77,785 of additional accrued interest, and converted $137,128 of accrued interest into common stock, leaving an accrued interest balance on the convertible notes payable of $4,767 at June 30, 2022. Accrued interest in included in accounts payable and accrued expenses in the accompanying Condensed Consolidated Balance Sheets.

NOTE 10 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. During fiscal year 2021, the Company issued convertible debentures, which, if converted into common stock, can potentially exceed the current number of available authorized shares of the Company (see Note 11). Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of June 30, 2022 and December 31, 2021, the derivative liabilities were valued using the Binomial pricing model and/or Black Scholes pricing model with the following assumptions:

	At June 30, 2022	Remaining 2022	New Derivative 2022	At December 31, 2021

Stock Price	$0.0086	$.0120	$.0168	$0.0052
Exercise Price	$0.0058	$.0062	$.0082	$0.0039
Expected Life (Years)	0.85	0.34	1.00	0.74
Volatility	171%	171%	132%	95%
Dividend Yield	0%	0%	0%	0%
Risk-Free Interest Rate	2.80%	1.72%	2.16%	0.39%

Fair value:
Conversion feature	$833,000	$3,639,000	$680,000	$2,121,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the six months ended June 30, 2022, the Company recognized derivative liabilities of $680,000 upon issuance of additional secured convertible debentures (see Note 9), and the derivative liability balance was increased by $1,671,000, representing the change in the fair value of the derivative liability from the respective prior period recorded as a component of other expenses. In addition, prior to the conversion of certain notes payable, the derivative liability balance related to the embedded conversion feature of these notes were revalued to $3,639,000 and extinguished upon conversion. The remaining derivative liabilities were revalued at $833,000 at June 30, 2022.

NOTE 11 – LEASE LIABILITIES

The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company leases its office and warehouse locations, and certain warehouse equipment. Leases with an initial term of 12 months or less are not included on the balance sheets.

F-43

Operating Leases

The Company leases approximately 4,500 square feet of corporate office and warehouse space located at 746 North Drive, Suite A, Melbourne, Florida 32934. The lease is for a five-year term and expires on May 31, 2023. The initial monthly base rent was approximately $3,994, plus state taxes. The monthly base rent increases annually by 3 percent.

The Company leases a 30,000 square foot warehouse and main distribution hub in Greer, South Carolina. The lease is for a 63-month term that commenced in May 2019 and expires on August 1, 2026. Beginning in April 2020, the Company’s monthly rent includes monthly base payments of $10,200, plus applicable monthly CAM fees (“Common Area Maintenance”). The monthly base rent increases annually by 2 percent.

The Company leases a 10,000 square foot distribution hub in Conway, South Carolina. The lease is for a 62-month term that commenced in October 2021 and expires in November 2026. The Company’s monthly rent is approximately $7,261 plus applicable monthly CAM fees (Common Area Maintenance). The monthly base rent increases annually by 1.5 percent.

Finance Leases

On March 17, 2020, the Company entered into a lease agreement for equipment. The finance lease is for a 62-month term that commenced in April 2020 and expires in March 2025. The agreement includes monthly payments of $676.

During the six months ended June 30, 2022 and 2021, lease costs totaled $152,841 and $93,569, respectively.

Our ROU asset balance was $966,955 as of December 31, 2021. During the six months ended June 30, 2022, the Company recorded reduction of ROU assets of $96,219 related to its leases, resulting in an ROU asset balance of $870,736 as of June 30, 2022.

As of December 31, 2021, lease liabilities totaled $1,052,720, comprised of finance lease liabilities of $25,481 and operating lease liabilities of $1,027,239. During the six months ended June 30, 2022, the Company made payments of $3,798 against its finance lease liability and $99,476 against its operating lease liability. As of June 30, 2022, lease liabilities totaled $949,446, comprised of finance lease liabilities of $21,683 and operating lease liabilities of $927,763. At June 30, 2022, the current portion of lease liabilities was $224,162, leaving a long-term lease liabilities balance of $725,284.

As of June 30, 2022, the weighted average remaining lease terms for operating lease and finance lease are 4.14 years and 2.75 years, respectively. As of June 30, 2022, the weighted average discount rate for operating lease is 10.00% and 2.09% for finance lease.

Future minimum lease payments under the leases are as follows:

Years Ending December 31,	Amount
2022 (remaining)	$154,969
2023	282,347
2024	262,715
2025	261,083
2026 and thereafter	198,217
Total payments	1,159,331
Less: Amount representing interest	(209,885)
Present value of net minimum lease payments	949,446
Less: Current portion	(224,162)
Non-current portion	$725,284

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NOTE 12 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s issued and outstanding preferred stock, par value $0.00001 per share, at June 30, 2022 and December 31, 2021 was 988,000 and 988,000, respectively. The Board, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations, and restrictions of the shares of each series.

Series A Preferred Stock

The Company had authorized 4,000,000 shares of Series A Preferred Stock, par value of $0.00001 per share (the “Series A Preferred Stock”), of which no shares were issued or outstanding at June 30, 2022 and December 31, 2021, respectively. Each share of Series A Preferred Stock, when outstanding, could have been converted into one share of Common Stock.

Series B Preferred Stock

The Company had authorized 1,200,000 shares of Series B Preferred Stock, par value of $0.00001 per share (the “Series B Preferred Stock”), of which 488,000 were issued and outstanding at June 30, 2022 and December 31, 2021, respectively. Each share of Series B Preferred Stock may be converted into one share of Common Stock.

Series C Preferred Stock

On July 8, 2020, the Company reduced the authorized number of Series C Preferred Stock from 3,300,000 to 250 shares, par value $0.00001 per share (the “Series C Preferred Stock”), by filing a Certificate of Designation of the Preferences, Rights, and Limitations of the Series C Preferred Stock with the Secretary of State of the State of Delaware. The Company also amended the terms of the Series C Preferred Stock. The holders of shares of the Series Preferred C Stock are now entitled to 2,000,000 votes for every share of our Series Preferred C Stock held. The holders of the Series Preferred C Stock are not entitled to receive dividends. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment will be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to be paid out of the Company’s assets an amount equal to $1.00 in the aggregate for all issued and outstanding shares of the Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares) (the “Preference Value”). After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock, our remaining assets legally available for distribution, if any, will be distributed ratably to the holders of the Common Stock. The Series C Preferred Stock has conversion rights, whereby each share of the Series C Preferred Stock automatically converts into one share of Common Stock on the one-year anniversary of the issuance date.

The Company has authorized 250 shares, of Series C Preferred Stock of which 140 shares were issued and outstanding December 31, 2020. In July 2021 each share of the Series C Preferred Stock automatically converted into one share of Common Stock on the one-year anniversary of the issuance date. At June 30, 2022 and December 31, 2021, no shares of Series C Preferred Stock were issued and outstanding.

Series D Preferred Stock

The Company had authorized 500,000 shares of Series D Preferred Stock, par value of $0.00001 per share (the “Series D Preferred Stock”), of which 500,000 shares were issued and outstanding at June 30, 2022 and December 31, 2021, respectively. Each share of the Series D Preferred Stock may be converted into 1,000 shares of Common Stock.

Common Stock

The Company has authorized 2,500,000,000 shares of the Common Stock, respectively, of which 1,709,122,945 shares were issued and outstanding at June 30, 2022, and 1,004,709,546 were issued and outstanding at December 31, 2021.

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Equity Transactions

On April 1, 2022, the Company granted 1,000,000 shares of Common Stock to Peter Troy pursuant to that certain Employment Agreement dated October 1, 2021, by and between Mr. Troy and the Company. At the date of grant, the fair market value of the shares was $0.0085 per share based on the closing price of the Common Stock, for a total value of $8,500.

During the six months ended June 30, 2022, the Company issued an aggregate of 678,413,399 shares of Common Stock with a fair value of $5,859,165 upon the conversion of $2,600,000 of principal, and $137,128 of accrued interest on its secured convertible debentures, at an average price of $0.0040 (see Note 9).

During the six months ended June 30, 2022, and in connection with the issuance of the debenture, the Company issued to the lender 25,000,000 shares of the Company’s common stock at a price of $0.0040 per share (see Note 8). The fair value of the 25,000,000 shares issued was $135,000 and recorded as a debt discount in the accompanying condensed consolidated balance sheet.

During the six months ended June 30, 2021, the Company issued an aggregate of 55,464,596 shares of Common Stock with a fair value of $1,122,984 upon the conversion of $1,100,000 of principal, and $22,882 of accrued interest on its secured convertible debentures, at an average price of $0.0204.

During the six months ended June 30, 2021, the Company issued 9,000,000 shares of its Common Stock with a fair value of $270,900 for the acquisition of S and S.

Common Stock Issuable

On August 12, 2015, the Company entered into an Employment Agreement with Robert Clark (the “Clark Employment Agreement”). On December 1, 2016, the Company entered into an Amendment to Employment Agreement (the “Clark Amendment”; and, together with the Clark Employment Agreement, the “Amended Clark Employment Agreement”). Pursuant to the terms of the Amendment Clark Employment Agreement, the Company agreed to issue, among other securities, 200,000,000 shares of the Common Stock. Immediately, Mr. Clark decided to defer receipt of 80,000,000 of such shares; thus leaving 120,000,000 shares of the Common Stock to be issued to him.

The 120,000,000 shares of the Common Stock were issued to Mr. Clark, as follows: (i) on October 28, 2015, the Company issued 30,000,000 of such shares; (ii) on March 2, 2016, the Company issued 40,000,000 of such, and (iii) on Mary 16, 2016, the Company issued 50,000,000 of such shares. On April 19, 2018, (i) 40,000,000 shares were cancelled and returned to the Company, and on July 31, 2019, (ii) an additional 50,000,000 shares were cancelled and returned to the Company. Accordingly, as of December 31, 2019, the Company owed to Mr. Clark an aggregate of 170,000,000 shares to be reissued to him upon his request pursuant to the terms of the oral agreement with him which were valued at $1,386,497 based on their fair value at the date of grant. The common shares issuable balance at June 30, 2022 and December 31, 2021 were $1,386,497.

Summary of Warrants

A summary of warrants for the six months ended June 30, 2022, is as follows:

		Weighted
	Number	Average
	of	Exercise
	Warrants	Price
Balance outstanding, December 31, 2021	170,000,000	$0.03
Warrants granted	8,333,333	0.03
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding, June 30, 2022	178,333,333	$0.03
Balance exercisable, June 30, 2022	178,333,333	$0.03

F-46

Information relating to outstanding warrants at June 30, 2022, summarized by exercise price, is as follows:

	Outstanding			Exercisable
Exercise Price Per Share	Shares	Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.03	158,333,333	2.01	$0.03	158,333,333	$0.03
$0.05	20,000,000	0.87	$0.05	20,000,000	$0.02
	178,333,333	1.89	$0.03	178,333,333	$0.03

Based on the fair market value of $0.0086 per share on June 30, 2022, there was no intrinsic value attributed to both the outstanding and exercisable warrants at June 30, 2022.

In connection with the issuance of convertible secured debentures on May 2, 2022 (see Note 9), the Company granted warrants with a relative fair value of $103,000 to purchase up to an aggregate of 8,333,333 shares of the Common Stock. Each warrant has a three-year term from issuance and is immediately exercisable at an exercise price of $0.03 per share, subject to adjustment. The relative fair value of these options at grant date was approximately $103,000, which was determined using a Black-Scholes-Merton option pricing model with the following assumptions: fair value of our stock price of $0.0180 per share, the expected term of three years, volatility of 132%, dividend rate of 0%, and risk-free interest rate of 2.16%.

NOTE 13 – SUBSEQUENT EVENTS

Subsequent to June 30, 2022, the Company issued an aggregate of 72,033,921 shares of Common Stock upon the conversion of $300,000 of principal, and $2,542 of accrued interest on its secured convertible debentures, at an average price of $0.0042 (see Note 9).

Pursuant to a Securities Purchase Agreement dated July 28, 2022 (the “SPA”), the Company completed a private placement of a Senior Secured Promissory Note (the “Senior Note”) with an initial principal amount of $595,000 and the grant of a common stock purchase Warrant (the “Warrant”) that is exercisable for the purchase of up to an aggregate of 100,000,000 million shares (the “Warrant Shares”) of its Common Stock with an otherwise unrelated third-party investor (the “Investor”). In addition, to secure the Company’s obligations to the Investor under the Senior Note, the Company also entered into a Security Agreement (the “Security Agreement”) with and in favor of the Investor. The Company’s subsidiaries are also parties to the Security Agreement.

The transactions contemplated by the SPA were consummated on July 29, 2022 (the “Issue Date”). Upon the funding, the Company sold and issued the Senior Note and granted the Warrant. Pursuant to the SPA, the purchase price for the Senior Note was $595,000, less $92,325 in fees, which consisted of an 8% “original issue discount” of $47,500, due diligence and structuring fees of $38,325, and $6,500 for the Investor’s legal fees.

The Senior Note is due 12 months from its issuance date and is secured by all of the Company’s assets and the assets of each of its subsidiaries pursuant to the Security Agreement. The security interest granted to the Investor under the Security Agreement is subordinate to the continuing security interest that remains in effect pursuant to the previous grant of a security interest in connection with a still-outstanding debenture to an earlier investor. Initially, the Senior Note is convertible into shares of the Company’s Common Stock (the “Conversion Shares”) at a fixed conversion price of $0.0045 per share, subject to adjustment due to merger, consolidation, exchange of shares, recapitalization, reorganization, or similar event as set forth in the Senior Note (the “Conversion Price”). The Senior Note contains an adjustment provision that, subject to certain exceptions, reduces the conversion price if the Company issues shares of its Common Stock or common stock equivalents at a price lower than the then-current Conversion Price of the Senior Note. Upon any stock splits, reverse stock splits, distributions, stock dividends, or other similar event, the Investor will be entitled to participate in such an event on an “as converted” basis. The Senior Note is subject to a “conversion blocker” such that the Investor cannot convert any portion of the Senior Note that would result in the Investor and its affiliates holding more than 4.99% of the then-issued and outstanding shares of the Company’s Common Stock following such conversion (excluding, for purposes of such determination, shares of the Common Stock issuable upon conversion of the Senior Note or exercise of the Warrant that had not then been converted or exercised, respectively). The Investor does not have the right to convert the Senior Note until six months after the Issue Date. The Senior Note accrues interest at an annual rate equal to 10% and is due and payable on its maturity date (or sooner if the Investor converts the Senior Note or otherwise accelerates the maturity date, as provided for in the Senior Note). Interest is payable in cash on the maturity date or, in shares of the Common Stock at the then-current Conversion Price if the Investor converts the Senior Note or otherwise accelerates the maturity date, as provided for in the Senior Note.

F-47

KONA GOLD BEVERAGE INC.

[●] Shares of Common Stock,

Pre-funded Warrants to Purchase [●] Shares of Common Stock,

and

Warrants to Purchase [●] Shares of Common Stock

PROSPECTUS

[●] 2022

Through and including October [●], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offer and sale of our shares of Common Stock in this offering. All amounts listed below are estimates.

Itemized expense	Amount
SEC registration fee
Nasdaq listing fee
FINRA filing fee
Printing and engraving expenses
Transfer agent and registrar fees
Legal fees and expenses
Accounting fees and expenses
Total

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our A&R Certificate of Incorporation, as may be further amended and restated and in effect from time to time, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of our A&R Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our A&R Certificate of Incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against the expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL.

Our A&R Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee, or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

For purposes of this Item 15, Recent Sales of Unregistered Securities, the conversion rights for our Series B Preferred Stock, our Series C Preferred Stock, and our Series D Preferred Stock are based on the terms of the applicable Certificate of Designation of the Preferences, Rights, and Limitations then in effective at the time of conversion. For additional information, please see the section entitled “Description of Securities.”

II-1

2019

On January 16, 2019, pursuant to the terms of an employment agreement with Chad Webb, we issued 5,000,000 shares of our Common Stock as payment of $277,000 in compensation owed for services provided. The shares had a per-share fair market value of $0.0554, based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On February 11, 2019, Matthew Nicoletti, owner and Chief Executive Officer of Quantum Capital Group LLC, converted the remaining 55,000 shares of our Series C Preferred Stock that had been issued pursuant to the March 2017 Subscription Agreement into 55,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.0840 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $4,620,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On March 18, 2019, Mr. Nicoletti converted 58,000 of the shares of our Series C Preferred Stock that had been issued in connection with the December 2017 Subscription Agreement into 58,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.0785 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $4,553,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On April 17, 2019, Mr. Nicoletti converted the remaining 52,000 shares of our Series C Preferred Stock that had been issued pursuant to the December 2017 Subscription Agreement into 52,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.076 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $3,952,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 100,000 shares of our Common Stock to each of Jazmin Gonzalez and Michelle Motta on May 23, 2019, as an incentive bonus of $13,100 each. At the date of issuance, the per-share fair market value was $0.131 based on the closing price of our Common Stock on the date of issuance as reported by the OTCM. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering). On November 7, 2019, the 100,000 shares that had been issued to Michelle Motta were forfeited to us and cancelled.

We entered into a sponsorship agreement with Ryan Dodd, a professional waterski jumper, on May 1, 2019 (the “Dodd Agreement”), and, in connection therewith, issued him 262,500 shares of our Common Stock on May 23, 2019 as payment of $34,388 for his sponsorship. At the date of issuance, the shares of our Common Stock had a fair market value of $0.131 per share based on the closing price of our Common Stock on the date of issuance as reported by the OTCM. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering).

On June 13, 2019, we, through our wholly-owned subsidiary, HighDrate, entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Tre Holdco Inc. (“Tre Holdco”). Pursuant to the Settlement Agreement, Tre Holdco assigned U.S. Trademark Reg. No. 5,351,770 for the mark “HighDrate” to us and, in exchange, we paid to Tre Holdco a cash payment in the amount of $22,500 and issued to Tre Holdco 500,000 shares of our Common Stock. The shares were issued on June 17, 2019 and, on such date, the per-share fair market value, based on the closing price of our Common Stock as reported by the OTCM, was $0.1185, or an aggregate fair market value of $59,245. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the shares of our Common Stock did not involve any public offering).

On July 2, 2019, Mr. Nicoletti converted 50,000 of the shares of our Series C Preferred Stock that had been issued in connection with the 2018 Subscription Agreement into 50,000,000 shares of our Common Stock. Our Common Stock on the date of conversion had a per-share fair market value of $0.1076 based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $5,380,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On July 11, 2019, Mr. Nicoletti converted the remaining 56,000 shares of our Series C Preferred Stock that had been issued pursuant to the 2018 Subscription Agreement into 56,000,000 shares of our Common Stock. Our Common Stock had a per-share fair market value of $0.1135 at the date of conversion based on the closing price of our Common Stock as reported by the OTCM on that date, or an aggregate fair market value of $6,356,000.We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act in that the issuance of shares of our Common Stock did not involve any public offering).

Pursuant to the terms of the Outlaw Agreement, on July 30, 2019, we issued 10,000,000 shares of our Common Stock to our independent director, William Jeffrey Outlaw, as payment of $800,000 for his services in that capacity. At the date of issuance, the per-share fair market value was $0.111 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

2020

We issued 5,000,000 shares of our Common Stock on January 27, 2020 to Lori Radcliffe pursuant to the Radcliffe Employment Agreement with us. At the date of issuance, the per-share fair market value of the shares was $0.0637 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance or an aggregate fair market value of $318,500. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

II-2

We issued 5,000,000 shares of our Common Stock on April 3, 2020 to Paul O’Renick pursuant to an Employment Agreement dated October 1, 2019, representing $157,500 in compensation for services provided. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 85,000 shares of our Common Stock on April 3, 2020 to Ryan Dodd pursuant to the Dodd Agreement. At the date of issuance, the per-share fair market value was $0.0315 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance, or an aggregate fair market value of $2,578, as a sponsorship payment. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On May 14, 2020, we executed a securities purchase agreement with an otherwise unaffiliated third-party investor (the “May 2020 SPA”). In connection therewith, we agreed to sell and issue three secured convertible debentures (the “May 2020 Debentures”) and granted one Warrant (the “May 2020 Warrant”). The date of the sale and issuance of the first debenture, in the initial principal amount of $250,000, was May 14, 2020. The date of the sale and issuance of the second debenture, in the initial principal amount of $250,000, was July 20, 2020. The date of the sale and issuance of the third debenture, in the initial principal amount of $500,000, was December 31, 2020. In connection with the transactions contemplated by the May 2020 SPA, we also granted the investor a three-year Warrant for the purchase up to 20,000,000 shares of our Common Stock (the “May 2020 Warrant Shares”). Concurrently with the execution of the May 2020 SPA, we also entered into the May 2020 Registration Rights Agreement with the investor for the registration of the shares underlying the debentures and the Warrant. That registration statement was declared effective on December 31, 2020. We issued the May 2020 Debentures and granted the May 2020 Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the debentures and grant of the Warrant, and the shares of our Common Stock issuable upon conversions or exercises of the debentures and the Warrant, respectively, did not involve any public offering). We used the proceeds from the debentures that we sold and issued under the May 2020 SPA for general corporate purposes.

We sold and issued an additional secured convertible debenture to the third-party investor in the original principal amount of $100,000 on November 30, 2020. We did not grant any registration rights in connection with our sale and issuance of the additional debenture. We issued the additional debenture in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of the additional debenture, and shares of our Common Stock issuable upon conversion of the additional debenture, did not involve any public offering). We repaid the debenture in cash in December 2020. We used the proceeds from this debenture for general corporate purposes.

On July 10, 2020, we issued 4,000,000 shares of our Common Stock upon the conversion of 4,000,000 shares of our Series A Preferred Stock to Robert Clark and Joseph Thornburg. The shares of our Common Stock on the date of issuance had a per-share fair market value of $0.0346, which was based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the shares of our Common Stock issuable upon conversion did not involve any public offering).

On July 14, 2020, we issued 140 shares of our Series C Preferred Stock to Robert Clark, our President and Chief Executive Officer. We owe Mr. Clark 170,000,000 shares of our Common Stock at any time that Mr. Clark requests that these shares be issued to him. The 140 shares of our Series C Preferred Stock is convertible into 140 shares of our Common Stock. Thus, following this issuance, we owe Mr. Clark 169,999,860 shares of our Common Stock. At the date of issuance, the per-share fair market value of the shares was $0.0312 based on the closing price of our Common Stock as reported by the OTCM on the date of issuance. We issued the shares of our Series C Preferred Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Series C Preferred Stock, and shares of our Common Stock issuable upon conversion of our Series C Preferred Stock did not involve any public offering). The 140 shares of Series C Preferred Stock were, pursuant to its Certificate of Designation, automatically converted into 140 shares of our Common Stock on the one-year anniversary of their issuance.

2021

On February 18, 2021, we executed a securities purchase agreement with the investor (the “February 2021 SPA”). In connection therewith, we agreed to sell and issue the February 2021 Debentures and granted the February 2021 Warrant, exercisable for up to 50,000,000 February 2021 Warrant Shares at an initial exercise price of $0.03 per share. We sold and issued to the third-party investor a debenture in the original principal amount of $900,000 and granted the February 2021 Warrant promptly after entering into the February 2021 SPA. We sold and issued a “partial” Second February 2021 Debenture on May 6, 2021 in the original principal amount of $200,000. We sold and issued the balance of the Second February 2021 Debenture in the original principal amount of $400,000 on June 9, 2021 when this Registration Statement for the February 2021 SPA was declared effective by the SEC. We issued the February 2021 Debentures and granted the February 2021 Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the February 2021 Debentures and the February 2021 Warrant, and the shares of our Common Stock issuable upon conversion or exercise of the February 2021 Debentures and the February 2021 Warrant, respectively, did not involve any public offering). Concurrently with the execution of the February 2021 SPA, we also entered into the February 2021 Registration Rights Agreement with the investor for the registration of the shares underlying the February 2021 Debentures and the February 2021 Warrant. We used the proceeds from the debentures that we sold and issued under the February 2021 SPA for general corporate purposes.

We issued 3,000,000 shares of our Common Stock to William J. Stineman on July 30, 2021, pursuant to his employment agreement with us. We issued a further 5,000,000 shares of our Common Stock to him effective December 23, 2021, also pursuant to his employment agreement. As of the date of his employment agreement (December 23, 2020), which contained our contractual commitment to issue to him the aggregate 8,000,000 shares, the per-share fair market value of the shares was $0.0265 based on the closing price of the Common Stock as reported by the OTCM on that date, for a total value of $212,000. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

We issued 100,000 shares of our Common Stock to John Torrence on July 30, 2021 as a performance award. At the date of issuance, the per-share fair market value of the shares was $0.018 based on the closing price of the Common Stock as reported by the OTCM on the date of issuance, for a total value of $1,800. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

II-3

On August 20, 2021, we executed a securities purchase agreement with the investor (the “August 2021 SPA”). In connection therewith, we agreed to sell and issue the August 2021 Debentures and granted the August 2021 Warrant, exercisable for up to 100,000,000 August 2021 Warrant Shares at an initial exercise price of $0.03 per share. We sold and issued to the third-party investor a debenture in the original principal amount of $1,500,000 and granted the August 2021 Warrant promptly after entering into the August 2021 SPA. We will sell and issue the Second August 2021 Debenture in the original principal amount of $1,500,000 promptly upon the later of (i) the SEC declaring effective this Registration Statement that we are obligated to file not later than September 21, 2021 or (ii) November 1, 2021. We issued the August 2021 Debentures and granted the August 2021 Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the August 2021 Debentures and the August 2021 Warrant, and the shares of our Common Stock issuable upon conversion or exercise of the August 2021 Debentures and the August 2021 Warrant, respectively, did not involve any public offering). Concurrently with the execution of the August 2021 SPA, we also entered into the August 2021 Registration Rights Agreement with the investor for the registration of the shares underlying the August 2021 Debentures and the August 2021 Warrant. We used the proceeds from the debentures that we sold and issued under the August 2021 SPA for general corporate purposes.

2022

We issued 1,000,000 shares of our Common Stock to Peter Troy on April 11, 2022, pursuant to his employment agreement with us, dated October 1, 2021. At the date of grant, the per-share fair market value of the shares was $0.0085 based on the closing price of the Common Stock as reported by the OTCM on the date of grant, for a total value of $8,500. We issued the shares of our Common Stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act (in that the issuance of shares of our Common Stock did not involve any public offering).

On May 3, 2022, we executed a Securities Purchase Agreement with the investor. In connection therewith, we sold and issued a Secured Convertible Debenture in the initial principal amount of $500,000 and granted a Common Stock Purchase Warrant, exercisable for up to 8,333,333 shares of our Common Stock at an initial exercise price of $0.03 per share. We issued the Debenture and granted the Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the Debenture and the grant of the Warrant, and the shares of our Common Stock issuable upon conversion or exercise of the Debenture and the Warrant, respectively, did not involve any public offering). We used the proceeds from the Debenture for general corporate purposes.

On July 28, 2022, we executed a Securities Purchase Agreement with the investor. In connection therewith, we sold and issued a Senior Secured Promissory Note in the initial principal amount of $595,000 and granted a Common Stock Purchase Warrant, exercisable for up to 100,000,000 shares of our Common Stock at an initial exercise price of $0.0045 per share. We issued the Note and granted the Warrant in reliance on the exemption from registration pursuant to Rule 506 promulgated under the Securities Act (in that the issuance of the Note and the grant of the Warrant, and the shares of our Common Stock issuable upon conversion or exercise of the Note and the Warrant, respectively, did not involve any public offering). We used the proceeds from the Note for general corporate purposes.

II-4

ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.2	Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.3	Certificate of Designation of the Preferences, Rights, and Limitations of the Series B Preferred Stock is incorporated herein by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.4	Certificate of Designation of the Preferences, Rights, and Limitations of the Series C Preferred Stock is incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.5	Certificate of Designation of the Preferences, Rights, and Limitations of the Series D Preferred Stock is incorporated herein by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

3.6	Certificate of Amendment to Amendment and Restated Certificate of Incorporation, is incorporated herein by reference to Exhibit 3.6 of Amendment No. 1 to the Company Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

4.1	Form of Debenture is incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

4.2	Warrant is incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

4.3	Form of Stand-alone Debenture is incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 (File No.333-239883), filed with the SEC on December 14, 2020.

4.4	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., on February 11, 2021 is incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

4.5	Form of Warrant of the registrant granted to YAII PN, Ltd., on February 11, 2021 is incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

4.6	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., effective August 23, 2021 is incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

4.7	Form of Warrant of the registrant granted to YAII PN, Ltd., effective August 23, 2021 is incorporated herein by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

4.8	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., effective May 4, 2022 is incorporated herein by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

4.9	Form of Warrant of the registrant granted to YAII PN, Ltd., effective May 4, 2022 is incorporated herein by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

4.10	Form of Secured Convertible Senior Note of the registrant sold and issued to Mast Hill Fund, L.P., dated July 28, 2022 is incorporated herein by reference to Exhibit 4.10 of the Company’s Current Report on Form 8-K, filed with the SEC on August 3, 2022.

4.11	Form of Warrant of the registrant granted to Mast Hill Fund, L.P., dated July 28, 2022 is incorporated herein by reference to Exhibit 4.11 of the Company’s Current Report on Form 8-K, filed with the SEC on August 3, 2022.

5.1	Opinion of Clark Hill LLP (to be filed by amendment).

10.1	Securities Purchase Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.2	Registration Rights Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.3	Independent Contractor Agreement by and between Kona Gold LLC and OPTN Companies Inc., dated April 15, 2020 is incorporated herein by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.4	Board of Directors Offer Letter between the Company and Matthew Crystal, dated July 24, 2018 is incorporated herein by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

4.4a	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., on February 11, 2021 is incorporated herein by reference to Exhibit 4.4a of the Company’s Quarterly Current Report on Form 10-Q, filed with the SEC on November 15, 2021.

10.5	Board of Directors Offer Letter between the Company and William Jeffrey Outlaw, dated September 3, 2019 is incorporated herein by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.6	Form of Distribution Agreement is incorporated herein by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.7	Membership Interest Purchase Agreement by and among Elev8 Hemp LLC, PLAD, Inc., and the Company, dated October 10, 2016, is incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.8	Securities Exchange and Settlement Agreement by and between Elev8 Brands, Inc., and the Company, dated March 6, 2018, is incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.9	Securities Exchange and Settlement Agreement by and between Elev8 Brands, Inc., and the Company, dated November 26, 2019 is incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.10	Employment Agreement by and between Christopher Selinger and the Company, dated September 1, 2018 is incorporated herein by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.11	Lease Agreement by and between Kona Gold, LLC and Hay Investment Properties, Inc., dated June 1, 2018 is incorporated herein by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

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10.12	Triple Net Lease Agreement by and between Gold Leaf Distribution, LLC and 3090 S. Hwy 14, LLC, dated May 22, 2019 is incorporated herein by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.13	Lease Modification Agreement by and between Gold Leaf Distribution, LLC and 3090 S. Hwy 14, LLC, dated April 21, 2020 is incorporated herein by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.14	Line of Credit Agreement by and between Robert Clark and Gold Leaf Distribution, LLC, dated August 29, 2019 is incorporated herein by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.14a*	Line of Credit and Security Agreement Modification Agreement #3 by and between Robert Clark and Gold Leaf Distribution, LLC, dated August 23, 2022.

10.15	Line of Credit Agreement by and between Robert Clark and Kona Gold, LLC, dated April 4, 2019 is incorporated herein by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.16	Line of Credit Agreement by and between Matthew Nicoletti and Kona Gold, LLC, dated May 5, 2018 is incorporated herein by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.17	Standard Promissory Note issued by Gold Leaf Distribution in favor of Robert Clark, dated February 19, 2019 is incorporated herein by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.18	Standard Promissory Note issued by Kona Gold, LLC in favor of Robert Clark, dated January 15, 2019 is incorporated herein by reference to Exhibit 10.18 of Amendment No. 1 to the Company Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.19	Employment Agreement by and between the Company and Robert Clark, dated August 12, 2015 is incorporated herein by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.20	Employment Agreement by and between the Company and Lori Radcliffe, dated October 8, 2019 is incorporated herein by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.20a	Employment Agreement Amendment by and between the Company and Lori Radcliffe, dated September 14, 2021 is incorporated herein by reference to Exhibit 10.20a of the Company’s Registration Statement on Form S-1 (File No.: 333-259718), filed with the SEC on September 22, 2021.

10.21	Amendment to Employment Agreement by and between the Company and Robert Clark, dated December 1, 2016 is incorporated herein by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.22	Agreement by and between the Company and Ryan Dodd, dated May 1, 2019 is incorporated herein by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.23	Amendment to Employment Agreement by and between Christopher Selinger and Kona Gold Solutions, Inc., dated May 1, 2020 is incorporated herein by reference to Exhibit 10.23of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.24	Amendment to Employment Agreement by and between Christopher Selinger and the Company, dated January 1, 2019 is incorporated herein by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.25	Security Agreement by and between the Company and YAII PN, Ltd., dated May 14, 2020 is incorporated herein by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.26	Line of Credit and Security Agreement Modification Agreement by and between Kona Gold LLC and Robert Clark, dated April 1, 2020 is incorporated herein by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.27	Line of Credit and Security Agreement Modification Agreement by and between Gold Leaf Distribution LLC and Robert Clark, dated April 1, 2020 is incorporated herein by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on July 16, 2020.

10.28	Terms of Oral Agreement between the Company and Robert Clark is incorporated herein by reference to Exhibit 10.28 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.29	Waiver Agreement by and between the Company and YAII PN, Ltd., dated October 14, 2020, is incorporated herein by reference to Exhibit 10.29 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.30	Paycheck Protection Promissory Note issued in favor of Wells Fargo Bank, N.A. dated May 4, 2020, is incorporated herein by reference to Exhibit 10.30 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.31	Paycheck Protection Promissory Note issued in favor of Wells Fargo Bank, N.A. dated May 4, 2020, is incorporated herein by reference to Exhibit 10.31 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on October 26, 2020.

10.32	Securities Purchase Agreement by and between the Company and YAII PN, Ltd., dated November 30, 2020, is incorporated herein by reference to Exhibit 10.32 to the Company’s Registration Statement on Form S-1 (File No.: 333-239883), filed with the SEC on December 14, 2020.

10.33	Form of Securities Purchase Agreement between the registrant and YAII PN, Ltd., for a transaction that closed on February 11, 2021 is incorporated herein by reference to Exhibit 10.28 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

10.34	Form of Registration Rights Agreement by and between the registrant and YAII PN, Ltd., for a transaction that closed on February 11, 2021 is incorporated herein by reference to Exhibit 10.29 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

10.35	Form of Amended and Restated Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed on February 11, 2021 is incorporated herein by reference to Exhibit 10.30 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

10.36	Form of Intellectual Property Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed on February 11, 2021 is incorporated herein by reference to Exhibit 10.31 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

10.37	Form of Amended and Restated Global Guaranty Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed on February 11, 2021 is incorporated herein by reference to Exhibit 10.32 of the Company’s Current Report on Form 8-K, filed with the SEC on February 18, 2021.

10.38	Form of Securities Purchase Agreement between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021 is incorporated herein by reference to Exhibit 10.38 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

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10.39	Form of Registration Rights Agreement by and between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021 is incorporated herein by reference to Exhibit 10.39 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

10.40	Form of Second Amended and Restated Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021 is incorporated herein by reference to Exhibit 10.40 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

10.41	Form of Intellectual Property Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021 is incorporated herein by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

10.42	Form of Second Amended and Restated Global Guaranty Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021 is incorporated herein by reference to Exhibit 10.42 of the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2021.

10.43	Agreement of Lease by and between Gold Leaf Distribution, LLC and RFMD-SC, LLC, dated August 30, 2021 is incorporated herein by reference to Exhibit 10.43 of the Company’s Registration Statement on Form S-1, filed with the SEC on September 22, 2021.

10.44	Form of Securities Purchase Agreement between the registrant and YAII PN, Ltd., for a transaction that closed and funded on May 4, 2022 is incorporated herein by reference to Exhibit 10.44 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

10.45	Form of Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on May 4, 2022 is incorporated herein by reference to Exhibit 10.45 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

10.46	Form of Intellectual Property Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on May 4, 2022 is incorporated herein by reference to Exhibit 10.46 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

10.47	Form of Global Guaranty Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on May 4, 2022 is incorporated herein by reference to Exhibit 10.47 of the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2022.

10.48	Form of Securities Purchase Agreement between the registrant and Mast Hill Fund, L.P., for a transaction that closed and funded on July 29, 2022 is incorporated herein by reference to Exhibit 10.48 of the Company’s Current Report on Form 8-K, filed with the SEC on August 3, 2022.

10.49	Form of Security Agreement of the registrant and its subsidiaries in favor of Mast Hill Fund, L.P., for a transaction that closed and funded on July 29, 2022 is incorporated herein by reference to Exhibit 10.49 of the Company’s Current Report on Form 8-K, filed with the SEC on August 3, 2022.

21.1	List of subsidiaries of the registrant is incorporated herein by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2021.

23.1*	Consent of Independent Registered Public Accounting Firm, filed herewith.

23.2*	Consent of Independent Registered Public Accounting Firm, filed herewith.

23.3	Consent of Legal Counsel (included in Exhibit 5.1) (to be filed by amendment).

24	Power of Attorney (included on signature page).

107*	Calculation of Filing Fee Table

*Filed herewith

101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or issuances are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Melbourne, State of Florida, on August 31, 2022.

KONA GOLD BEVERAGE, INC.

By:	/s/ Robert Clark
Robert Clark

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Robert Clark and Lori Radcliffe as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Clark	Dated: August 31, 2022
Robert Clark President, Chief Executive Officer, Secretary and Chairman and Director

/s/ Lori Radcliffe	Dated: August 31, 2022
Lori Radcliffe, Chief Financial Officer

/s/ Matthew Crystal	Dated: August 31, 2022
Matthew Crystal, Director

/s/ William Jeffrey Outlaw	Dated: August 31, 2022
William Jeffrey Outlaw, Director

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